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As filed with the Securities and Exchange Commission on February 11, 2008

File No. 333-147305

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3
TO
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

iSTAR ACQUISITION CORP.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	61-1542253 (I.R.S. Employer Identification Number)

1114 Avenue of the Americas
39th Floor
New York, New York 10036
(212) 930-9400
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Jay Nydick
Chief Executive Officer and President
1114 Avenue of the Americas
39th Floor
New York, New York 10036
(212) 930-9400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kathleen L. Werner, Esq. Clifford Chance US LLP 31 West 52nd Street New York, New York 10019 (212) 878-8000 (212) 878-8375—Facsimile	Edward F. Petrosky, Esq. Samir A. Gandhi, Esq. Sidley Austin LLP 787 Seventh Avenue New York, New York 10019 (212) 839-5300 (212) 839-5599—Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

         If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange
Commission is effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 11, 2008

PRELIMINARY PROSPECTUS

$500,000,000

iSTAR ACQUISITION CORP.
50,000,000 Units

           iStar Acquisition Corp. is a blank check company recently formed for the purpose of acquiring one or more operating businesses, or a portion of such business or businesses, through a merger, capital stock exchange, stock purchase, asset acquisition, or other similar business combination. We intend to focus initially on operating businesses in the alternative asset management industry, but we may pursue opportunities in other industries, subject to our corporate stockholder's right of first offer. We do not have any specific business combination under consideration and we have not, nor has anyone on our behalf, contacted or been contacted by, any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction or taken any direct or indirect measures to locate a specific target business or consummate a business combination. If we are unable to consummate our initial business combination within 24 months from the date of this prospectus, but have entered into a letter of intent or definitive agreement with respect to our initial business combination, we may seek stockholder approval to extend the period of time to consummate our initial business combination by up to an additional six months. In order to extend the period of time by up to an additional six months (i) a majority of the shares of our common stock voted by public stockholders must be voted in favor of the extension and (ii) public stockholders owning less than 35% of the shares of our common stock sold in this offering must both vote against the extension and exercise their conversion rights in connection with such vote, each as described in this prospectus. If we fail to consummate our initial business combination within such 24-month period (or 30-month period if our public stockholders approve the extension), our corporate existence will automatically cease, except for the purposes of winding up our affairs and our liquidation.

           This is an initial public offering of our securities. We are offering 50,000,000 units. Each unit will be offered at a price of $10.00 per unit and will consist of:

  •
  one share of our common stock; and

  •
  one warrant.

           Each warrant entitles the holder to purchase one share of our common stock at a price of $7.00. Each warrant will become exercisable on the later of our consummation of our initial business combination or            , 2009 [one year from the date of this prospectus], and will expire on            , 2013 [five years from the date of this prospectus], or earlier, upon redemption by us.

           iStar Financial Inc. (NYSE: SFI), our corporate stockholder, and certain of our officers and directors have agreed to purchase an aggregate of 10,000,000 warrants from us at a price of $1.00 per warrant for an aggregate purchase price of $10,000,000 in a private placement immediately prior to the completion of this offering. iStar Financial Inc. has also agreed to purchase an aggregate of 2,500,000 units from us at a price of $10.00 per unit for an aggregate purchase price of $25,000,000 in a private placement immediately prior to the completion of this offering. iStar Financial will be entitled to receive liquidating distributions in respect of the shares of common stock that are part of the private placement units. The proceeds from the sale of the private placement warrants and the private placement units, which we refer to as the private placement securities, will be placed in the trust account described below. The private placement securities will be substantially identical to the securities being offered by this prospectus, except that the warrants included therein may be exercised on a cashless basis and are not subject to redemption by us. In addition, prior to the closing of this offering, iStar Financial will enter into an agreement with Banc of America Securities LLC in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, which we refer to herein as the Exchange Act, pursuant to which it will place limit orders of up to $25,000,000 of our common stock commencing two business days after we file a preliminary proxy statement relating to our initial business combination and ending on the business day immediately preceding the record date for the meeting of stockholders at which such initial business combination is to be approved, or earlier in certain circumstances. The limit orders will require iStar Financial to purchase any of our shares of common stock offered for sale at or below a price equal to the per-share value of the trust account as reported in our preliminary proxy statement or our most recent annual report on Form 10-K or quarterly report on Form 10-Q, as applicable. The purchase of such shares will be made by Banc of America Securities LLC or another broker dealer mutually agreed upon by Banc of America Securities LLC and iStar Financial. It is intended that purchases pursuant to the limit orders will satisfy the conditions of Rule 10b-18(b) under the Exchange Act and the broker's purchase obligation will otherwise be subject to applicable law, including Regulation M which may prohibit purchases under certain circumstances. Any portion of the $25,000,000 not used for open market purchases of our common stock will be applied to the purchase of units from us by iStar Financial, at a price of $10.00 per unit, immediately prior to the consummation of our initial business combination.

           We have granted the underwriters a 30-day option to purchase up to 7,500,000 additional units solely to cover over-allotments, if any (over and above the 50,000,000 units referred to above). The over-allotment option will be used only to cover the net short position resulting from the initial distribution.

           There is currently no public market for our units, common stock or warrants. We anticipate that the units will be listed on the American Stock Exchange, or the AMEX, under the symbol "ISB.U" on or promptly after the date of this prospectus. The common stock and warrants included in the units offered pursuant to this prospectus each will begin separate trading five business days after the earlier to occur of the expiration of the underwriters' over-allotment option or the exercise of such option in full by the underwriters of that option. Once the securities comprising the units begin separate trading, we anticipate that the common stock and warrants will be listed on the AMEX under the symbols "ISB" and "ISB.WS", respectively. We cannot assure you, however, that our securities will be or will continue to be listed on the AMEX.

           Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page 30 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

           Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total(1)

Public Offering Price	$10.00	$500,000,000

Underwriting Discounts and Commissions(2)(3)	$0.65	$32,500,000

Proceeds, Before Expenses, to Us	$9.35	$467,500,000

(1)
If the underwriters exercise their over-allotment option in full, the total public offering price, underwriting discounts and commissions and proceeds, before expenses to us, will be $575,000,000, $37,375,000 and $537,625,000, respectively. See the section entitled "Underwriting" on page 139 of this prospectus.
(2)
Includes approximately $0.38 per unit or $19,000,000 in the aggregate ($21,850,000 if the underwriters' over-allotment option is exercised in full), payable to the underwriters for deferred underwriting discounts and commissions, which will be deposited in a trust account maintained by Continental Stock Transfer & Trust Company, as trustee, and which the underwriters have agreed to defer if and until the consummation of our initial business combination. However, the underwriters have waived their right to the deferred discounts and commissions with respect to those units as to which the component shares included in such units have been converted into cash by public stockholders who voted against the extended period or business combination, as the case may be, and exercised their conversion rights. See "Underwriting—Discounts and Commissions."
(3)
Of the net proceeds we receive from this offering and the sale of the private placement securities, approximately $9.90 per share, or $519,948,608 in the aggregate (approximately $9.88 per share, or $592,923,608 if the underwriters' over-allotment option is exercised in full) will be deposited in a trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee. The underwriters are not receiving any discounts or commissions with respect to the private placement securities or any securities purchased by iStar Financial pursuant to the limit orders or the co-investment (as defined below). Except with respect to interest income which may be released to us as described in this prospectus, the proceeds held in the trust account will not be released until the earlier of (x) the consummation of our initial business combination on the terms described in this prospectus or (y) our liquidation.

           We are offering the units for sale on a firm-commitment basis. The underwriters expect to deliver the units to investors in this offering on or about             , 2008.

Banc of America Securities LLC
Barclays Capital	Bear, Stearns & Co. Inc.	JPMorgan
Morgan Stanley		Wachovia Securities

The date of this prospectus is            , 2008.

        You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. If such information is provided to you, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, as our business, financial condition, results of operations and prospects may have changed since that date.

i

PROSPECTUS SUMMARY

        This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering you should read the entire prospectus carefully including the risk factors and the financial statements and the related notes and schedules thereto. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters have not exercised their over-allotment option and we have redeemed and cancelled without any payment 1,875,000 units of the 14,375,000 units issued to our initial unitholders for approximately $0.002 per unit in connection with our formation. In making your decision whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, which we refer to as the Securities Act. You will not be entitled to protection normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled "Risk Factors" beginning on page 30 of this prospectus. Unless otherwise stated in this prospectus:

  •
  references to "we," "us," "our," or "our company" refer to iStar Acquisition Corp.;

  •
  references to "iStar Financial" refer to our corporate stockholder, iStar Financial Inc.;

  •
  the term "business combination" as used in this prospectus means an acquisition by us through a merger, capital stock exchange, stock purchase, asset acquisition, or other similar business combination with one or more operating businesses;

  •
  the term "co-investment" refers to up to $25,000,000 of units that iStar Financial may purchase from us for $10.00 per unit immediately prior to the consummation of our initial business combination to the extent such funds are not used to purchase shares of our common stock by iStar Financial pursuant to the limit orders described in this prospectus;

  •
  the term "initial unitholders" refers to iStar Acquisition Investor LLC, a wholly-owned subsidiary of iStar Financial, and Jay Sugarman, our chairman of the board of directors, and their permitted transferees;

  •
  the term "existing holders" refers to those persons who owned our units or shares of our common stock immediately prior to the completion of this offering and includes iStar Financial and all of our executive officers and directors; and

  •
  the term "public stockholder" refers to those persons who purchase securities offered by this prospectus in this offering or in the open market, including any of our existing holders.

        However, our existing holders' status as a "public stockholder" shall exist only with respect to those securities offered pursuant to this prospectus.

Overview

        We are a recently organized blank check company formed for the purpose of acquiring, through a business combination, one or more operating businesses, or a portion of such business or businesses. We intend to focus initially on operating businesses in the alternative asset management industry, but we may pursue opportunities in other industries, subject to our corporate stockholder's right of first offer. To date, our efforts have been limited solely to organizational activities.

        We do not have any specific business combination under consideration and we have not, nor has anyone on our behalf, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. We have not, nor have any of our agents or affiliates, been approached by any prospective target business, or representatives of any prospective target business, with respect to a possible business combination with us. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate a specific target business nor have we engaged or retained any agent or other representative to identify or locate a specific target business.

        If we are unable to consummate our initial business combination within 24 months from the date of this prospectus, but have entered into a letter of intent or definitive agreement with respect to our initial business combination, we may seek stockholder approval to extend the period of time to consummate our initial business combination by up to an additional six months. In order to extend the period of time, (i) a majority of the shares of our common stock voted by public stockholders must be voted in favor of the extension and (ii) public stockholders owning less than 35% of the shares of our common stock sold in this offering must both vote against the extension and exercise their conversion rights in connection with such vote, each as described in this prospectus. This period of up to an additional six months will be referred to throughout this prospectus as the extended period.

        We were organized by iStar Financial. iStar Financial is a leading publicly traded finance company focused on the commercial real estate industry that primarily provides custom tailored financing to high-end private and corporate owners of real estate, including senior and mezzanine real estate debt, senior and mezzanine corporate capital, corporate net lease financing and equity. iStar Financial has elected to be treated as a real estate investment trust, or REIT, for U.S. federal income tax purposes. Its common stock trades on the New York Stock Exchange, or the NYSE, under the symbol "SFI."

        We were organized by iStar Financial because iStar Financial perceives our company as an attractive investment opportunity for iStar Financial and its stockholders by (1) allowing iStar Financial, as a stockholder of ours, to explore investment opportunities that may be presented to it or that may otherwise arise but in which iStar Financial is unable to invest directly due to its election to be treated as a REIT; and (2) potentially permitting iStar Financial, as a company operating primarily in the real estate industry, to diversify into other sectors of the asset management industry.

Business Strategy

        We will initially focus our search for an initial business combination on operating businesses in the alternative asset management industry. The alternative asset management industry encompasses companies that undertake the management of portfolios using a variety of investment strategies where the common element is the manager's goal of delivering investment performance on an absolute return basis within certain predefined risk parameters. Among the areas that we intend to focus on initially are businesses that operate and manage private equity funds and/or hedge funds. However, our search will not be limited to a particular industry or geographic location.

        We believe we can benefit from the experience and expertise of the members of our management team in investing capital in and managing operating companies with successful enterprises and business platforms, and that their skills in investing, financial structuring, risk underwriting, due diligence and implementing financial controls will be valuable in our efforts to consummating our initial business combination.

        We intend to use some or all of the following criteria to evaluate acquisition opportunities. However, we may enter into a business combination with a target business that does not meet any or all of these criteria if we believe such target business has the potential to create significant shareholder value.

  •
  Experienced Management Team.    We will concentrate on target businesses with an experienced management team that has created an effective business culture and utilized best business practices in areas such as investing capital, risk analysis and credit underwriting. We intend to focus particularly on asset managers who, as a result of their proprietary trading and management activities, have valuable insights and access to information about the United States and global economies and capital markets.

  •
  An Established Business with a Proven Operating Track Record.    We will seek established businesses with records of strong financial performance and sound operating results, or businesses which our management team believes have the potential for positive operating cash flow. It is not our intention to acquire a start-up company.

  •
  Strong Industry Position.    We will seek to acquire strong competitors in industries with appealing prospects for future growth and profitability. We will examine the ability of these target businesses to defend and improve their advantages in areas such as customer base, branding, intellectual property, vendor relationships, working capital and capital investments.

  •
  Ability For Us To Add Value.    We will seek target businesses where our management team has identified opportunities to improve performance through the implementation of operational, growth and management strategies that augment the target company's existing capabilities.

Management

        We believe that the skills and experience of our management team will be crucial to identifying a potential target business and consummating a successful business combination. Our executive officers and directors have, on average, over 24 years of professional experience. Our management team includes:

        Jay Sugarman—Chairman.    Jay Sugarman is chairman and chief executive officer of iStar Financial. Having led iStar Financial since its beginning, Mr. Sugarman has built iStar Financial into one of the largest providers of investment capital to the high-end real estate and corporate markets, growing its total assets under management from under $50 million in 1997 to nearly $20 billion as of September 30, 2007. Prior to 1997, Mr. Sugarman founded and was co-general partner of Starwood Mezzanine Investors, L.P., a private investment partnership specializing in structured real estate finance.

        Jay S. Nydick—Chief Executive Officer, President and Director.    Jay S. Nydick has served as the president of iStar Financial since 2004. Mr. Nydick has primary responsibility for identifying, evaluating and executing strategic expansion opportunities for iStar Financial. In that capacity he has overseen iStar Financial's acquisition of a 47.5% interest in Oak Hill Advisors, L.P., the development of iStar Financial's AutoStar platform including the accumulation of over $1 billion in assets under management, the launch of TimberStar which most recently completed the $1.2 billion acquisition of timberlands sold by International Paper, and responsibility for iStar Financial's European expansion, including strategic joint ventures with Moor Park and London and Regional. Prior to joining iStar Financial, Mr. Nydick spent 14 years at Goldman, Sachs & Co. in various capacities in that firm's corporate finance, leveraged finance and real estate investment banking groups.

        For additional information on the background of our executive officers and directors, please see "Proposed Business—Management" and "Management."

        The majority of our board of directors will be comprised of independent directors. Pursuant to our amended and restated certificate of incorporation, any choice of a target business must be approved by the unanimous vote of our board of directors, excluding any director that has an interest in the transaction.

Conflicts; Right of First Offer

        Investors should be aware of the following potential conflicts of interest:

  •
  Our executive officers and directors are not required to commit their full time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among their various business activities, including those related to iStar Financial.

  •
  In the course of their business activities for iStar Financial, our common officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as to iStar Financial. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For this reason, we have entered into a business opportunity right of first offer agreement with iStar Financial, Jay Sugarman and Jay Nydick, the terms of which are discussed further below.

  •
  Because iStar Financial owns units, shares of our common stock and warrants which will be released from transfer restrictions only if a business combination is successfully completed, and our common officers and directors own stock of iStar Financial and are compensated by iStar Financial in their capacities as directors and officers of iStar Financial, our common officers and directors may have a conflict in determining whether a particular target acquisition is appropriate to effect a business combination. The financial interests of iStar Financial may influence the motivation of our common officers and directors in identifying and selecting a target acquisition and timely completing a business combination.

  •
  The $25,000 purchase price paid by our initial unitholders for initial units and the $10,000,000 purchase price paid by our existing holders for private placement warrants will not be repaid to them if we do not consummate a business combination. The purchase price for the private placement warrants will be placed into the trust account and will be available for distribution to our public stockholders. iStar Financial will not be entitled to receive liquidating distributions with respect to the private placement warrants. The purchase price paid for the initial units forms part of our working capital. These amounts are in addition to (1) fees and expenses for our dissolution which iStar Financial has agreed to pay if we do not have sufficient funds outside of the trust account to pay for such expenses, and (2) claims made against the trust account by creditors who have not executed waivers of claims.

  •
  iStar Financial, directly or through iStar Acquisition Investor LLC, its wholly-owned subsidiary, will own approximately 11.35% of our common stock and approximately 15.11% of our warrants (assuming no exercise of the underwriters' over-allotment option) upon completion of this offering. In addition, iStar Financial has agreed to place limit orders of up to $25,000,000 of our common stock, which limit orders will require iStar Financial to purchase any of our shares of common stock offered for sale at or below a certain price after completion of this offering as described in this prospectus. In addition, iStar Financial will purchase co-investment units immediately prior to our initial business combination to the extent iStar Financial has not purchased the full $25,000,000 of our common stock pursuant to the limit orders described in this prospectus. iStar Financial's significant ownership interest may dissuade potential acquirers from seeking control of us after we consummate our initial business combination.

        We have entered into a business opportunity right of first offer agreement with iStar Financial, Jay Sugarman and Jay Nydick which provides that from the date of this prospectus until the earlier of the consummation of our initial business combination or our liquidation, we and iStar Financial will share business combination opportunities as follows:

  •
  We will have a right of first offer with respect to any business combination opportunity presented to iStar Financial, Jay Sugarman or Jay Nydick with alternative asset managers, other than managers whose majority of assets under management consist of real estate investments; and

  •
  iStar Financial will have a right of first offer with respect to any business combination opportunity to which we do not have a right of first offer.

        In accordance with the terms of this business opportunity right of first offer agreement, if we elect not to pursue a specific business opportunity as to which we have a right of first offer, then iStar Financial will be free to pursue that opportunity. Similarly, if iStar Financial elects not to pursue a specific business opportunity as to which it has a right of first offer, then we will be free to pursue that opportunity. iStar Financial holds a non-controlling interest in Oak Hill Advisors, L.P., a manager of debt securities. Oak Hill Advisors, L.P. will not be subject to the business opportunity right of first offer agreement between us and iStar Financial. iStar Financial's right of first offer may limit the opportunities that are available to us to consummate our initial business combination.

        In addition, each of our independent directors owes pre-existing fiduciary duties to companies for which they currently serve as executive officers and directors. Robin Josephs is a director (and member of the compensation and audit committees) of iStar Financial and Plum Creek Timber Company Inc. (NYSE: PCL), a real estate investment trust that provides raw materials and conducts resource management activities for the paper and forest products industry; Jeffrey Lynford is the chairman of the board of directors of Reis, Inc. (NASDAQ: REIS), an internet-based business information firm specializing in real estate analytics; and Jeffrey Tarrant is managing member and chief executive officer of Protégé Partners, LLC, a private investment management firm that invests in a broadly diversified portfolio of smaller, specialized hedge fund managers. Our independent directors may join other boards in the future. To the extent that our independent directors identify business combination opportunities that may be suitable for entities to which they have fiduciary obligations other than us, or are presented with such opportunities in their capacities as fiduciaries to such entities, they will honor their fiduciary obligations. Accordingly, except with respect to iStar Financial, which is subject to the business opportunity right of first offer agreement with us, our independent directors may not present business combination opportunities to us that come to their attention in the performance of their duties as directors of other entities unless the other companies have declined to accept such opportunities or clearly lack the resources to take advantage of such opportunities.

        We do not believe that any of the foregoing pre-existing fiduciary duties or contractual obligations will materially undermine our ability to consummate our initial business combination.

        The decision by us not to pursue any specific business opportunity with respect to which we have a right of first offer will be made by our board of directors, including, to the extent that our board of directors believes that iStar Financial may wish to pursue that opportunity, a majority of our disinterested independent directors. Further, all ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including iStar Financial, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties, and such transactions will require prior approval, in each instance, by a majority vote of our disinterested independent directors or the members of our board who do not have an interest in the transaction and who are not affiliated with iStar Financial.

Effecting a Business Combination

        Our initial business combination must be with one or more operating businesses, or a portion of such business or businesses, whose fair market value, individually or collectively, is equal to at least 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such acquisition. As a result, we expect that an initial public offering of $500,000,000 plus the proceeds of the private placement of the private placement securities will enable us to consummate our initial business combination with a business whose fair market value is approximately $400,758,886. The actual amount of consideration which we will be able to pay for the initial business combination will depend on whether we choose, or are able, to pay a portion of the initial business combination consideration with shares of our common stock or if we are able to finance a portion of the consideration with debt or equity financing. No financing arrangements have been entered into or contemplated with any third parties to raise any additional funds, whether through the sale of securities or otherwise, that we may need if we decide to consummate our initial business combination for consideration in excess of our available assets at the time of acquisition.

        If we are unable to consummate our initial business combination within 24 months (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus) from the date of this prospectus, our corporate existence will cease and we will promptly distribute to our public stockholders and iStar Financial (in respect to the component shares of the private placement units) the proceeds held in the trust account.

        We are a Delaware corporation formed on September 13, 2007. Our offices are located at 1114 Avenue of the Americas, 39th Floor, New York, New York 10036 and our telephone number is 212-930-9400.

THE OFFERING

Securities offered:	50,000,000 units, at $10.00 per unit, each unit consisting of:
• one share of common stock; and
• one warrant.
Trading commencement and separation of common stock and warrants:	The units offered by this prospectus will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising these units will begin trading separately five business days (or as soon as practicable thereafter) following the earlier to occur of the expiration of the underwriters' over-allotment option or the exercise of such option in full, subject to our having filed the current report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. However, Banc of America Securities LLC may decide to allow continued trading of the units following such separation, in which case holders of units will be required to have their brokers contact our transfer agent in order to separate their units into common stock and warrants.
In no event will separate trading of the common stock and warrants comprising the units being offered hereby commence until we have filed an audited balance sheet on a current report on Form 8-K reflecting our receipt of the proceeds of this offering and the private placement of the private placement securities and issued a press release announcing when separate trading will begin. We will file a current report on Form 8-K, including an audited balance sheet, promptly after the completion of this offering, which is anticipated to take place four business days after the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if any portion of the over-allotment option is exercised prior to the filing of the current report on Form 8-K and, if any portion of such over-allotment option is exercised after such time, we will file an additional current report on Form 8-K including a balance sheet reflecting our receipt of the proceeds from the exercise of the over-allotment option. For more information, see the section in this prospectus entitled "Description of Securities—Units."

Number of securities to be outstanding:

	Prior to this Offering(1)	After this Offering(2)
Units	16,875,000	65,000,000
Common Stock	16,875,000	65,000,000
Warrants	26,875,000	75,000,000

(1)
Includes 1,875,000 initial units (and the common stock and warrants underlying such units) that will be redeemed by us to the extent that the over-allotment option is not exercised in full by the underwriters.

(2)
Assumes the over-allotment option has not been exercised in full by the underwriters and an aggregate of 1,875,000 initial units have been redeemed by us.

Warrants—Exercisability:	Each warrant is exercisable for one share of common stock.
Warrants—Exercise price:	$7.00 per share, subject to adjustment as described herein.
Warrants—Exercise period:	The warrants offered hereby will become exercisable on the later of the consummation of our initial business combination on the terms described in this prospectus, and , 2009 [one year from the date of this prospectus], unless the warrants expire or we elect to redeem such warrants; provided that, during the period in which the warrants are exercisable, a registration statement under the Securities Act relating to the shares of common stock issuable upon exercise of the warrants is effective and a current prospectus relating to the shares of common stock issuable upon exercise of the warrants is available.
The warrants will expire five years from the date of this prospectus at 5:00 p.m., New York City time, on , 2013 [five years from the date of this prospectus], or earlier upon redemption by us.
Redemption:	We may redeem the outstanding warrants (except as described below with respect to the initial warrants, the private placement warrants and the warrants included in the co-investment units) at any time after the warrants become exercisable:
• in whole and not in part;
• at a price of $0.01 per warrant;
• upon a minimum of 30 days' prior written notice; and
• only if the last sale price of our common stock on the AMEX, or other national securities exchange on which our common stock may be traded, equals or exceeds $13.75 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption, a registration statement under the Securities Act relating to the shares of common stock issuable upon exercise of the warrants is effective and expected to remain effective from the date on which we send a redemption notice to and including the redemption date and a current prospectus relating to the shares of common stock issuable upon exercise of the warrants is available and remains available for use from the date on which we send a redemption notice to and including the redemption date.
We established the last criterion to provide warrant holders with a premium to the initial warrant exercise price, as well as a degree of liquidity to cushion the market reaction, if any, to our election to redeem the warrants. If the above conditions are satisfied and we call the warrants for redemption, the warrant holders will then be entitled to exercise their warrants before the date scheduled for redemption. However, there can be no assurance that the price of the common stock will not fall below the $13.75 per share trigger price or the $7.00 warrant exercise price after the redemption call is made. We do not need the consent of the underwriters or our stockholders to redeem the outstanding warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a "cashless basis." In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the "fair market value" (defined below) by (y) the fair market value. The "fair market value" shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Warrants may not be settled on a cashless basis unless they have been called for redemption and we have required all warrants to be settled on that basis.
Initial units:	On November 8, 2007, iStar Acquisition Investor LLC, a wholly-owned subsidiary of iStar Financial, and Jay Sugarman, each purchased 7,187,500 units for a purchase price of $12,500 in cash, or approximately $0.002 per unit, in a private placement. On December 19, 2007, Jay Sugarman transferred 1,415,938 of his initial units to Jay Nydick and iStar Acquisition Investor LLC transferred 1,536,510 of its initial units to a group of iStar Financial's senior executives who are not our executive officers, directors or employees, in each case, at the original cost of approximately $0.002 per unit. Jay Sugarman also transferred 23,271 of his initial units to iStar Acquisition Investor LLC. In January 2008, iStar Acquisition Investor LLC and Jay Sugarman transferred an aggregate of 215,625 initial units to our three independent directors at the original cost of approximately $0.002 per unit. Each director received 71,875 initial units. After giving effect to these transfers, Jay Sugarman and iStar Acquisition Investor LLC own an equal number of the initial units. Throughout this prospectus, we refer to the holders of our initial units as the initial unitholders. We refer to the units held by our initial unitholders throughout this prospectus as the initial units. Each initial unit consists of one share of common stock, which we refer to as an initial share, and one warrant to purchase one share of common stock, which we refer to as an initial warrant.
The initial units are identical to the units being sold in this offering, except that:
• the initial unitholders are subject to the transfer restrictions described below;
• the initial unitholders have agreed to vote their initial shares in the same manner as a majority of the public stockholders at the special or annual stockholders meeting called for the purpose of approving the extended period or our initial business combination, as the case may be, and, as a result, will not be able to exercise conversion rights (as described below) with respect to their initial shares;

•	the initial unitholders have agreed to waive their rights to participate in any liquidation distribution with respect to their initial shares if we fail to consummate our initial business combination;
•	the initial warrants will not be redeemable by us and will not be exercisable unless and until the last sale price of our common stock equals or exceeds $13.75 per share for any 20 trading days within a 30 trading-day period beginning upon the consummation of our initial business combination; provided, that we may redeem the initial warrants to the extent the underwriters do not exercise their over-allotment option as described below; and
•	except as described below, the initial warrants will be exercisable on a cashless basis so long as they are held by the initial unitholders or their permitted transferees.
The initial unitholders have agreed to place 1,875,000 initial units in escrow until the earlier of the time that the underwriters' over-allotment option is exercised or expires. If the underwriters exercise their over-allotment option in full, all 1,875,000 initial units will be released to the initial unitholders upon the closing of the underwriters' exercised over-allotment option. If the underwriters exercise their over-allotment option in part, a pro rated number of the 1,875,000 initial units will be released to the initial unitholders upon the closing of the underwriters' exercised over-allotment option such that the number of initial units the initial unitholders hold will be equal to 20% of the total number of units issued and outstanding after this offering (excluding the private placement units and assuming none of them purchases additional units in this offering), and the remainder of the 1,875,000 initial units will be redeemed by us and cancelled without any payment to the initial unitholders. Accordingly, the number of initial units (and the number of initial shares and initial warrants) may be reduced by up to 1,875,000, if the underwriters' over-allotment option is not exercised.
Pursuant to a registration rights agreement between us and the initial unitholders, the holders of each of our initial units, initial shares and initial warrants (including the common stock to be issued upon exercise of the initial warrants) will be entitled to certain registration rights commencing one year after the consummation of our initial business combination.

The initial unitholders have agreed, subject to certain exceptions described below, not to sell or otherwise transfer any of their initial units or the component initial shares or initial warrants (including the common stock to be issued upon exercise of the initial warrants) until one year after the date of the completion of our initial business combination, unless, subsequent to our initial business combination, (i) the closing price of our common stock equals or exceeds $13.75 per share for any 20 trading days within any 30 trading-day period or (ii) we consummate a subsequent merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property (in which case a transfer would be permitted only to the extent necessary to participate in such exchange).
Notwithstanding the foregoing, the initial unitholders and their permitted transferees are permitted to transfer their initial units or the component initial shares or initial warrants (including the common stock to be issued upon exercise of the initial warrants) to permitted transferees who agree in writing to be bound to the transfer restrictions, agree to vote their initial shares in the same manner that the majority of the shares of our common stock are voted by our public stockholders in connection with the extended period or our initial business combination and waive any rights to participate in any liquidation distribution with respect to their initial shares if we fail to consummate our initial business combination. In addition, the initial unitholders and their permitted transferees will be permitted to transfer the initial units or the component initial shares or initial warrants (including the common stock to be issued upon exercise of the initial warrants) to charitable organizations and trusts for estate planning purposes, to our other officers and directors, pursuant to a qualified domestic relations order and in the event of a merger, capital stock exchange, stock purchase, asset acquisition or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock or other securities for cash, securities or other property subsequent to our consummation of our initial business combination (in which case a transfer would be permitted only to the extent necessary to participate in such exchange). For so long as the initial units or the component initial shares or initial warrants (including the common stock to be issued upon exercise of the initial warrants) are subject to transfer restrictions, they will be held in an escrow account maintained by Continental Stock Transfer & Trust Company.
Permitted transferees means:
• immediate family members of the holder and trusts established by the holder for estate planning purposes and transferees by will or the laws of descent;
• current and former officers, directors and employees of the holder; and

• affiliates of the holder.
Private placement warrants and private placement units purchased through private placement:	iStar Financial and certain of our officers and directors have agreed to purchase an aggregate of 10,000,000 warrants from us at a price of $1.00 per warrant for an aggregate purchase price of $10,000,000 in a private placement immediately prior to the completion of this offering. We refer to these warrants as private placement warrants throughout this prospectus. iStar Financial has also agreed to purchase an aggregate of 2,500,000 units from us at a price of $10.00 per unit for an aggregate purchase price of $25,000,000 in a private placement immediately prior to the completion of this offering. We refer to these units as the private placement units and we refer to the private placement warrants and the private placement units collectively as the private placement securities.
The proceeds from the sale of the private placement securities will be added to the proceeds of this offering and, other than $200,000 which will be used to pay offering expenses, will be held in the trust account pending completion of our initial business combination on the terms described in this prospectus. If we do not complete a business combination that meets the criteria described in this prospectus, then the proceeds from the sale of the private placement securities will become part of any liquidating distribution to be made to our public stockholders and iStar Financial (in respect to the component shares of the private placement units) following our liquidation and dissolution.
The private placement units to be purchased by iStar Financial will be identical to the units being offered by this prospectus. The private placement warrants to be purchased will be identical to the warrants underlying the units being offered by this prospectus, except that the private placement warrants (1) will be exercisable on a cashless basis so long as they are held by the original purchaser or its permitted transferees and (2) are not subject to redemption by us. The private placement warrants will not be exercisable at any time when a registration statement is not effective and a current prospectus relating to the shares of common stock issuable upon exercise of the warrants is not available. Holders of the private placement securities have agreed that they will vote all shares of common stock that are owned by them prior to the completion of this offering in the same manner that the majority of the shares of our common stock are voted by the public stockholders at the special or annual stockholders meeting called for the purpose of approving the extended period or our initial business combination. They will not have any conversion rights with respect to such shares.
Exercising warrants on a "cashless basis" means that in lieu of paying the aggregate exercise price for the shares of common stock being purchased upon exercise of the warrant in cash, the holder will forfeit a number of shares underlying the warrants with a market value equal to such aggregate exercise price. Accordingly, we would not receive additional proceeds to the extent the warrants are exercised on a cashless basis. Warrants included in the units sold in this offering are not exercisable on a cashless basis unless in connection with a call for redemption of the warrants, we require all holders who wish to exercise their warrants to exercise them on a cashless basis, and the exercise price with respect to the warrants will be paid in cash directly to us. The private placement warrants will not be exercisable at any time when a registration statement is not effective and a current prospectus relating to the shares of common stock issuable upon exercise of the warrants is not available.

iStar Financial and our executive officers and directors who are purchasing the private placement securities have agreed, subject to certain exceptions described below, not to transfer or sell any of the private placement securities until after we have consummated our initial business combination; provided, however, that transfers can be made to permitted transferees who agree in writing to be bound by such transfer restrictions. In addition, our existing holders and their permitted transferees will be permitted to transfer these private placement securities to charitable organizations and trusts for estate planning purposes, to our other officers and directors, pursuant to a qualified domestic relations order and in the event of a merger, capital stock exchange, stock purchase, asset acquisition or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock or other securities for cash, securities or other property subsequent to our consummation of our initial business combination (in which case a transfer would be permitted only to the extent necessary to participate in such exchange). For so long as the private placement securities are subject to transfer restrictions, they will be held in an escrow account maintained by Continental Stock Transfer & Trust Company.
Pursuant to the registration rights agreement, the holders of our private placement units (including the component common stock and warrants included in the private placement units) and the private placement warrants (including the common stock issuable upon exercise of those warrants) will be entitled to certain registration rights after the consummation of our initial business combination.
Limit Orders; Co-investment:	Prior to the closing of this offering, iStar Financial will enter into an agreement with Banc of America Securities LLC in accordance with Rule 10b5-1 under the Exchange Act pursuant to which it will place limit orders of up to $25,000,000 of our common stock commencing two business days after we file a preliminary proxy statement relating to our initial business combination and ending on the business day immediately preceding the record date for the meeting of stockholders at which such initial business combination is to be approved, or earlier in certain circumstances. The limit orders will require iStar Financial to purchase any of our shares of common stock offered for sale at or below a price equal to the per-share value of the trust account as reported in our preliminary proxy statement or our most recent annual report on Form 10-K or quarterly report on Form 10-Q, as applicable. The purchase of such shares will be made by Banc of America Securities LLC or another broker dealer mutually agreed upon by Banc of America Securities LLC and iStar Financial. It is intended that purchases pursuant to the limit orders will satisfy the conditions of Rule 10b-18(b) under the Exchange Act and the broker's purchase obligation will otherwise be subject to applicable law, including Regulation M which may prohibit purchases under certain circumstances. iStar Financial will agree to vote all shares of common stock purchased pursuant to such limit orders in favor of the extended period and our initial business combination and the related amendment to our amended and restated certificate of incorporation to provide for our perpetual existence. As a result, iStar Financial may be able to influence the outcome of our initial business combination. iStar Financial will not be permitted to exercise conversion rights with respect to any shares of common stock purchased pursuant to such limit orders but it will participate in any liquidation distribution with respect to such shares.

Any portion of the $25,000,000 not used for open market purchases of our common stock will be applied to the purchase of units from us by iStar Financial, at a price of $10.00 per unit, immediately prior to the consummation of our initial business combination. We refer to these units in this prospectus as the co-investment units. Each co-investment unit will include one co-investment share of common stock, which we refer to in this prospectus as the co-investment common stock, and one co-investment warrant, which we refer to in this prospectus as the co-investment warrant. The co-investment units will be identical to the units sold in this offering, except that the co-investment units, co-investment common stock and co-investment warrants (including the common stock issuable upon exercise of the co-investment warrants), with certain limited exceptions, may not be transferred or sold for one year after the consummation of our initial business combination. Additionally, the co-investment warrants are (1) exercisable on a cashless basis so long as they are held by the original purchaser or its permitted transferees and (2) not subject to redemption by us. However, as the proceeds from the sale of the co-investment units will not be received by us until immediately prior to the consummation of our initial business combination, these proceeds will not be deposited into the trust account and will not be available for distribution to our stockholders in the event of a liquidating distribution.
iStar Financial will agree, subject to certain exceptions described below, not to transfer or sell any co-investment units, co-investment common stock and co-investment warrants, (including the common stock issuable upon exercise of the co-investment warrants) until one year after we consummate our initial business combination. iStar Financial will be permitted to transfer any co-investment units, co-investment common stock or co-investment warrants (including the common stock issuable upon exercise of the co-investment warrants) to its permitted transferees, but the transferees receiving such securities will be subject to the same agreement as iStar Financial. In addition, our existing holders and their permitted transferees will be permitted to transfer any co-investment units, co-investment common stock or co-investment warrants to charitable organizations and trusts for estate planning purposes, to our other officers and directors, pursuant to a qualified domestic relations order and in the event of a merger, capital stock exchange, stock purchase, asset acquisition or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock or other securities for cash, securities or other property subsequent to our consummation of our initial business combination (in which case a transfer would be permitted only to the extent necessary to participate in such exchange).

Pursuant to the registration rights agreement, iStar Financial will be entitled to certain registration rights with respect to any shares of common stock purchased pursuant to the limit orders or any co-investment units, co-investment common stock and co-investment warrants (including the common stock issuable upon exercise of the co-investment warrants) purchased pursuant to the co-investment one year after the consummation of our initial business combination.
Proposed AMEX symbols for our securities:
Units:	"ISB.U"
Common Stock:	"ISB"
Warrants:	"ISB.WS"
Offering proceeds to be held in the trust account:	We estimate that approximately $519,948,608 of the proceeds from this offering and the private placement of the private placement securities (approximately $9.90 per unit), or $592,923,608 (or approximately $9.88 per unit if the underwriters' over-allotment option is exercised in full), will be placed in a trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee, pursuant to an agreement to be signed prior to the date of this prospectus. Of the proceeds held in the trust account, $19,000,000 (or $21,850,000 if the underwriters' over-allotment option is exercised in full), representing deferred underwriting discounts and commissions, will be paid to the underwriters upon consummation of our initial business combination (subject to a $0.38 per share reduction for public stockholders who vote against the extended period or our initial business combination, as the case may be, and exercise their conversion rights as described below). The proceeds held in the trust account will not be released until the earlier of (x) the consummation of our initial business combination on the terms described in this prospectus or (y) our liquidation. There can be released to us from the trust account (i) interest income earned on the trust account balance to pay any income taxes on such interest and (ii) interest income earned, after taxes payable, on the trust account of up to $6,000,000, subject to adjustment as described below, to fund our working capital requirements, including, in such an event, the costs of our liquidation. See "Use of Proceeds." All remaining interest earned on the trust account (after taxes payable) will remain in the trust account for our use in consummating our initial business combination and for payment of the deferred underwriting compensation or released to public stockholders upon their exercise of conversion rights or released to public stockholders and iStar Financial (in respect of the private placement units) entitled to receive liquidating distributions upon our liquidation. Unless and until our initial business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or any expenses which we may incur related to the investigation and selection of a target business or the negotiation of an agreement to consummate our initial business combination, including to make a down payment or deposit or fund a lock-up or "no-shop" provision with respect to a potential business combination. These expenses may be paid prior to our initial business combination only from the $200,000 of net proceeds from this offering not held in the trust account plus interest earned on the trust account of up to $6,000,000, after taxes, as set forth above.

The amount of $6,000,000 of interest earned on the trust account which may be released to us is subject to increase in the case of an increase in the size of this offering or if the underwriters exercise their over-allotment option.
The funds in the trust account will be invested in U.S. "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, and the regulations thereunder, which we refer to as the 1940 Act, with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the 1940 Act, so that we are not deemed to be an investment company under the 1940 Act.
Escrow of existing holders' securities:	Upon completion of this offering, all of our existing holders, including our initial unitholders and all of our executive officers and directors, will place the securities of ours they own before the completion of this offering, including the private placement securities purchased, into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent pursuant to an escrow agreement. These securities will not be transferable during the escrow period (as defined below), except for transfers to permitted transferees. Any securities held by these transferees would remain subject to the escrow agreement. The initial units will not be released from escrow until one year following our initial business combination, and the private placement securities will not be released from escrow until the consummation of our initial business combination, each of which we refer to as an escrow period, unless we were to complete a transaction after the consummation of the initial business combination which results in all of the stockholders of the combined entity having the right to exchange their shares of our common stock for cash, securities or other property.
Payments to executive officers and directors and existing holders:	There will be no compensation, fees or other payments paid to our executive officers, directors and existing holders or any of their respective affiliates prior to, or for any services they render in order to effectuate, the consummation of our initial business combination other than:
	•	repayment of a $200,000 interest-free loan made by Jay Sugarman and iStar Acquisition Investor LLC, a wholly-owned subsidiary of iStar Financial, to cover certain expenses relating to the offering contemplated by this prospectus. The loan will be payable on the earlier of November 30, 2008 or the completion of this offering. We intend to repay the loan from the proceeds of this offering available to us for payment of offering expenses;
	•	payment to iStar Acquisition Investor LLC, a wholly-owned subsidiary of iStar Financial, a monthly fee of $7,500 for general and administrative services, including office space, utilities, and secretarial support from the completion of this offering until the earlier of our consummation of a business combination or our liquidation. We believe that, based on rents and fees for similar services in New York, New York, the fees charged by iStar Acquisition Investor LLC are at least as favorable as we could have obtained from unaffiliated third parties; and
	•	reimbursement of reasonable out-of-pocket expenses incurred by our executive officers and directors in connection with activities on our behalf, such as identifying and investigating target businesses for our initial business combination.
Right of first offer agreement:	We have entered into a business opportunity right of first offer agreement with iStar Financial, Jay Sugarman and Jay Nydick which provides that from the date of this prospectus until the earlier of the consummation of our initial business combination or our liquidation, we and iStar Financial will share business combination opportunities as follows:
	•	We will have a right of first offer with respect to any business combination opportunity presented to iStar Financial, Jay Sugarman or Jay Nydick with alternative asset managers, other than managers whose majority of assets under management consist of real estate investments; and

• iStar Financial will have a right of first offer with respect to any business combination opportunity to which we do not have a right of first offer.
In accordance with the terms of this business opportunity right of first offer agreement, if we elect not to pursue a specific business opportunity as to which we have a right of first offer, then iStar Financial will be free to pursue that opportunity. Similarly, if iStar Financial elects not to pursue a specific business opportunity as to which it has a right of first offer, then we will be free to pursue that opportunity. iStar Financial holds a non-controlling interest in Oak Hill Advisors, L.P., a manager of debt securities. Oak Hill Advisors, L.P. will not be subject to the business opportunity right of first offer agreement between us and iStar Financial. iStar Financial's right of first offer may limit the opportunities that are available to us to consummate our initial business combination.
In addition, each of our independent directors owes pre-existing fiduciary duties to companies for which they currently serve as executive officers and directors. Robin Josephs is a director (and member of the compensation and audit committees) of iStar Financial and Plum Creek Timber Company Inc. (NYSE: PCL), a real estate investment trust that provides raw materials and conducts resource management activities for the paper and forest products industry; Jeffrey Lynford is the chairman of the board of directors of Reis, Inc. (NASDAQ: REIS), an internet-based business information firm specializing in real estate analytics; and Jeffrey Tarrant is managing member and chief executive officer of Protégé Partners, LLC, a private investment management firm that invests in a broadly diversified portfolio of smaller, specialized hedge fund managers. Our independent directors may join other boards in the future. To the extent that our independent directors identify business combination opportunities that may be suitable for entities to which they have fiduciary obligations other than us, or are presented with such opportunities in their capacities as fiduciaries to such entities, they will honor their fiduciary obligations. Accordingly, except with respect to iStar Financial, which is subject to the business opportunity right of first offer agreement with us, our independent directors may not present business combination opportunities to us that come to their attention in the performance of their duties as directors of other entities unless the other companies have declined to accept such opportunities or clearly lack the resources to take advantage of such opportunities.
Conditions to consummating our initial business combination:	Our initial business combination must occur with one or more target businesses or a portion of such business or businesses that have a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $19,000,000, or $21,850,000 if the underwriters' over-allotment option is exercised in full, and after taxes payable) at the time of such business combination. If our initial business combination involves a transaction in which we acquire less than a 100% interest in the target business, the value of that interest that we acquire must be equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions and taxes payable). In all instances, we would be the controlling stockholder of the target company. The key factors that we will rely on in determining controlling stockholder status would be our acquisition of at least a majority of the voting equity interests of the target business and control of the target business. We will not consider any initial business combination that does not meet such criteria. Pursuant to our amended and restated certificate of incorporation, any choice of a target business must be approved by the unanimous vote of our board of directors, excluding any director that has an interest in the transaction.
Stockholders must approve our initial business combination:	Pursuant to our amended and restated certificate of incorporation, we will seek stockholder approval before we consummate our initial business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. We view this requirement as an obligation to our stockholders and neither we nor any of our executive officers or directors will take any action to amend or waive this provision in our amended and restated certificate of incorporation. We will proceed with our initial business combination only if:
	•	a majority of the shares of our common stock voted by public stockholders are voted in favor of the business combination;
	•	public stockholders owning less than 35% of the shares of our common stock sold in this offering exercise their conversion rights in connection with the stockholder vote to approve the extended period or our initial business combination, as applicable, in the aggregate on a cumulative basis; and
	•	a majority of our outstanding shares of common stock are voted in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence, as described herein.
In connection with any vote required for the extended period or our initial business combination, our existing holders, including our executive officers and directors and iStar Financial, have agreed to vote all of the shares of common stock owned by them prior to the completion of this offering in the same manner that the majority of the shares of common stock are voted by our public stockholders at the special or annual stockholders meeting called for the purpose of approving the extended period or our initial business combination. Our existing holders, including our executive officers and directors and iStar Financial, also have agreed that they will vote all shares of common stock they acquire in this offering or in the open market (including pursuant to any limit orders) in favor of the extended period or our initial business combination and that they will vote all such shares in favor of amending our amended and restated certificate of incorporation to provide for our perpetual existence. As a result, our existing holders, including our executive officers and directors and iStar Financial, will not have any conversion rights with respect to any of our shares that they may acquire prior to, in or following this offering.
It is our intention to structure and consummate a business combination in which public shareholders owning up to one share less than 35% of the total number of shares sold in this offering may exercise their conversion rights on a cumulative basis and the business combination will still go forward and be consummated. We may not amend or waive this threshold without the affirmative vote of 100% of our outstanding shares of common stock. We view this 35% threshold, which is set forth in our amended and restated certificate of incorporation, as an obligation to our stockholders and will not recommend or take any action to lower this threshold or waive this requirement.
Possible extension of time to consummate our initial business combination to 30 months	Unlike other blank check companies, if we have entered into a letter of intent or definitive agreement with respect to a business combination within 24 months from the date of this prospectus and we anticipate that we may not be able to consummate our initial business combination within the 24-month period, we may seek to extend the time period within which we must consummate our initial business combination for up to an additional six months by calling a special or annual meeting of our stockholders for the purpose of soliciting their approval for the extended period. In addition to the requirements under applicable Delaware law, approval of the extended period will require the affirmative vote of a majority of the shares of our common stock voted by the public stockholders at the special or annual meeting called for the purpose of approving the extended period. If we enter into a letter of intent or definitive agreement near the end of the 24-month period following the completion of this offering, we may not have sufficient time to secure the approval of our stockholders and satisfy customary closing conditions.

Any public stockholders voting against the proposed extended period will be eligible to convert their shares into a pro rata share of the trust account if the extended period is approved. However, if public stockholders owning 35% or more of the shares of our common stock sold in this offering both (i) vote against the proposed extended period and (ii) exercise their conversion rights as described below, we will not extend the date by which we must consummate our initial business combination beyond 24 months. In such event, if we cannot consummate our initial business combination within such 24-month period, we will be required to liquidate.
If we receive stockholder approval for the extended period and public stockholders owning 35% or more of the shares of our common stock sold in this offering do not both vote against the extended period and exercise their conversion rights in connection with the vote for the extended period, we will then have up to an additional six months in which to consummate our initial business combination. We will still be required to seek stockholder approval before consummating our initial business combination, even if the business combination would not ordinarily require stockholder approval under applicable law. If we receive stockholder approval for the extended period, we may be able to hold your funds in the trust account for up to a total of 30 months.
A public stockholder's election to convert his shares in connection with a vote against the extended period will only be honored if the extended period is approved. Public stockholders who vote against the extended period and exercise their conversion rights will not be able to vote on our initial business combination.
If at the end of the extended period, we have not consummated our initial business combination pursuant to our amended and restated certificate of incorporation, our corporate existence will automatically cease without the need for a stockholder vote.
Conversion rights for stockholders voting to reject the extended period or our initial business combination:	Pursuant to our amended and restated certificate of incorporation, public stockholders voting against the extended period or business combination, as the case may be, will be entitled to convert their stock into cash equal to their pro rata share of the aggregate amount then on deposit in the trust account (including the amount held in the trust account representing the deferred portion of the underwriting discounts and commissions) (initially approximately $9.90 per share, or approximately $9.88 per share if the underwriters' over-allotment option is exercised in full), including any interest earned on their pro rata share (after taxes payable on such interest income and after release of up to $6,000,000 of interest income, after taxes, to fund working capital requirements). Stockholders voting against (i) the extended period will only have the right to cause us to convert their stock if the extended period is approved and (ii) the business combination will only have the right to cause us to convert their stock if our initial business combination is approved and consummated. Public stockholders who convert their stock into a pro rata share of the trust account will continue to have the right to exercise any warrants they may hold. Our existing holders will not have any conversion rights with respect to shares of common stock held by them prior to the completion of this offering or with respect to any of the shares comprising the units sold in this offering or any of the shares that they may acquire in the open market (including pursuant to any limit orders). This conversion could have the effect of reducing the amount distributed to us from the trust account by up to approximately $173,249,990 (assuming conversion of the maximum of up to 17,499,999 of the eligible shares of common stock) (or up to approximately $198,834,990 assuming the over-allotment option is exercised in full).
A public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a "group" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering on a cumulative basis, which includes any exercise of conversion rights in connection with either the stockholder vote, if any, required to approve the extended period or the stockholder vote required to approve the business combination. Shares converted in connection with the vote on the extended period and in connection with the vote on our initial business combination will be aggregated for purposes of determining this 10% limit. Such a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a "group," would still be entitled to vote against the extended period or business combination, as the case may be, with respect to all shares owned by him or his affiliates. We believe this restriction will deter stockholders from accumulating large blocks of stock before the vote held to approve the extended period or business combination and prevent an attempt to use the conversion right as a means to force us or our management to purchase their stock at a significant premium to the then current market price. Absent this provision, a public stockholder who owns more than 10% of the shares sold in this offering could threaten to vote against the extended period or business combination and seek conversion, regardless of the merits of the transaction, if, for example, its shares are not purchased by us or our management at a premium to the then current market price. By limiting each stockholder's ability to convert more than 10% of the shares sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders. However, we are not restricting the stockholders' ability to vote all of their shares against the extended period or the business combination.
We intend to structure and consummate any potential business combination in a manner such that our public stockholders holding up to 17,499,999 shares (20,124,999 shares if the underwriters exercise their over-allotment option in full) on a cumulative basis, including shares converted in connection with our seeking stockholder approval for the extended period, if any, could convert their shares of our common stock to cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, and the business combination could still go forward.
An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect the extended period or business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the extended period or business combination and the extended period is approved and, in the case of our initial business combination, it is also consummated. In addition, at our option, we may require that, no later than the business day immediately preceding the vote on the extended period or business combination, the stockholder must present written instructions to our transfer agent stating that the stockholder wishes to convert his shares into a pro rata share of the trust account and confirming that the stockholder has held the shares since the record date and will continue to hold them through the stockholder meeting and, in the case of the proposed business combination, until the consummation of our initial business combination. We may also require public stockholders to tender their certificates to our transfer agent or to deliver their shares to the transfer agent electronically using The Depository Trust Company's DWAC (Deposit/Withdrawal At Custodian) System no later than the business day immediately preceding the vote on the extended period or business combination. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker approximately $35 and it would be up to the broker whether or not to pass this cost on to the converting holder.
The proxy soliciting materials that we will furnish to stockholders in connection with the vote for any extended period or proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time we send out our proxy statement up until the business day immediately preceding the vote on any extended period or proposed business combination to deliver his shares if he wishes to seek to exercise his conversion rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process is within the stockholder's control and, whether or not he is a record holder or his shares are held in "street name," can be accomplished by the stockholder in a matter of hours simply by contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for investors generally. However, because we do not have any control over the process, it may take significantly longer than we anticipated and investors may not be able to seek conversion in time. Accordingly, we will only require stockholders to deliver their certificates prior to the vote if, in accordance with the AMEX's proxy notification recommendations, the stockholders receive the proxy soliciting materials at least 20 days prior to the meeting.
Any request for conversion, once made, may be withdrawn at any time prior to the vote taken with respect to the extended period or business combination at the meeting held for that purpose. Furthermore, if a stockholder delivers his certificate for conversion and subsequently withdraws his request for conversion, he may simply request that the transfer agent return his certificate (physically or electronically).
Voting against the extended period, if any, or our initial business combination alone will not result in an election to exercise a stockholder's conversion rights. A stockholder must also affirmatively vote against the proposal in connection with the extended period or business combination, as the case may be, and exercise his conversion rights.
Amended and Restated Certificate of Incorporation:	As discussed below, there are specific provisions in our amended and restated certificate of incorporation that may not be amended without the affirmative vote of all stockholders prior to the consummation of our initial business combination, including our requirements to seek stockholder approval of the extended period or business combination and to allow our stockholders to seek conversion of their shares if they do not approve of the extended period or business combination, as the case may be. While we have been advised that such provisions limiting our ability to amend our amended and restated certificate of incorporation may not be enforceable under applicable Delaware law, we view these provisions, which are contained in our amended and restated certificate of incorporation, as obligations to our stockholders and our officers and directors have agreed that they will not recommend or take any action to amend or waive these provisions.

Our amended and restated certificate of incorporation also provides that we will continue in existence only until 24 months from the date of this prospectus (or up to an additional six months if extended pursuant to a stockholder vote as described in this prospectus). If we have not consummated our initial business combination by the end of the 24- or 30-month period, as the case may be, our corporate existence will automatically cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our liquidation pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our liquidation with the Delaware Secretary of State). In connection with any proposed business combination we submit to our stockholders for approval, we will also submit to stockholders a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence. We will only consummate a business combination if stockholders vote both in favor of such business combination and our amendment to provide for our perpetual existence. Accordingly, if stockholders approved a proposed business combination but did not approve the proposal to provide for our perpetual existence, we would not be able to consummate such business combination. The approval of the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence would require the affirmative vote of a majority of our outstanding shares of common stock. Our existing holders have agreed to vote all of the shares of common stock acquired by them in this offering or in the open market (including pursuant to any limit orders) in favor of this amendment. We view this provision terminating our corporate life by 24 months (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus) from the date of this prospectus as an obligation to our stockholders and our officers and directors have agreed that they will not take any action to amend or waive this provision to allow us to survive for a longer period of time except upon the consummation of our initial business combination.
Liquidation if no business combination:	As described above, if we have not consummated our initial business combination by 24 months (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus) from the date of this prospectus, in accordance with our amended and restated certificate of incorporation, our corporate existence will cease and we will promptly distribute to our public stockholders and to iStar Financial (in respect of the component shares of the private placement units), the amount in our trust account (including any accrued interest then remaining in the trust account) plus any remaining net assets.
We cannot assure you that the per share distribution from the trust account, if we liquidate, will not be less than $9.90, plus interest (after taxes payable) then held in the trust account for the following reasons:
•	Prior to liquidation, pursuant to Section 281 of the Delaware General Corporation Law, we will adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time as well as provide for any claims that we believe could potentially be brought against us within the subsequent 10 years prior to distributing the funds held in the trust to our public stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. In addition, if we underestimate claims that may be potentially brought against us, our stockholders could potentially be liable for any claims of creditors to the extent of distributions received by them (but no more).
•	We will seek to have all vendors, providers of financing, prospective target businesses and other entities with whom we execute agreements waive any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. However, there is no guarantee that they will execute these agreements nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable. iStar Financial has agreed that it will reimburse us for our debts to any vendors, providers of financing, prospective target businesses and other entities with whom we execute agreements, if any, in each case only to the extent necessary to ensure that the amounts in the trust account are not reduced by claims made by such party to the extent that the payment of such debts or obligations actually reduces the amount in the trust account payable to our public stockholders in the event of our liquidation. However, iStar Financial will not have any personal liability as to any claimed amounts owed to a third party who executed a waiver (including a prospective acquisition target) or the underwriters. We cannot assure you that iStar Financial will be able to satisfy those obligations. We expect that all costs associated with implementing our plan of liquidation as well as payments to any creditors will be funded out of the $200,000 of proceeds of this offering not held in the trust account and up to $6,000,000 of interest income, after taxes, in the trust account that may be released to us. We estimate that our total costs and expenses for implementing and completing our liquidation will not be more than $125,000. This amount includes all costs and expenses relating to our liquidation and winding-up. We believe that there should be sufficient funds available from the proceeds not held in the trust account, plus interest earned on the trust account available to us as working capital, to fund these expenses, although we cannot give you assurances that these will be sufficient funds for such purposes. If those funds are insufficient, our existing holders have agreed to provide us with the funds necessary to complete such liquidation (currently anticipated to be not more than $125,000).
For more information regarding the liquidation procedures and the factors that may impair our ability to distribute our assets, including stockholder approval requirements, or cause distributions to be less than $9.90 per share, please see the sections entitled "Risk Factors—Risks Relating to the Company and the Offering—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per share liquidation price received by our public stockholders could be less than approximately $9.90 per share," "—Risks Relating to the Company and the Offering—Under Delaware law, the requirements and restrictions relating to this offering contained in our amended and restated certificate of incorporation may be amended, which could reduce or eliminate the protection afforded to our stockholders by such requirements and restrictions," "—Risks Relating to the Company and the Offering—Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them in our liquidation. Any liability may extend well beyond the third anniversary of the date of dissolution because we do not intend to comply with the procedures set forth in Section 280 of the Delaware General Corporation Law" and "Proposed Business—Liquidation if No Business Combination."
Audit Committee:	We have established and will maintain an audit committee which will, among other things, monitor compliance with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section entitled "Management— Committees of the Board of Directors—Audit Committee."

Risks

        We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete a business combination, we will have no operations and will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the business experience of our executive officers and directors, but also the special risks we face as a blank check company and the risks associated with any industry that our target business is in, including:

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  reliance on our management's ability to choose an appropriate target business,

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  either conduct due diligence or monitor due diligence conducted by others or negotiate a favorable price,

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  potential conflicts of interest with iStar Financial, and

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  the control of our company exercised by our existing holders by virtue of their equity interests.

        In addition, you will experience immediate and substantial dilution from the purchase of our securities. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act and, therefore, you will not be entitled to the protections normally afforded to investors in Rule 419 blank check offerings. Further, our initial unitholders' initial equity investment is less than that which is required by the North American Securities Administrators Association, Inc., and we do not satisfy such association's Statement of Policy Regarding Unsound Financial Condition. You should carefully consider these and the other risks set forth in the section entitled "Risk Factors" beginning on page 30 of this prospectus.

SUMMARY FINANCIAL DATA

        The following table summarizes the relevant financial data for our business and should be read in conjunction with our financial statements, and the notes and schedules related thereto, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	As of December 31, 2007
Balance Sheet Data:
	Actual	As Adjusted
Working capital	$(553,001)	$500,851,257
Total assets	681,191	519,851,257	(1)
Total liabilities	667,150	19,000,000	(2)
Value of common stock which may be converted to cash ($9.90 per share)(3)	—	173,249,990
Total stockholders' equity	$14,041	$327,601,267

(1)
The "as adjusted" total assets includes total net proceeds from this offering and the private placement of the private placement securities (including deferred underwriting discounts and commissions) plus pro forma total assets.

(2)
Represents deferred underwriting discounts and commissions being held in the trust account ($21,850,000 if the underwriters' over-allotment option is exercised in full) which is payable to the underwriters upon completion of our initial business combination less $0.38 per share that the underwriters have agreed to forego with respect to shares public stockholders have elected to convert into cash pursuant to their conversion rights.

(3)
Public stockholders who voted against the extended period or business combination, as the case may be, will be entitled to convert their stock for cash of approximately $9.90 per share (or up to $173,249,990 in the aggregate), if the extended period is approved or our initial business combination is approved and consummated, as the case may be. This $9.90 amount represents approximately $9.52 per share (or $166,599,990 in the aggregate) representing the net proceeds of the offering and $0.38 per share (or $6,650,000 in the aggregate) representing deferred underwriting discounts and commissions which the underwriters have agreed to deposit into the trust account and to forego to pay converting stockholders, and does not take into account interest earned on and retained in the trust account.

        The "as adjusted" information gives effect to the sale of the units we are offering pursuant to this prospectus and the receipt of $35,000,000 from the sale of the private placement securities, including the application of the estimated net proceeds. The "as adjusted" working capital and "as adjusted" total assets include $19,000,000 (assuming no exercise of the underwriters' over-allotment option) being held in the trust account representing deferred underwriting discounts and commissions.

        The "as adjusted" working capital and total assets amounts include the $519,948,608 that will be held in the trust account following the completion of this offering, which will be distributed upon consummation of our initial business combination (i) to any public stockholders who exercise their conversion rights, (ii) to the underwriters in the amount of $19,000,000 in payment of their deferred underwriting discounts and commissions (assuming no exercise of the underwriters' over-allotment option and subject to $0.38 per share reduction for stockholders who exercise their conversion rights) and (iii) to us in the amount remaining in the trust account following the payment to any public stockholders who exercise their conversion rights and payment of deferred discounts and commissions to the underwriters. All such proceeds will be distributed from the trust account only upon the consummation of our initial business combination within the time period described in this prospectus. If a business combination is not so consummated within 24 months (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus) from the date of this prospectus, we will liquidate and the proceeds held in the trust account, including the deferred underwriting discounts and commissions and all interest thereon, after income taxes on such interest and after interest income of up to $6,000,000 on the trust account balance previously released to us to fund our working capital requirements, will be distributed to our public stockholders and iStar Financial (in respect of the component shares of the private placement units) as part of a plan of distribution after satisfaction of all our then outstanding liabilities.

        We will not proceed with an initial business combination if (i) public stockholders owning 35% or more of the shares sold in this offering exercise their conversion rights, determined on a cumulative basis, which includes the shares as to which conversion rights were exercised in connection with the stockholder vote, if any, to approve the extended period and the stockholder vote to approve our initial business combination, or (ii) the amendment to our amended and restated certificate of incorporation providing for our perpetual existence is not approved by the affirmative vote of a majority of our outstanding shares of common stock. Accordingly, we may consummate an initial business combination only if:

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  a majority of the shares of our common stock voted by the public stockholders are voted in favor of the business combination,

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  public stockholders owning less than 35% of the shares of our common stock sold in this offering exercise their conversion rights in connection with the stockholder vote to approve the extended period or our initial business combination, as applicable, in the aggregate on a cumulative basis, and

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  a majority of the outstanding shares of our common stock are voted in favor of the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence.

        If this occurred, holders of up to 35% of the shares of common stock (minus one share) sold in this offering, or 17,499,999 shares of common stock (20,124,999 shares if the underwriters exercise their over-allotment option in full), could convert such shares into cash at an initial per share conversion price of approximately $9.90 (approximately $9.88 in the aggregate if the underwriters exercise their over-allotment option in full). The actual per share conversion price will be equal to the aggregate amount then on deposit in the trust account, before payment of deferred underwriting discounts and commissions and including accrued interest, after income taxes on such interest and after interest income on the trust account balance previously released to us as described above, calculated as of the date of the special or annual meeting of stockholders approving the extended period or two business days prior to the proposed consummation of our initial business combination, as the case may be, divided by the number of shares of common stock included in the units sold in this offering and the shares of common stock underlying the private placement units.

        It is our intention to structure and consummate a business combination in which public shareholders owning up to one share less than 35% of the total number of shares sold in this offering may exercise their conversion rights on a cumulative basis and the business combination will still go forward and be consummated. We may not amend or waive this threshold without the affirmative vote of 100% of our outstanding shares of common stock. We view this 35% threshold, which is set forth in our amended and restated certificate of incorporation, as an obligation to our stockholders and will not recommend or take any action to lower this threshold or waive this requirement.

        In connection with any vote required for the extended period or business combination, our existing holders, including our executive officers and directors and iStar Financial, have agreed to vote all of the shares of common stock held by them prior to the completion of this offering in the same manner that the majority of the shares of common stock are voted by our public stockholders at the special or annual stockholders meeting called for the purpose of approving the extended period or our initial business combination. Our existing holders will not have conversion rights with respect to those shares. Our existing holders, including our executive officers and directors and iStar Financial, also have agreed that they will vote all shares of common stock they acquire in this offering or in the open market (including pursuant to any limit orders) in favor of the extended period or our initial business combination and that they will vote all such shares in favor of amending our amended and restated certificate of incorporation to provide for our perpetual existence. By virtue of this agreement, our existing holders, including our executive officers and directors and iStar Financial, will not have any conversion rights in respect of those shares acquired prior to, in or following this offering.

RISK FACTORS

        An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our securities. If any of the following events occur, our business, prospects, financial condition and results of operations may be adversely affected. In that event, the trading price of our securities could decline, and you could lose all or a part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the material risks described below.

Risks Relating to the Company and the Offering

We are a development stage company with no operating history and, accordingly, you will have no basis upon which to evaluate our ability to achieve our business objective.

        We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Because we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to consummate our initial business combination with one or more operating businesses or a portion of such business or businesses. We do not have any specific business combination under consideration, and we have neither identified, nor been provided with the identity of, any prospective target businesses. Neither we nor any representative acting on our behalf have had any contacts or discussions with any prospective target business regarding our initial business combination or taken any direct or indirect measures to locate a specific target business or consummate our initial business combination. As a result, you have a limited basis to evaluate whether we will be able to identify an attractive target business. We will not generate any revenues (other than interest income on the proceeds from this offering and the private placement of the private placement securities) until, if at all, after the consummation of our initial business combination. We cannot assure you as to when, or if, our initial business combination will occur.

We may not be able to consummate our initial business combination within the required time frame, in which case we will be required to liquidate our assets.

        We must consummate an initial business combination with one or more operating businesses, or a portion of such business or businesses, with fair market value, individually or collectively, at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions of $19,000,000, or $21,850,000 if the underwriters' over-allotment option is exercised in full, and taxes payable) at the time of our initial business combination within 24 months (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus) from the date of this prospectus. If we fail to consummate our initial business combination within the required time frame, in accordance with our amended and restated certificate of incorporation, our corporate existence will terminate, except for the purposes of winding up our affairs and our liquidation. Because we do not have any specific business combination under consideration and we have neither identified nor been provided with the identity of any specific target business or taken any measures to locate a specific target business or consummate our initial business combination, we may not be able to find a suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target business may be reduced as we approach the deadline for the consummation of our initial business combination.

If we are required to liquidate without consummating our initial business combination, our public stockholders may receive less than $10.00 per share upon distribution of the funds held in the trust account and our warrants will expire with no value.

        If we are unable to consummate our initial business combination within 24 months (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus) from the date of this prospectus and are required to liquidate our assets, the per share liquidation amount will be no more than $10.00 (not including interest, if any, on the trust account and assuming no exercise of the underwriters' over-allotment option) because of the expenses relating to this offering, our general and administrative expenses, the anticipated costs associated with seeking our initial business combination, satisfaction of our then outstanding liabilities and costs associated with our liquidation. Furthermore, there will be no distribution with respect to our outstanding warrants, which will expire with no value if we liquidate before the consummation of our initial business combination.

Unlike other blank check companies, we are permitted, pursuant to our amended and restated certificate of incorporation, to seek to extend the date by which we must consummate our initial business combination by up to an additional six months. To the extent our existing holders, including our executive officers and directors and iStar Financial, acquire any shares of common stock included in units issued in this offering or in the open market, they may be able to influence whether we extend our corporate existence. If the extended period is approved, investors may be forced to wait up to 30 months before receiving liquidation distributions.

        Unlike other blank check companies, if we have entered into a letter of intent or definitive agreement within 24 months from the date of this prospectus, we may seek to extend the date by which we must consummate our initial business combination by up to an additional six months by calling a special or annual meeting of our stockholders for the purpose of soliciting their approval for the extended period. We will extend our corporate existence to up to 30 months only if (i) the extended period is approved by a majority of the shares of our common stock voted by public stockholders and (ii) public stockholders owning less than 35% of the shares of common stock sold in this offering both vote against the proposed extended period and exercise their conversion rights in connection with such vote, as described in this prospectus.

        In connection with the vote required for an extension of our corporate existence, our existing holders, including our executive officers and directors and iStar Financial, have agreed to vote all of the shares of common stock held by them prior to the completion of this offering in the same manner that the majority of the shares of common stock are voted by our public stockholders. In addition, our existing holders, including our executive officers and directors and iStar Financial, have agreed that they will vote all shares of common stock they acquire in this offering or in the open market (including pursuant to any limit order) in favor of the extended period. As a result, to the extent that our existing holders acquire shares issued in this offering or in the open market, they may be able to influence whether we extend our corporate existence to up to 30 months.

        Without the option of extending our corporate existence to up to 30 months, if we enter into a letter of intent or definitive agreement near the end of the 24-month period following the completion of this offering, we may not have sufficient time to secure the approval of our stockholders and satisfy customary closing conditions. If the proposal for the extended period is approved by our stockholders as described in this prospectus, we will have an additional six months beyond the 24-month period within which to consummate our initial business combination. We have no obligation to return funds to investors prior to such date unless we consummate our initial business combination prior thereto and only then to those investors that have both (i) voted against the extended period or business combination, as the case may be, and (ii) requested conversion of their shares at or prior to the stockholder vote. Accordingly, we may be able to hold investors' funds in the trust account for up to 30 months and thus delay the receipt by investors of their funds from the trust account.

You will not be entitled to protections normally afforded to investors of blank check companies.

        Because the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a "blank check" company under U.S. federal securities laws. However, because we expect that our securities will be listed on the AMEX, a national securities exchange, and we will have net tangible assets in excess of $5,000,000 upon the successful completion of this offering and will file a current report on Form 8-K with the U.S. Securities and Exchange Commission, which we refer to as the SEC, promptly following completion of this offering including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC, to protect investors in blank check companies, such as Rule 419 under the Securities Act. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to those rules, including Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination than we would if we were subject to those rules. For a more detailed comparison of this offering to offerings under Rule 419, see the section entitled "Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419."

Under Delaware law, the requirements and restrictions relating to this offering contained in our amended and restated certificate of incorporation may be amended, which could reduce or eliminate the protection afforded to our stockholders by such requirements and restrictions.

        Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

  •
  if we have entered into a letter of intent or definitive agreement with respect to a business combination within 24 months from the date of this prospectus, and we anticipate that we may not be able to consummate our initial business combination within the 24-month period, we may seek stockholder approval to extend the time period within which we must consummate our initial business combination for up to an additional six months. In such case, we will present such proposal to our stockholders together with the ability to exercise their conversion rights at that time. We will have an additional six months to consummate our initial business combination only if (i) the extended period is approved by a majority of the shares of our common stock voted by our public stockholders and (ii) public stockholders owning less than 35% of the shares of our common stock sold in this offering both vote against the extended period and exercise their conversion rights;

  •
  if the extended period is approved, public stockholders who voted against such proposal and exercised their conversion rights will receive their pro rata share of the trust account (subject to the 10% limitation on conversion described herein);

  •
  upon completion of this offering, a total of $519,948,608 (or $592,923,608, if the underwriters' over-allotment option is exercised in full) from the proceeds from this offering, deferred underwriting discounts and commissions and the proceeds of the private placement of the private placement securities will be deposited into the trust account, which proceeds may not be disbursed from the trust account until the earlier of (i) our initial business combination or (ii) our liquidation;

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  prior to consummating our initial business combination, we must submit such business combination to our stockholders for approval;

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  we may consummate our initial business combination if (i) approved by a majority of the shares of our common stock voted by our public stockholders; (ii) public stockholders owning less than

    35% of the shares of our common stock sold in this offering exercise their conversion rights in connection with the stockholder vote to approve the extended period or our initial business combination, as applicable, in the aggregate on a cumulative basis, and (iii) a majority of our outstanding shares of common stock are voted in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence;

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  if the extended period is approved or a proposed initial business combination is approved and consummated, public stockholders who exercised their conversion rights and voted against the extended period or initial business combination may convert their shares into cash at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to the extended period or proposed business combination, as the case may be, at a meeting held for that purpose, provided that a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a "group" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering, on a cumulative basis, which includes any exercise of conversion rights in connection with either the stockholder vote, if any, required to approve the extended period or the stockholder vote required to approve the business combination. Shares converted in connection with the vote on the extended period and in connection with the vote on our initial business combination will be aggregated for purposes of determining this 10% limit;

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  if our initial business combination is not consummated within the 24 months (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus) from the date of this prospectus, then our corporate purposes and powers will immediately thereupon be limited to winding-up our affairs, including liquidating our assets, which will include funds in the trust account, and we will not be able to engage in any other business activities; and

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  we may not consummate any other merger, acquisition, capital stock exchange, stock purchase, asset purchase or other similar transaction other than a business combination that meets the conditions specified in this prospectus, including the requirement that our initial business combination be with one or more operating businesses, or a portion of such business or businesses, whose fair market value, individually or collectively, is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such business combination.

        Our amended and restated certificate of incorporation requires that we obtain the unanimous consent of our stockholders to amend certain of the above provisions. However, the validity of unanimous consent provisions under Delaware law has not been settled. A court could conclude that the unanimous consent requirement constitutes a practical prohibition on amendment in violation of the stockholders' implicit rights to amend the corporate charter. In that case, some or all of the above provisions could be amended without unanimous consent and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions as obligations to our stockholders and our officers and directors have agreed that they will not recommend or take any action to waive or amend any of these provisions that would take effect prior to the consummation of our initial business combination.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination.

        Identifying, executing and realizing attractive returns on business combinations is highly competitive and involves a high degree of uncertainty. We expect to encounter intense competition for potential target businesses from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds, operating businesses, and other entities and individuals, both foreign and domestic. Many of these competitors are well established and have extensive experience in identifying and consummating business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do, and our financial resources will be relatively limited when contrasted with those of many of these competitors. Furthermore, over the past several years, other "blank check" companies have been formed, and a number of such companies have grown in size. Additional investment funds and blank check companies with similar investment objectives as ours may be formed in the future by other unrelated parties and these funds and companies may have substantially more capital and may have access to and utilize additional financing on more attractive terms. While we believe that there are numerous potential target businesses with which we could combine using the net proceeds of this offering and the private placement of the private placement securities, together with additional financing, if available, our ability to compete in combining with certain sizeable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing a business combination with certain target businesses. In addition:

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  the requirement that we obtain stockholder approval of an extended period and/or a business combination may delay or prevent the consummation of our initial business combination;

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  the requirement that we prepare a proxy statement and notice of special meeting of stockholders in accordance with the requirements of Delaware law and the U.S. federal securities laws, which proxy statement will be required to be submitted to and reviewed by the SEC, in connection with an extended period and/or a business combination may delay or prevent the completion of a transaction;

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  the requirement that we prepare audited and perhaps interim-unaudited financial information to be included in the proxy statement to be sent to stockholders in connection with an extended period and/or a business combination may delay or prevent the consummation of a transaction;

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  the conversion of common stock held by our public stockholders into cash may reduce the resources available to us to fund our initial business combination;

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  the existence of our outstanding warrants, and the dilution they potentially represent, may not be viewed favorably by certain target businesses; and

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  the requirement to acquire an operating business, or a portion of such business or businesses, that have a fair market value, individually or collectively, at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of the initial business combination (i) could require us to acquire several or closely related operating businesses at the same time, all of which acquisitions would be contingent on the closings of the other acquisitions, which could make it more difficult to consummate our initial business combination and (ii) together with our ability to proceed with a business combination if public stockholders owning less than 35% of the shares of our common stock sold in this offering exercise their conversion rights on a cumulative basis as described in this prospectus, may require us to raise additional funds through additional sales of our securities or incur indebtedness in order to enable us to effect such a business combination.

Any of these factors may place us at a competitive disadvantage in consummating our initial business combination on favorable terms or at all.

        To the extent that our initial business combination entails the contemporaneous combination with more than one operating business or portions of businesses, we may not have sufficient resources, financial or otherwise, to effectively and efficiently conduct adequate due diligence and negotiate definitive agreements on terms most favorable to our stockholders. In addition, because our initial business combination may be with different sellers, we will need to convince such sellers to agree that our purchase of their businesses is contingent upon the simultaneous closings of the other acquisitions.

The alternative asset management business is intensely competitive which may make it costly and otherwise difficult for us to consummate our initial business combination on favorable terms or at all or generate attractive returns.

        We will be targeting managers of alternative asset portfolios. Alternative asset management portfolios are commonly referred to by such categories as hedge funds, private equity funds or real estate funds, among others. Over the past several years, the size and number of hedge funds and private equity funds has continued to increase. If this trend continues, the allocation of increasing amounts of capital to alternative investment strategies by institutional and individual investors may lead to a reduction in profitable investment opportunities, including by driving prices for investments higher and increasing the difficulty of achieving targeted returns. In addition, if interest rates were to rise or there were to be a prolonged bull market in equities, the attractiveness of alternative asset management businesses relative to investments in other investment products could decrease.

        To the extent we acquire a business in the alternative asset management sector, we will compete in all aspects of our business with a large number of investment management firms, private equity fund sponsors, hedge fund sponsors and other financial institutions. Additionally, many of these competitors may be attempting to acquire businesses in the alternative asset management sector, which could make it more costly and otherwise difficult for us to consummate our initial business combination on favorable terms or at all. After any such acquisition, a number of factors may serve to increase our competitive risks:

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  investors may develop concerns that we will allow a business to grow to the detriment of its performance;

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  other entities that participate in the alternative asset management sector will have greater capital and may have greater sector expertise than we do, which creates competitive disadvantages with respect to investment opportunities; and

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  there are relatively few barriers to entry impeding new private equity and hedge fund management firms, and the successful efforts of new entrants into the alternative asset management sector, including former "star" portfolio managers at large diversified financial institutions as well as such institutions themselves, will continue to result in increased competition.

        These and other factors could materially adversely affect any target business and our ability to consummate our initial business combination on favorable terms or at all.

Because there are numerous "blank check" companies similar to ours seeking to consummate an initial business combination, it may be more difficult for us to consummate our initial business combination.

        Based upon publicly available information, as of January 31, 2008, approximately 150 similarly structured "blank check" companies have completed initial public offerings in the United States since the start of 2004 and 47 others have filed registration statements. Of the "blank check" companies that have completed initial public offerings, 43 companies have consummated a business combination, while 25 other companies have announced that they have entered into definitive agreements or letters of intent with respect to potential business combinations but have not yet consummated such business combinations. Eight companies have failed to complete previously announced business combinations and have announced their pending dissolution and return of trust proceeds to stockholders. Accordingly, the remaining 74 "blank check" companies that we estimate to have raised approximately $13.5 billion that is currently held in trust accounts, and potentially an additional 47 "blank check"

companies that have filed registration statements to raise approximately $10.4 billion, will be seeking to enter into business combinations. As a result, we may be subject to competition from these and other companies seeking to consummate a business combination which, in turn, will result in an increased demand for target businesses. Further, the fact that 43 "blank check" companies have consummated a business combination, 25 other companies have entered into definitive agreements or letters of intent with respect to potential business combinations, and eight companies have failed to complete a business combination, may be an indication that there are a limited number of attractive target businesses available or that many target businesses may not be inclined to enter into a business combination with a publicly held "blank check" company. Because of this competition, we cannot assure you that we will be able to consummate an initial business combination within the required time periods. If we are unable to find a suitable target operating business within the required time period, the terms of our amended and restated certificate of incorporation will require us to liquidate.

We may have insufficient resources to cover our operating expenses and the expenses of consummating our initial business combination.

        We believe that the $200,000 available to us outside of the trust account upon completion of this offering and interest earned of up to $6,000,000, after taxes, on the balance of the trust account that we expect to be available to us will be sufficient to cover our working capital requirements for the next 24 months (or 30 months if the extended period is approved by our public stockholders), including expenses incurred in connection with our initial business combination, based upon our executive officers' estimate of the amount required for these purposes. This estimate may prove inaccurate, especially if a portion of the available proceeds is used to make a down payment or pay exclusivity or similar fees in connection with our initial business combination or if we expend a significant portion of the available proceeds in pursuit of a business combination that is not consummated. Moreover, a decline in interest rates applicable to amounts included in the trust account could limit the amount available to fund our search, to pay our tax obligations and to complete the initial business combination. Recently, interest rates on short-term obligations have fallen substantially. See "—A decline in interest rates could limit the amount available to fund our search for a target business or businesses and consummate a business combination because we will depend on interest earned on the trust account to pay our tax obligations, to fund our search and to consummate our initial business combination." If we do not have sufficient proceeds available to cover our expenses, we may be required to obtain additional financing from our executive officers, our directors, our existing holders or third parties. Such additional financing may include loans from third parties or additional sales of our securities, although we currently have no intention of obtaining third party loans. There is no assurance that we will be able to obtain financing at reasonable terms or at all. We would seek to have any third party lenders waive any claim to any monies held in the trust account for the benefit of the public stockholders. iStar Financial has agreed to reimburse the trust account for any claims made by such lenders to the extent that the payment of any debts or obligations owed to such lenders actually reduces the amount in the trust account. We may not be able to obtain additional financing. None of our executive officers, directors or existing holders are obligated to provide any additional financing. If we do not have sufficient proceeds to fund our initial business combination and are unable to obtain additional financing, we may be required to liquidate prior to consummating our initial business combination.

Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a "group," will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering.

        When we seek stockholder approval of any extended period or business combination, we will offer each public stockholder (but not our existing holders) the right to have his, her, or its shares of common stock converted to cash if the stockholder votes against the extended period or business combination and the extended period is approved and the business combination is approved and consummated. Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a "group" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering, on a cumulative basis, which includes any exercise of conversion rights in connection with either the stockholder vote, if any, required to approve the extended period or the stockholder vote required to approve the business combination. Accordingly, if you purchase more than 10% of the shares sold in this offering, vote all of your shares against the extended period or proposed business combination, as the case may be, and the extended period or proposed business combination is approved and, in the case of the business combination, also consummated, you will only be able to exercise your conversion rights with respect to a portion of your shares and may be forced to hold any excess shares (although you will be able to vote such excess shares) or sell them in the open market. We cannot assure you that the value of such additional shares will appreciate over time following a business combination or that the market price of the common stock will exceed the per share conversion price.

The ability of our stockholders to exercise their conversion rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

        When we seek stockholder approval of the extended period or business combination, we will offer each public stockholder (but not our existing holders) the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the extended period or business combination, as the case may be, and if the extended period is approved or our initial business combination is approved and consummated; provided that a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a "group" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering, on a cumulative basis, which includes any exercise of conversion rights in connection with either the stockholder vote, if any, required to approve the extended period or the stockholder vote required to approve the business combination. Such holder must both (i) vote against the extended period or business combination and (ii) exercise his, her or its conversion rights to receive a pro rata portion of the trust account. Accordingly, if our initial business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise their conversion rights, we may either need to reserve part of the trust account for possible payment upon conversion rights, or we may need to arrange third party financing to help fund the acquisition of our initial business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Because we have no specific business combination under consideration, we have not taken any steps to secure third party financing. Therefore, we may not be able to consummate our initial business combination that requires us to use all of the funds held in the trust account as part of the purchase price unless we obtain third party financing, and if such financing involves debt, our leverage ratio may not be optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

A decline in interest rates could limit the amount available to fund our search for a target business or businesses and consummate a business combination because we will depend on interest earned on the trust account to pay our tax obligations, to fund our search and to consummate our initial business combination.

        Of the net proceeds of this offering, only $200,000 will be available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with additional working capital in order to identify one or more target businesses and to consummate our initial business combination, as well as to pay any tax obligations that we may owe. While we are entitled to have released to us for such purposes certain interest earned on the funds in the trust account, a substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate and close our initial business combination. Recently, interest rates on short-term obligations have fallen substantially. If we have insufficient funds, we may need to borrow funds from our existing holders or third parties to operate or may be forced to liquidate. None of these parties are under any obligation to advance funds in such circumstances.

Our determination of the offering price of our units and of the aggregate amount of proceeds we are raising in this offering was more arbitrary than typically would be the case if we were an operating company rather than an acquisition vehicle.

        Prior to this offering, we had no operating history and there was no public market for any of our securities. The public offering price of the units, the terms of the private placement warrants and the private placement units, the aggregate proceeds we are raising and the amount to be placed in a trust account were the products of negotiations between the underwriters and us. The factors that were considered in making these determinations included:

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  the history and prospects of companies whose principal business is the acquisition of other businesses;

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  the industry on which we intend to focus our initial acquisition efforts;

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  prior offerings of those companies;

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  our prospects for acquiring an operating business;

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  our capital structure;

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  an assessment of our executive officers and their experience in identifying acquisition targets and structuring acquisitions on favorable terms;

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  general conditions of the securities markets at the time of this offering;

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  the likely competition for target businesses;

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  the likely number of potential targets; and

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  our executive officers' estimate of our operating expenses for the next 24 months or 30 months if the extended period is approved by our public stockholders.

        Our initial business combination must be with one or more operating businesses, or a portion of such business or businesses, whose fair market value, individually or collectively, is equal to at least 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such acquisition. We expect that an initial public offering of $500,000,000 plus the proceeds from the private placement of the private placement securities will enable us to consummate our initial business combination with one or more operating businesses, or a portion of such business or businesses, whose fair market value is approximately $400,758,886. The actual amount of consideration which we will be able to pay for our initial business combination will depend on whether we choose, or are able, to pay a portion of our initial business combination consideration with shares of our common stock or if we are able to finance a portion of the consideration with shares of our common stock or with debt financing. Although these factors were considered, the determination of our per unit offering price and aggregate proceeds was more arbitrary than typically would be the case if we were an operating company, as it is based on our executive officers' estimate of the amount needed to fund our operations for the next 24 months (or 30 months if the extended period is approved by our public stockholders) and to consummate our initial business combination, because we have no operating history or financial results. In addition, because we have not identified any specific target businesses, management's assessment of the financial requirements necessary to consummate our initial business combination may prove to be inaccurate, in which case we may not have sufficient funds to consummate our initial business combination and we will be required to either find additional financing or liquidate.

A stockholder who abstains from voting will lose the ability to receive a pro rata share of the funds in the trust account if we approve the extended period or consummate our initial business combination.

        If we are unable to consummate our initial business combination within 24 months from the date of this prospectus, but have entered into a letter of intent or definitive agreement with respect to a business combination, we may seek stockholder approval to extend the period of time to consummate our initial business combination by up to an additional six months, and prior to the consummation of our initial business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable Delaware law. In each instance, if we achieve a quorum for the meeting, only stockholders who exercise their right to vote will affect the outcome of the stockholder vote. Abstentions are not considered to be voting "for" or "against" the transaction. Any stockholder who abstains from voting would be bound by the decision of the majority of stockholders who do vote. As a result, an abstaining stockholder will lose the ability to receive a pro rata share of the trust account, including accrued interest (after taxes payable on such interest income and after release of up to $6,000,000 of interest income, after tax, to fund working capital requirements), which would be available to a stockholder that both (i) votes against the extended period or our initial business combination, as the case may be, and (ii) exercises its conversion rights.

We may require stockholders who wish to convert their shares in connection with the extended period or a proposed business combination to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising their rights.

        We may require public stockholders who wish to exercise their conversion rights regarding their shares in connection with the extended period or a proposed business combination, as the case may be, to either tender their certificates to our transfer agent or to deliver their shares to the transfer agent electronically using the Depository Trust Company's DWAC (Deposit/Withdrawal At Custodian) System at any time up until the business day immediately preceding the vote taken at the stockholder meeting relating to the extended period or business combination, as the case may be. In order to obtain a physical stock certificate, a stockholder's broker and/or clearing broker, the Depository Trust Company and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over the process, it may take significantly longer than two weeks to obtain a physical stock certificate and you may not be able to convert your shares in time. While we have been advised that it takes a short time to deliver shares through the DWAC System, we cannot assure you of this fact. Accordingly, we will only require stockholders to deliver their certificates prior to the vote if, in accordance with the AMEX's proxy notification recommendations, stockholders receive the proxy soliciting materials at least 20 days prior to the meeting. However, if it takes longer than we anticipate for stockholders to deliver their shares, stockholders who wish to exercise their conversion rights may be unable to meet the deadline for exercising their conversion rights and thus may be unable to convert their shares.

We will proceed with a business combination even if public stockholders owning in the aggregate one share less than 35% of the shares sold in this offering exercise their conversion rights.

        We will proceed with a business combination only if public stockholders owning at most an aggregate of one share less than 35% of the shares sold in this offering exercise their conversion rights on a cumulative basis as described in this prospectus, provided that a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a "group" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering, on a cumulative basis, which includes any exercise of conversion rights in connection with either the stockholder vote, if any, required to approve the extended period or the stockholder vote required to approve the business combination. Accordingly, public stockholders owning in the aggregate one share less than 35% of the shares sold in this offering may vote against the extended period or our business combination, as the case may be, and exercise their conversion rights and we could still consummate a proposed initial business combination. We have increased the conversion percentage (from the 30% that is customary in similar offerings to 35%) and limited the percentage of shares that a public stockholder, together with any of his affiliates or other persons with whom he is acting in concert or as a "group," can convert in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from completing a business combination that may otherwise be approved by a large majority of our public stockholders. As a result of this change, it may be easier for us to complete a business combination even in the face of a strong stockholder dissent, thereby negating some of the protections of having a lower conversion threshold to public stockholders. Furthermore, the ability to consummate a transaction despite shareholder disapproval in excess of what would be permissible in a traditional blank check offering may be viewed negatively by potential investors seeking shareholder protections consistent with traditional blank check offerings.

We may need to raise additional funds in order to consummate our initial business combination and may not be able to arrange financing on favorable terms.

        Our business combination may require us to use substantially all of our cash to pay the purchase price. In such a case, because we will not know how many stockholders may exercise their conversion rights, we may need to arrange for third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Additionally, even if our business combination does not require us to use substantially all of our cash to pay the purchase price, if a significant number of stockholders exercise their conversion rights, we will have less cash available to use in furthering our business plans following a business combination and may need to arrange third party financing. We have not taken any steps to secure third party financing for either situation, and we cannot assure you that we would be able to obtain such financing on terms favorable to us or at all.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per share liquidation price received by our public stockholders could be less than approximately $9.90 per share.

        Placing the funds in a trust account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, providers of financing, prospective target businesses and other entities with whom we execute agreements waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, we are not obligated to obtain a waiver from any potential creditor or potential target business and there is no guarantee that they will agree to provide such a waiver, which is not a condition to our doing business with anyone. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by our executive officers and directors to be significantly superior to those of other consultants that would agree to execute a waiver or if our executive officers and directors are unable to find a provider of required services willing to provide the waiver. In any event, our executive officers and directors would perform an analysis of the alternatives available to us and would enter into an agreement with a third party that did not execute a waiver only if they believed that such third party's engagement would be significantly more beneficial to us than any alternative. We will seek to secure waivers that we believe are valid and enforceable, but it is possible that a waiver may later be found to be invalid or unenforceable. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts, or agreements with us and will not seek recourse against the trust account for any reason. Accordingly, the proceeds held in the trust account could be subject to claims that would take priority over the claims of our public stockholders and the per share liquidation price could be less than approximately $9.90, plus interest, due to claims of such creditors or other entities. If we are unable to consummate our initial business combination and are required to liquidate, iStar Financial has agreed to reimburse us for our debts to any vendors, providers of financing, prospective target businesses and other entities with whom we execute agreements, if any, in all cases only to the extent necessary to ensure that such claims do not reduce the amount in the trust account. iStar Financial's reimbursement obligation is not subject to any dollar limitation or limited to particular assets, but it does exclude certain claims. Specifically, iStar Financial will not be obligated to reimburse us for our debts to any third party who executed a waiver (including a prospective acquisition target) or the underwriters of this offering. Based on representations made to us by iStar Financial, we currently believe that iStar Financial, a publicly traded company with total assets of approximately $15.3 billion as of September 30, 2007, has sufficient means and is capable of funding a shortfall in our trust account to satisfy its indemnification obligations. However, we have not asked iStar Financial to reserve for such an eventuality. We cannot assure you that iStar Financial will be able to satisfy those obligations or that the proceeds in the trust account will not be reduced by such claims. In the event that the proceeds in the trust account are reduced and iStar Financial asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether we would take legal action against iStar Financial to enforce its indemnification obligations. Furthermore, creditors may seek to interfere with the distribution of the trust account pursuant to federal or state creditor and bankruptcy laws, which could delay the actual distribution of such funds or reduce the amount ultimately available for distribution to our public stockholders and iStar Financial (in respect of the component shares of the private placement units). If we are required to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the funds held in the trust account will be subject to applicable bankruptcy law and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims are permitted against the trust account, the per share liquidation distribution would be less than the initial $9.90 per share held in the trust account.

Our independent directors may decide not to enforce iStar Financial's indemnification obligations, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.

        iStar Financial has agreed to reimburse us for our debts to any vendors, providers of financing, prospective target businesses and other entities with whom we execute agreements if any, in each case only to the extent necessary to ensure that such claims do not reduce the proceeds in the trust account. However, iStar will not have any personal liability as to any claimed amounts owed to a third party who executed a waiver (including a prospective acquisition target) or the underwriters. In the event that the proceeds in the trust account are reduced and iStar Financial asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether we would take legal action against iStar Financial to enforce its indemnification obligations. While we currently expect that our independent directors would take action on our behalf against iStar Financial to enforce its indemnification obligations, it is possible that our independent directors in exercising their business judgment may choose not to do so in a particular instance. If our independent directors choose not to enforce the indemnification obligations of iStar Financial, the amount of funds in the trust account available for distribution to our public stockholders will be reduced and the per share liquidation distribution will be less than the initial approximately $9.90 per share held in the trust account.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them in our liquidation. Any liability may extend well beyond the third anniversary of the date of dissolution because we do not intend to comply with the procedures set forth in Section 280 of the Delaware General Corporation Law.

        We have 24 months (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus) from the date of this prospectus in which to consummate our initial business combination. We have no obligation to return funds to our stockholders prior to such date unless we consummate a business combination before then, and only then in cases where stockholders have sought conversion of their shares in connection with a stockholder vote to approve the extended period or our initial business combination. Only after the expiration of this period will our stockholders be entitled to liquidating distributions if we are unable to consummate a business combination. Accordingly, the funds held in our trust account may be unavailable to stockholders until such date.

        If we are unable to consummate our initial business combination within 24 months (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus) from the date of this prospectus, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder's pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after the expiration of the 24- or 30-month period and, therefore, we do not intend to comply with those procedures. Because we will not be complying with those procedures, we are required, pursuant to Section 281 of the Delaware General Corporation Law to adopt a plan of distribution that will provide for the payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. If we underestimate claims that may be potentially brought against us, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) in a liquidation and any liability of our stockholders may extend well beyond the third anniversary of the date of dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us. In addition, because we are required to dissolve before the funds from the trust can be distributed to our stockholders, there could be time delays in making such a distribution. However, because we are a blank check company rather than an operating company and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors that we engage after the completion of this offering (such as accountants, lawyers, investment bankers, etc.), potential target businesses and any providers of financing. We intend to have all vendors, providers of financing, prospective target businesses and any other entities with whom we execute agreements waive any right, title, interest or claim of any kind in or to any monies held in the trust account, although no assurance can be given that such parties will execute such agreements.

        If we are required to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a "preferential transfer" or a "fraudulent conveyance." As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after 24 months (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus) from the date of this prospectus, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our directors may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, thereby exposing themselves and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure that claims will not be brought against us for these reasons.

Because we have not selected any specific target businesses, you will be unable to ascertain the merits or risks of any particular target business's operations.

        We may consummate a business combination with an operating company in the alternative asset management industry, but will not be limited to pursuing acquisition opportunities only within that industry. Because we have not yet identified or approached any specific target business with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business's operations, financial condition, or prospects. To the extent we consummate our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. Although our executive officers and directors will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors, or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in an acquisition target. Except for the limitation that an acquisition target has a fair market value of at least 80% of the balance in the trust account (excluding the amount held in the trust account representing the deferred underwriting discounts and commissions and taxes payable) at the time of the acquisition, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition target. For a more complete discussion of our selection of target businesses, see the section entitled "Proposed Business—Consummating an Initial Business Combination—Selection of a Target and Structuring of an Initial Business Combination."

The reputation of the alternative asset management industry could be adversely affected by regulatory compliance failures, the potential adverse effect of changes in laws and regulations applicable to our business and effects of negative publicity surrounding the hedge fund industry in general.

        Potential regulatory action poses a significant risk to the alternative asset management industry, which is subject to extensive regulation in the United States and in other countries. If we acquire a target business in the alternative asset management industry, we may be subject to regulation by the SEC under the Exchange Act and possibly the Investment Advisers Act of 1940, or amended. It is also likely that our investing activities will be subject to regulation by various U.S. state regulators and possibly by other Federal regulators, such as the Commodity Futures Trading Commission. To the extent we acquire a target business with international operations, our investment activities around the globe will be subject to a variety of regulatory regimes that vary country by country.

        Each of the regulatory bodies with jurisdiction over the alternative asset management industry has regulatory powers dealing with many aspects of financial services, including the author to grant, and in specific circumstances to cancel, permissions to carry on particular businesses. A failure to comply with the obligations imposed by the Investment Advisers Act of 1940 on investment advisers, including record-keeping, advertising and operating requirements, disclosure obligations and prohibitions on fraudulent activities, or by the 1940 Act, could result in investigations, sanctions and reputational damage among other things. Any hedge fund manager would be involved regularly in trading activities which implicate a broad number of U.S. and foreign securities law regimes, including laws governing trading on inside information, market manipulation and a broad number of technical trading requirements that implicate fundamental market regulation policies. Violation of such laws could result in severe restrictions on our activities and in damage to our reputation.

        Our failure to comply with applicable laws or regulations could result in fines, censure, suspensions of personnel or other sanctions as well as criminal penalties and civil liability. The regulations to which we may be subject are designed primarily to protect asset management clients and investors in funds and to ensure the integrity of the financial markets. Even if a sanction imposed against us or our personnel by a regulator is for a small monetary amount, the adverse publicity related to such sanction against us by regulators could harm our reputation and impede our ability to raise additional capital.

        As a result of recent highly-publicized financial scandals, investors have exhibited concerns over the integrity of the U.S. financial markets, and the regulatory environment surrounding the alternative asset management industry is subject to further regulation. In recent years, there has been debate in both the U.S. and foreign governments about new rules or regulations to be applicable to hedge funds or other alternative investment products. We may be adversely affected if new or revised legislation or regulations are enacted, or by changes in the interpretation or enforcement of existing rules and regulations imposed by the SEC, other U.S. or foreign governmental regulatory authorities or self-regulatory organizations that supervise the financial markets. Such changes could place limitations on the type of investor that can invest in alternative asset funds or on the conditions under which such investors may invest. Further, such changes may limit the scope of investing activities that may be undertaken by alternative asset managers. Any such changes could increase our costs of doing business or materially adversely affect our profitability.

A significant portion of our working capital could be expended in pursuing business combinations that are not consummated.

        It is anticipated that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. In addition, we may opt to make down payments or pay exclusivity or similar fees in connection with structuring and negotiating a business combination. If a decision is made not to consummate a specific business combination, the costs incurred up to that point in connection with the abandoned transaction, potentially including down payments or exclusivity or similar fees, will not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate our initial business combination for any number of reasons including those beyond our control, such as if our public stockholders holding 35% or more of our common stock vote against the extended period or our initial business combination, as the case may be, in the aggregate on a cumulative basis as discussed in this prospectus, even though a majority of our public stockholders approve the transaction. Any such event will result in a loss to us of the related costs incurred, which could materially adversely affect subsequent attempts to locate and combine with another business.

We may issue additional shares of our capital stock, including through convertible debt securities, to consummate our initial business combination, which would reduce the equity interest of our stockholders and may cause a change in control of our ownership.

        Our amended and restated certificate of incorporation authorizes the issuance of up to 250,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering and the private placement of the private placement securities, there will be 91,250,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation of shares issuable upon full exercise of our outstanding warrants and the underwriters' over-allotment option) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue any additional securities, we may issue a substantial number of additional shares of our common stock, preferred stock or a combination of both, including through convertible debt securities, as consideration for or to finance a business combination. The issuance of additional shares of our common stock or any number of shares of preferred stock, including upon conversion of any debt securities, may:

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  significantly dilute the equity interest of investors in this offering;

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  may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stock;

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  cause a change in control which may affect, among other things, our ability to use our net operating loss carryforwards, if any, and result in the resignation or removal of our current executive officers and directors; and

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  adversely affect prevailing market prices for our common stock and warrants.

        The underwriting agreement prohibits us, prior to our initial business combination, from issuing additional units, additional common stock, preferred stock, additional warrants, or any options or other securities convertible or exchangeable into common stock or preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination, without the prior written consent of Banc of America Securities LLC.

We may be unable to obtain additional financing, if required, to consummate our initial business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

        Although we believe that the net proceeds of this offering and from the private placement of the private placement securities will be sufficient to allow us to consummate a business combination, because we have not yet identified or approached any prospective target businesses, we cannot ascertain the capital requirements for any particular business combination. If the net proceeds of this offering and from the private placement of the private placement securities prove to be insufficient, because of the size of the initial business combination or the depletion of the available proceeds in the trust account in search of target businesses, or because we become obligated to convert into cash a significant number of shares from dissenting stockholders, we may be required to seek additional financing through the issuance of equity or debt securities or other financing arrangements. We cannot assure you that such financing will be available on favorable terms, if at all.

        Although we have no current plans to do so, if we were to incur a substantial amount of debt to finance a business combination, such incurrence of debt could:

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  lead to default and foreclosure on our assets if our operating revenues and cash flow after a business combination are insufficient to pay our debt obligations;

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  cause an acceleration of our obligation to repay the debt, even if we make all principal and interest payments when due, if we breach the covenants contained in the terms of any debt documents, such as covenants that require the maintenance of certain financial ratios or reserves, without a waiver or renegotiation of such covenants;

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  create an obligation to repay immediately all principal and accrued interest, if any, upon demand to the extent any debt is payable on demand;

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  require us to dedicate a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock, working capital, capital expenditures, acquisitions and other general corporate purposes;

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  limit our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

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  make us more vulnerable to adverse changes in general economic, industry, and competitive conditions and adverse changes in government regulation;

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  limit our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our strategy or other purposes; and

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  place us at a disadvantage compared to our competitors who have less debt.

        To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we may be compelled to restructure or abandon that particular business combination and seek alternative target businesses. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business or businesses. The failure to secure additional financing could have a material adverse effect on the continued development or growth of our combined business or businesses. No one, including our executive officers, directors and existing holders, is required to provide any financing to us in connection with or after the consummation of our initial business combination.

Some of our executive officers and directors may remain with us following our initial business combination, which may result in a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public stockholders' best interests.

        Some of our executive officers and directors may continue to be involved in our management following our initial business combination. If any or all of them decide to do so, the personal and financial interests of our executive officers and directors may influence them to condition a business combination on their retention by us and to view more favorably target businesses that offer them a continuing role, either as an officer, director, consultant, or other third-party service provider, after the business combination. Our executive officers and directors could be negotiating the terms and conditions of the business combination on our behalf at the same time that they, as individuals, were negotiating the terms and conditions related to an employment, consulting or other agreement with representatives of the potential business combination candidate. As a result, there may be a conflict of interest in the negotiation of the terms and conditions related to such continuing relationships as our executive officers and directors may be influenced by their personal and financial interests rather than the best interests of our public stockholders.

        If we acquire a target business in an all-cash transaction, it would be more likely that our current executive officers and directors would remain with us, if they choose to do so. If our initial business combination were structured as a merger in which the owners of the target business were to control us following a business combination, it may be less likely that our current management would remain with us because control would rest with the owners of the target business and not our current management, unless otherwise negotiated as part of the transaction in the acquisition agreement, an employment agreement or other arrangement.

Our executive officers and directors will allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate a business combination.

        Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and the search for a business combination on the one hand and their other businesses on the other hand. We do not intend to have any full-time employees prior to the consummation of our initial business combination. All of our executive officers are engaged in other business endeavors (none of which are blank check companies) for which they are entitled to substantial compensation and are not obligated to contribute any specific number of hours per week to our affairs. Our executive officers and directors currently devote fewer than 10 hours per week to our business and affairs. Mr. Sugarman, our chairman of the board of directors, continues to serve as iStar Financial's chairman and chief executive officer. Mr. Nydick, our chief executive officer and president and also our director, continues to serve as iStar Financial's president. Our outside directors also serve as officers and board members for other entities, including, without limitation, iStar Financial, Plum Creek Timber Company Inc., Reis, Inc. and Protégé Partners, LLC. See "Management—Directors and Executive Officers." If our executive officers' and directors' other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to consummate our initial business combination. We cannot assure you that these conflicts will be resolved in our favor. As a result, a potential target business may be presented to another entity prior to its presentation to us and the opportunities available to us to consummate our initial business combination may be limited.

Our independent directors have pre-existing fiduciary duties to companies for which they currently serve as executive officers and directors. These pre-existing fiduciary duties or obligations may prevent them from presenting otherwise suitable target businesses to us.

        Our independent directors owe pre-existing fiduciary duties to companies for which they currently serve as executive officers and directors. Robin Josephs is a director (and member of the compensation and audit committees) of iStar Financial and Plum Creek Timber Company Inc. (NYSE: PCL); Jeffrey Lynford is the chairman of the board of directors of Reis, Inc. (NASDAQ: REIS), an internet-based business information firm specializing in real estate analytics; and Jeffrey Tarrant is managing member and chief executive officer of Protégé Partners, LLC, a private investment management firm that invests in a broadly diversified portfolio of smaller, specialized hedge fund managers. Our independent directors may join other boards in the future. To the extent that our independent directors identify business combination opportunities that may be suitable for entities to which they have fiduciary obligations other than us, or are presented with such opportunities in their capacities as fiduciaries to such entities, they shall honor their fiduciary obligations. Accordingly, except with respect to iStar Financial, which is subject to the business opportunity right of first offer agreement with us, our independent directors may not present business combination opportunities to us that come to their attention in the performance of their duties as directors of other entities unless the other companies have declined to accept such opportunities or clearly lack the resources to take advantage of such opportunities.

Our business opportunity right of first offer agreement with iStar Financial, Jay Sugarman and Jay Nydick may limit the opportunities that are available to us to consummate our initial business combination.

        We have entered into a business opportunity right of first offer agreement with iStar Financial, Jay Sugarman and Jay Nydick which provides that from the date of this prospectus until the earlier of the consummation of our initial business combination or our liquidation, we will have a right of first offer with respect to business combination opportunities presented to iStar Financial and these executive officers with alternative asset managers, other than managers whose majority of assets under management consist of real estate investments, and iStar Financial will have a right of first offer with respect to any business combination opportunity to which we do not have a right of first offer. Accordingly, the business opportunity right of first offer agreement may limit the opportunities that are available to us to consummate our initial business combination.

None of our executive officers or directors has ever been associated with a publicly held blank check company.

        None of our executive officers or directors has ever served as an officer or director of a development stage public company with the business purpose of raising funds to acquire an operating business. Accordingly, you may not be able to adequately evaluate their ability to successfully consummate our initial business combination through a blank check company or a company with a structure similar to ours.

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our executive officers, directors or existing holders which may raise potential conflicts of interest.

        In light of our executive officers', directors' and existing holders' involvement with other companies and our intent to consummate our initial business combination in the alternative asset management industry, we may decide to acquire one or more businesses affiliated with our executive officers, directors or existing holders. Certain of our executive officers and directors, identified below, are affiliated with iStar Financial, which may compete with us for combination with target businesses. iStar Financial holds a non-controlling interest in Oak Hill Advisors, L.P., a manager of debt securities. Oak Hill Advisors, L.P. will not be subject to the business opportunity right of first offer agreement between us and iStar Financial. Our executive officers, directors and existing holders are not currently aware of any specific opportunities to consummate a business combination with any entities with which they are affiliated, and there have been no preliminary discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would consider such a transaction if we determined that such affiliated entity met our criteria for a business combination as set forth in "Proposed Business—Consummating an Initial Business Combination—Selection of a Target and Structuring of Our Initial Business Combination." Despite our agreement to obtain an opinion from an independent investment banking firm regarding the fairness to our stockholders from a financial point of view of a business combination with one or more businesses affiliated with our existing holders, or our current executive officers and directors, potential conflicts of interest still may exist and, as a result, the terms of the initial business combination may not be as advantageous to our public stockholders as they would be absent any conflicts of interest.

We may enter into agreements with consultants or financial advisers that provide for the payment of fees upon the consummation of our initial business combination, and, therefore, such consultants or financial advisers may have conflicts of interest.

        If we agree to pay consultants or financial advisers fees that are tied to the consummation of our initial business combination, they may have conflicts of interests when providing services to us, and their interests in such fees may influence their advice with respect to a potential business combination.

Because each of our executive officers and directors directly or indirectly owns or will own shares of our common stock that will not participate in liquidating distributions, they may have a conflict of interest in determining whether a particular target business is appropriate for our initial business combination.

        Messrs. Sugarman and Nydick and each of our directors, each directly or indirectly, through their interests in iStar Financial, owns or will own shares of our common stock. Upon our liquidation, none of iStar Financial, or our executive officers or directors will have the right to receive distributions from the trust account with respect to shares of our common stock they acquired prior to the completion of this offering, other than component shares of the private placement units, and it and they would lose its and their investment in us were this to occur. Therefore, our executive officers' and directors' personal and financial interests may influence their motivation in identifying and selecting target businesses and consummating our initial business combination in a timely manner. This may also result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders' best interest.

Our executive officers' and directors' interests in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public stockholders' best interest.

        Our executive officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account, unless the initial business combination is consummated. The amount of available proceeds is based upon our executive officers' estimate of the amount needed to fund our operations for the next 24 months (or 30 months if the extended period is approved by our public stockholders) and to consummate our initial business combination. This estimate may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment in connection with our initial business combination or pay exclusivity or similar fees or if we expend a significant portion of the available proceeds in pursuit of our initial business combination that is not consummated. The financial interest of our executive officers and directors could influence their motivation in selecting a target and thus, there may be a conflict of interest when determining whether a particular business combination is in our public stockholders' best interest.

Provisions in our charter documents may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

        Our amended and restated certificate of incorporation contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. Our charter provides that our board of directors is divided into three classes, each of which will generally serve for a term of three years, with only one class of directors being elected each year. As a result, at any annual meeting, only a minority of the board of directors will be considered for election. Because our

"staggered board" would prevent our stockholders from replacing a majority of our board of directors at any annual meeting, it may entrench management and discourage unsolicited stockholder proposals that may be in the best interests of stockholders. Further, under our amended and restated certificate of incorporation and by-laws, our directors may be removed by a majority vote of our stockholders and only for cause. In addition, our board of directors has the ability to designate the terms of and issue new series of preferred stock. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

We will not generally be required to obtain a determination of the fair market value of a target business or target businesses from an unaffiliated, independent investment banking firm.

        Our initial business combination must be with one or more operating businesses, or a portion of such business or businesses, whose fair market value, individually or collectively, is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such combination. The fair market value of such business or businesses will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, the values of comparable businesses, earnings and cash flow, the repayment, refinancing and assumption of debt by the acquirer and book value. If our board of directors is not able to independently determine that the target business has a sufficient fair market value to meet the threshold criterion or if one of our executive officers, directors or existing holders is affiliated with that target business, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the Financial Industry Regulatory Authority, or FINRA, with respect to the fair market value of the target business. In all other instances, we will have no obligation to obtain or provide our stockholders with a fairness opinion. Investment banking firms providing fairness opinions typically place limitations on the purposes for which the opinion may be used, and there can be no assurances that, as a result of such limitations or applicable law, stockholders will be entitled to rely on the opinion. We expect to require that any firm selected by us to provide a fairness opinion will adhere to general industry practice in stating the purposes for which its opinion may be used. If no opinion is obtained or if stockholders are not permitted to rely on the opinion, our stockholders will be relying solely on the judgment of our board of directors with respect to the determination of the fair market value of our initial business combination.

The AMEX may delist our securities from trading on its exchange which could limit investors' ability to make transactions in our securities and subject us to additional trading restrictions.

        We anticipate that our units, and, after the date of separation, shares of common stock and warrants, which we refer to, collectively, as our securities, will be listed on the AMEX on or promptly after the date of this prospectus. Although after giving effect to this offering we expect to meet on a pro forma basis the minimum initial listing standards set forth in Sections 101 (b) and (c) of the American Stock Exchange Company Guide, we cannot assure you that our securities will be, or will continue to be, listed on the AMEX in the future, prior to a business combination. In order to continue listing our securities on the AMEX prior to a business combination, we must maintain certain financial, distribution and stock price levels. Generally, we must maintain a minimum amount in stockholders' equity (generally between $2,000,000 and $4,000,000) and a minimum number of public stockholders (generally between 300 and 400 stockholders). Additionally, our common stock cannot have what is deemed to be a "low selling price" as determined by the AMEX. Additionally, in connection with our initial business combination, it is likely that the AMEX may require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. The initial listing requirements are basically the same as the continued listing requirements, but are more stringent. For instance, our stock price would generally be required to be at least $3 per share and our stockholders' equity would generally be required to be at least $4 million. We cannot assure you that we will be able to meet those initial listing requirements at that time.

        If the AMEX delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on the OTC Bulletin Board or the "pink sheets." As a result, we could face significant material adverse consequences including:

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  a limited availability of market quotations for our securities;

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  a reduction in liquidity with respect to our securities;

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  a determination that our common stock is a "penny stock" which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

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  a limited amount of news and analyst coverage; and

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  a decreased ability to issue additional securities or obtain additional financing in the future.

        The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as "covered securities." Because we expect that our units, and eventually our common stock and warrants will be listed on the AMEX, our units, common stock and warrants will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on the AMEX, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

If our common stock becomes subject to the SEC's penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

        If at any time our securities are no longer listed on the AMEX or another exchange or we have net tangible assets of $5,000,000 or less or our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the "penny stock" rules promulgated under the Exchange Act. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

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  make a special written suitability determination for the purchaser;

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  receive the purchaser's written agreement to a transaction prior to sale;

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  provide the purchaser with risk disclosure documents that identify certain risks associated with investing in "penny stocks" and that describe the market for these "penny stocks," as well as a purchaser's legal remedies; and

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  obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in "penny stock" can be completed.

        If our common stock becomes subject to these rules, broker-dealers may find it difficult to effect customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

We may only be able to consummate one business combination, which may cause us to be solely dependent on a single business and a limited number of services or products.

        The net proceeds from this offering and the private placement of the private placement securities, after reserving $200,000 of the proceeds for our operating expenses, will provide us with approximately $519,948,608 (or $592,923,608 if the over-allotment option is exercised in full), excluding deferred underwriting discounts and commissions, which we may use to consummate our initial business combination. Although we are permitted to consummate our initial business combination with more than one target business, we currently intend to consummate our initial business combination with a single operating business whose fair market value is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of the initial business combination. If we acquire more than one target business, additional issues would arise, including possible complex accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which would include attempting to coordinate the timing of negotiations, proxy statement disclosure and closing, with multiple target businesses. In addition, we would be exposed to the risk that conditions to closings with respect to the initial business combination with one or more of the target businesses would not be satisfied, bringing the fair market value of the initial business combination below the required threshold of 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable). As a result, we are likely to consummate our initial business combination with only a single operating business, which may have only a limited number of services or products. The resulting lack of diversification may:

  •
  result in our being dependent upon the performance of a single operating business;

  •
  result in our being dependent upon the development or market acceptance of a single or limited number of services, processes or products; and

  •
  subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

        In this case we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities that may have the resources to consummate several business combinations in different industries or different areas of a single industry so as to diversify risks and offset losses. Further, the prospects for our success may be entirely dependent upon the future performance of the initial target business or businesses we acquire.

Any attempt to consummate more than one transaction as our initial business combination will make it more difficult to consummate our initial business combination.

        In the event that we are unable to identify a single operating business with which to consummate our initial business combination, we may seek to combine contemporaneously with multiple operating businesses or a portion of such businesses whose collective fair market value is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of those combinations. Business combinations involve a number of special risks, including diversion of management's attention, legal, financial, accounting and due diligence expenses, and the general risk that a transaction will not be consummated. To the extent we try to consummate more than one transaction at the same time, all of these risks will be exacerbated, especially in light of our limited financial and other resources. Consummating our initial business combination through more than one transaction likely would result in increased costs as we would be required to conduct a due diligence investigation of more than one business and negotiate the terms of the initial business combination with multiple entities. In addition, due to the difficulties involved in consummating multiple business combinations concurrently, our attempt to consummate our initial business combination in this manner would increase the chance that we would be unable to successfully consummate our initial business combination in a timely manner. In addition, if our initial business combination entails simultaneous transactions with different entities, each entity will need to agree that its transaction is contingent upon the simultaneous closing of the other transactions, which may make it more difficult for us, or delay our ability, to consummate our initial business combination. As a result, if we attempt to consummate our initial business combination in the form of multiple transactions, there is an increased risk that we will not be in a position to consummate some or all of those transactions, which could result in our failure to satisfy the requirements for our initial business combination and force us to liquidate.

We may combine with a target business with a history of poor operating performance and there is no guarantee that we will be able to improve the operating performance of that target business.

        Due to the competition for business combination opportunities, we may combine with a target business with a history of poor operating performance if we believe that target business has attractive attributes that we believe could be the basis of a successful business after consummation of our initial business combination. A business with a history of poor operating performance may be characterized by, among other things, several years of financial losses, a smaller market share than other businesses operating in a similar geographical area or industry or a low return on capital compared to other businesses operating in the same industry. In determining whether one of these businesses would be an appropriate target, we would base our decision primarily on the fair market value of such a business. We would consider, among other things, its operating income, its current cash flows and its potential to generate cash in the future, the value of its current contracts, our assessment of its ability to attract and retain new customers and any indebtedness of such business that we will repay, refinance or assume in connection with our initial business combination. However, combining with a target business with a history of poor operating performance can be extremely risky and we may not be able to improve operating performance. If we cannot improve the operating performance of such a target business following our business combination, then our business, prospects, financial condition and results of operations will be adversely affected. Factors that could result in our not being able to improve operating performance include, among other things:

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  inability to predict changes in technological innovation;

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  competition from superior or lower priced services and products;

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  lack of financial resources;

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  inability to attract and retain key executives and employees;

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  claims for infringement of third-party intellectual property rights and/or the availability of third-party licenses; and

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  changes in, or costs imposed by, government regulation.

If we effect our initial business combination with a business located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

        We may effect our initial business combination with a business located outside of the United States. If we do, we would be subject to any special considerations or risks associated with businesses operating in the target's home jurisdiction, including any of the following:

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  rules and regulations or currency conversion or corporate withholding taxes;

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  tariffs and trade barriers;

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  regulations related to customs and import/export matters;

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  longer payment cycles;

  •
  tax issues, such as tax law changes and variations in tax laws as compared to the United States;

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  currency fluctuations and exchange controls;

  •
  challenges in collecting accounts receivable;

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  cultural and language differences;

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  employment regulations;

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  crime, strikes, riots, civil disturbances, terrorist attacks and wars; and

  •
  deterioration of political relations with the United States.

        We cannot assure you that we would be able to adequately address these additional risks. If we were unable to do so, our operations and financial condition and performance would likely suffer.

If we effect our initial business combination with a business located outside of the United States, the laws applicable to such business will likely govern all of our material agreements and we may not be able to enforce our legal rights.

        If we effect our initial business combination with a business located outside of the United States, the laws of the country in which such business operates will govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a business located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some or all of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under U.S. federal securities laws.

Foreign currency fluctuations could adversely affect our business and financial results.

        A target business with which we combine may do business and generate sales within other countries. Foreign currency fluctuations may affect the costs that we incur in such international operations. It is also possible that some or all of our operating expenses may be incurred in non-U.S. dollar currencies. The appreciation of non-U.S. dollar currencies in those countries where we have operations against the U.S. dollar would increase our costs and could harm our results of operations and financial condition.

Because we must furnish our stockholders with target business financial statements prepared in accordance with or reconciled to U.S. generally accepted accounting principles, or GAAP, or prepared in accordance with International Financial Reporting Standards, or IFRS, we will not be able to complete our initial business combination with some prospective target businesses unless their financial statements are first reconciled to GAAP or prepared in accordance with IFRS.

        The federal securities laws require that a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports and proxy materials submitted to stockholders. Our initial business combination must be with a target business that has a fair market value of at least 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of our initial business combination. We will be required to provide historical and/or pro forma financial information to our stockholders when seeking approval of a business combination with one or more target businesses. These financial statements must be prepared in accordance with, or be reconciled to, GAAP or prepared in accordance with IFRS, as approved by the International Accounting Standards Board, or IASB, and the historical financial statements must be audited in accordance with the standards of the Public Company Accounting Oversight Board (U.S.), or PCAOB. If a proposed target business, including one located outside of the United States, does not have or is unable within a reasonable period of time to provide financial statements that have been prepared in accordance with, or reconciled to, GAAP or in accordance with IFRS as issued by the IASB, and audited in accordance with the standards of the PCAOB, we will not be able to acquire that proposed target business. These financial statement requirements may limit the pool of potential target businesses with which we may combine.

We may not hold an annual meeting of stockholders until after the consummation of our initial business combination, and thus may not be in compliance with Section 211(b) of the Delaware General Corporation Law.

        As a blank check company, our sole purpose is to acquire a target business. Unlike an operating company, which typically holds an election of directors each year and has operating results on which stockholders can base a decision on whether or not to re-elect a nominee, we will have no operating results until we consummate our initial business combination. As a result, we do not believe that there will be any proposals for stockholders to consider prior to the vote on the extended period, if any, or business combination, as the case may be, and, consequently, we may not hold an annual meeting of stockholders until after we consummate our initial business combination. As a result, we may not be in compliance with Section 211(b) of the Delaware General Corporation Law, which provides that unless directors are elected by written consent in lieu of an annual meeting, an annual meeting of stockholders shall be held for the election of directors. However, Section 211(c) of the Delaware General Corporation Law provides that a failure to hold an annual meeting shall not affect otherwise valid corporate acts or effect a forfeiture or dissolution of a corporation. Furthermore, Section 211(c) of the Delaware General Corporation Law provides stockholders the right to require us to hold an annual meeting prior to the meeting to be held to approve an extended period, if any, or our initial business combination if they so desire by submitting an application to the Delaware Court of Chancery in accordance with such section.

Our existing holders control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

        Upon completion of our offering, our existing holders will beneficially own approximately 23.08% of our issued and outstanding shares of common stock, assuming no exercise of any warrants they hold and assuming no exercise of the underwriters' over-allotment option. At the time of our initial business combination, this percentage may increase due to the impact of iStar Financial's commitment to purchase additional securities pursuant to the limit orders and the co-investment, each as described in this prospectus. This percentage will also increase upon exercise of any warrants they hold. In addition, there is no restriction on the ability of our existing holders, including our executive officers and directors, to purchase units or shares of our common stock or warrants either in this offering or in the market after completion of this offering. If they were to do so, the percentage of our outstanding common stock held by our existing holders would increase. In addition, our existing holders' proportionate interest in us will increase if public stockholders elect to convert their shares of our common stock in connection with the extended period or our initial business combination. Any common stock acquired by our executive officers, directors and existing holders in this offering or in the open market will be considered part of the holdings of public stockholders, but such holders will not be entitled to conversion rights with respect to such shares.

        Our board of directors will be divided into three classes, each of which generally will serve for a term of three years, with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of our initial business combination, in which case, all of the current directors will continue in office at least until the consummation of the initial business combination. If there is an annual meeting, as a consequence of this "staggered" board of directors, only a minority of the board of directors would be considered for election.

        As a result of their substantial beneficial ownership through their direct holdings and through Mr. Sugarman's positions with iStar Financial, iStar Financial and Mr. Sugarman may exert considerable influence on actions requiring stockholder vote, including the election of executive officers and directors, amendments to our amended and restated certificate of incorporation, the approval of benefit plans, mergers and similar transactions and approval of the extended period or business combination. Moreover, except to the extent stockholder proposals are properly and timely submitted, our directors will determine which matters, including prospective business combinations, to submit to a stockholder vote. As a result, they will exert substantial control over actions requiring a stockholder vote both before and following our initial business combination.

Our existing holders may purchase additional shares of our common stock in the open market, which may give them greater influence over the approval of our initial business combination.

        In the event that our existing holders acquire additional shares of our common stock after this offering (including by iStar Financial pursuant to any limit orders), they have agreed to vote such shares in favor of the extended period and our business combination and the amendment of our amended and restated certificate of incorporation to provide for our perpetual existence. Thus, additional purchases of shares of our common stock by our existing holders would allow them to exert additional influence over the approval of these matters. Factors they would consider in making such additional purchases would include consideration of the current trading price of our common stock and whether any such additional purchases would likely increase the chances that the extended period and/or business combination would be approved. In addition, if our existing holders acquire additional shares of our common stock, then our public stockholders will hold proportionately fewer shares, and therefore it is likely that such public stockholders will ultimately convert fewer shares into a pro rata portion of the trust account, making it more likely that we will remain under the 35% conversion threshold, which is required in order to approve our initial business combination.

        The ability of our existing holders to acquire our common stock in the open market, vote such acquired shares in favor of the extended period and/or business combination and effectively reduce the number of shares that our other public stockholders may elect to convert into a pro rata portion of the trust account may allow us to consummate an initial business combination that otherwise would not have been approved, but for our existing holders' purchases of shares of our common stock in the open market. Because our existing holders have purchased their securities prior to the completion of this offering at a lower average cost than our other public stockholders, some of our existing holders may profit from a business combination that would be unprofitable for our other public stockholders.

        In addition, we have opted out of Section 203 of the Delaware General Corporation Law, which, subject to certain exceptions, prohibits a publicly held Delaware corporation from engaging in a business combination transaction with an interested stockholder for a period of three years following the date that the stockholder became an interested stockholder. Therefore, subject to certain transfer restrictions described herein, our existing holders may transfer control of us to a third party by transferring our shares of common stock, which would not require the approval of our board of directors or our other public stockholders. In addition, such a change of control may not involve a merger or other transaction that would require payment of consideration to our other public stockholders. The possibility that such a change of control could occur may limit the price that investors are willing to pay in the future for our shares of common stock.

Our initial unitholders paid approximately $0.002 per unit for the initial units, and accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

        The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering represents dilution to you and the other investors in this offering. New investors in this offering will pay a purchase price per share of common stock which substantially exceeds our net assets, while our initial unitholders acquired their initial shares of common stock at a nominal price significantly contributing to this dilution. Assuming this offering is completed, the initial unitholders will have contributed less than 1% of the total consideration paid for our securities and received 20% of the total shares purchased. Upon completion of this offering, you and the other new investors will incur an immediate and substantial dilution of approximately 31.03% or $3.10 per share (the difference between the pro forma net tangible book value per share of $6.90 and the initial offering price of $10.00 per unit).

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

        We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last sale price of our common stock on the AMEX, or other national securities exchange on which our common stock may be traded, equals or exceeds $13.75 per share for any 20 trading days within a 30 trading-day period ending on the third business day prior to proper notice of such redemption, provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. Our ability to redeem the warrants may limit the value of your investment in our warrants. In addition, redemption of the outstanding warrants could force you to exercise your warrants, whether by paying the exercise price in cash or through a cashless exercise, at a time when it may be disadvantageous for you to do so, to sell your warrants at the then current market price when you might otherwise wish to hold your warrants or to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants.

We may redeem your unexpired warrants prior to their exercise and require you to exercise your warrants on a cashless basis, which may benefit holders of the initial warrants, the private placement warrants and any co-investment warrants.

        We may call the warrants included in the units being sold in this offering for redemption at any time after the warrants become exercisable. Unlike the warrants included in the units being sold in this offering, the initial warrants, the private placement warrants and the co-investment warrants, if any, will not be subject to redemption by us; provided that we may redeem a portion of our initial warrants to the extent the underwriters do not exercise their over-allotment option in full. If warrants included in the units being sold in this offering are redeemed by us and the market price of a share of our common stock rises following such redemption, holders of the initial warrants, the private placement warrants and the co-investment warrants, if any, could potentially realize a larger gain on exercise or sale of their respective warrants than would be available absent such warrant redemption, although we do not know if the price of our common stock would increase following warrant redemption. However, if our share price declines in periods subsequent to a warrant redemption and the holders continue to hold their initial warrants, the private placement warrants and the co-investment warrants, if any, the value of their private placement warrants may decline.

        After we have called the warrants included in the units being sold in this offering for redemption, our management will have the option to require all holders of the warrants included in the units being sold in this offering to exercise their warrants. Unlike the holders of the warrants included in the units being sold in this offering, the initial warrants, the private placement warrants and the co-investment warrants, if any, will be exercisable on a cashless basis only if they are held by the original purchaser or their permitted transferees.

Our management's ability to require holders of our warrants to exercise such warrants on a cashless basis will cause holders to receive fewer shares of common stock upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

        If we call our warrants for redemption after the redemption criteria described in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise his warrant to do so on a "cashless basis." In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the "fair market value" by (y) the fair market value. The "fair market value" shall mean the average reported last sale price of our common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the warrants. If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash. This will have the effect of reducing the potential "upside" of the holder's investment in our company.

Our outstanding warrants may have an adverse effect on the market price of common stock and make it more difficult to consummate our initial business combination.

        In connection with this offering, as part of the units, we will be issuing warrants to purchase 50,000,000 shares of common stock. The warrants become exercisable on the later of the consummation of our initial business combination and one year from the date of this prospectus. In addition, in connection with the private placement of the private placement securities, we will be issuing private placement warrants to iStar Financial and certain of our officers and directors to purchase 10,000,000 shares of common stock and private placement units that include warrants to purchase 2,500,000 shares of our common stock. We may also issue additional warrants as part of the co-investment units iStar Financial will purchase immediately prior to our initial business combination to the extent iStar Financial has not purchased the full $25,000,000 of our common stock pursuant to the limit orders described in this prospectus.

        To the extent we issue shares of common stock to consummate our initial business combination, the potential for the issuance of substantial number of additional shares upon exercise of these warrants could make us a less attractive partner for a business combination in the eyes of a target business, as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and the potential for such issuance could reduce the value of the shares that may be issued to consummate the initial business combination. Accordingly, the existence of our warrants may make it more difficult to consummate our initial business combination or may increase the cost of a target business if we are unable to consummate our initial business combination solely with cash. Additionally, the sale, or potential sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

Our existing holders' exercise of their registration rights may have an adverse effect on the market price of our common stock, and the existence of these rights may make it more difficult to consummate our initial business combination.

        Our existing holders are entitled to demand on up to three occasions that we register the resale of their initial units (including the component shares and warrants underlying the initial units), private placement warrants, private placement units (including the component shares and warrants underlying the private placement units), any shares of common stock purchased pursuant to the limit orders and any co-investment units, the co-investment common stock, the co-investment warrants and shares of common stock underlying the co-investment warrants. Our existing holders also have certain "piggyback" registration rights and the right to registration on Form S-3 to the extent that we are eligible to use Form S-3. This potential increase in trading volume may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to consummate our initial business combination or increase the cost of a target business in the event that we are unable to consummate our initial business combination solely with cash, as the stockholders of a particular target business may be discouraged from entering into a business combination with us or will request a higher number of shares of our common stock as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

Failure to maintain an effective registration statement and a prospectus available for use relating to the common stock issuable upon exercise of our warrants will preclude an investor from being able to exercise his, her or its warrants and such warrants may expire worthless.

        No warrants will be exercisable and we will not be obligated to issue shares of common stock unless at the time of exercise a registration statement relating to shares of common stock issuable upon exercise of the warrants is effective and a prospectus relating to shares of common stock issuable upon exercise of the warrants is available for use and those shares of common stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of our warrants. The initial warrants and the private placement warrants will not be exercisable at any time when a registration statement relating to the shares of common stock underlying the public warrants is not effective and a prospectus relating to those shares is not available. So long as any of the public warrants remain outstanding, the co-investment warrants, if any, will not be exercisable at any time when a registration statement relating to the shares of common stock underlying the public warrants is not effective and a prospectus relating to those shares is not available. Holders of the warrants are not entitled to net cash settlement and the warrants may only be settled by delivery of shares of our common stock and not cash. Under the terms of a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us, we have agreed to use our reasonable efforts to maintain an effective registration statement and a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants is available, and to take such action as is necessary to qualify the common stock issuable upon exercise of the warrants for sale in those states in which this offering was initially qualified until the expiration of the warrants. However, we cannot assure you that we will be able to do so. Factors such as an unexpected inability to remain current in our SEC reporting obligations or other material developments concerning our business could present difficulties in maintaining an effective registration statement and a current prospectus. We have no obligation to settle the warrants for cash, in any event, and the warrants may not be exercised and we will not deliver securities therefore in the absence of an effective registration statement or a prospectus available for use. The warrants may never become exercisable if we never comply with these registration requirements and, in any such case, the total price paid for each unit would effectively have been paid solely for the shares of common stock included therein. In any case, the warrants may be deprived of value, the market for the warrants may be limited if a registration statement relating to the common stock issuable upon the exercise of the warrants is not effective, a prospectus relating to the common stock issuable upon the exercise of the warrants is not available for use or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, and such warrants may expire worthless.

We do not currently intend to pay dividends on shares of our common stock in the foreseeable future.

        We have not paid any cash dividends on our common stock to date and do not currently intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon various factors, including our revenues and earnings, if any, cash balances, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not currently anticipate declaring any dividends in the foreseeable future. Because we do not expect to pay cash dividends on our common stock, any gains on an investment in our securities in this offering will be limited to the appreciation, if any, of the market value of our common stock, warrants and/or units.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to consummate our initial business combination or operate over the near term or long term in our intended manner.

        We do not plan to operate as an investment fund or investment company, or to be engaged in the business of investing, reinvesting or trading in securities. Our plan is to acquire, hold, operate and grow for the long term one or more operating businesses or a portion of such business or businesses. We do not plan to operate as a passive investor or as a merchant bank seeking dividends or gains from purchases and sales of securities. Our principals are experienced as officers and directors of operating companies. However, if we elect to acquire an asset manager engaged in the alternative asset management industry, we may be required to register as an investment company or a registered investment adviser under the U.S. securities laws.

        Companies that fall within the definition of an "investment company" set forth in Section 3 of the 1940 Act are subject to registration and substantive regulation under the 1940 Act. Companies that are subject to the 1940 Act that do not become registered are normally required to liquidate and are precluded from entering into transactions or enforceable contracts other than as an incident to liquidation. The basic definition of an "investment company" in the 1940 Act and related SEC rules and interpretations includes a company (1) that is, proposes to be, or holds itself out as being engaged primarily in investing, reinvesting or trading in securities; or (2) that has more than 40% of its assets (exclusive of U.S. government securities and cash items) in "investment securities," or (3) that is a "special situation investment company" (such as a merchant bank or private equity fund).

        For example, if we were deemed to be an investment company under the 1940 Act, we would be required to become registered under the 1940 Act (or liquidate) and our activities would be subject to a number of restrictions, including, among others:

  •
  corporate governance requirements and requirements regarding mergers and share exchanges;

  •
  restrictions on the nature of our investments;

  •
  restrictions on our capital structure and use of multiple classes of securities; and

  •
  restrictions on our use of leverage and collateral;

each of which may make it difficult for us to consummate our initial business combination.

In addition, we may have imposed upon us burdensome requirements, including:

  •
  registration as an investment company;

  •
  adoption of a specific form of corporate structure; and

  •
  reporting, record keeping, voting, proxy, and disclosure requirements, and other rules and regulations;

compliance with which would reduce the funds we have available outside the trust account to consummate our initial business combination.

        In order not to be regulated as an investment company under the 1940 Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in an initial business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading "investment securities." Our business will be to identify and consummate a business combination and thereafter to operate the acquired business or businesses for the long term. We do not plan to buy operating businesses with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or to be a passive investor. We do not believe that our anticipated principal activities will subject us to the 1940 Act. To this end, the proceeds held in the trust account may only be invested in U.S. "government securities" within the meaning of Section 2(a)(16) of the 1940 Act with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the 1940 Act. Pursuant to the trust agreement, the trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring, growing and operating businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an "investment company" within the meaning of the 1940 Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the consummation of our primary business objective, which is a business combination, or (ii) absent a business combination, our return of the funds held in the trust account to our public stockholders as part of our plan of liquidation. If we do not invest the proceeds as discussed above, we may be deemed to be subject to the 1940 Act. If we were deemed to be subject to the 1940 Act, compliance with these additional regulatory burdens would require additional expense for which we have not accounted.

Our directors, including those we expect to serve on our audit committee, may not be considered "independent" under the policies of the North American Securities Administrators Association, Inc., and, therefore, may take actions or incur expenses that are not deemed to be independently approved or independently determined to be in our best interest.

        Under the policies of the North American Securities Administrators Association, Inc., an international organization devoted to investor protection, because all of our directors may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf, such as attending meetings of the board of directors, identifying potential target businesses and performing due diligence on suitable business combinations, and all of our directors, directly or indirectly, own shares of our securities, state securities administrators could take the position that such individuals are not "independent." If this were the case, they would take the position that we would not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. There is no limit on the amount of out-of-pocket expenses that could be incurred, and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account and those proceeds are properly withdrawn from the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate our initial business combination. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be "independent," we cannot assure you that this will actually be the case. If actions are taken or expenses are incurred that actually are not in our best interests, it could have a material adverse effect on our business and operations and the price of our stock held by the public stockholders.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

        There is currently no market for our securities. Investors therefore have no access to information about prior market history on which to base their investment decision. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained or be liquid. You may be unable to sell your securities unless a market can be established and sustained. The absence of a market for our securities will likely have an adverse effect on the price of our securities.

Compliance with the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act, will require substantial financial and management resources and may increase the time and costs of completing an acquisition.

        Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls and requires that we have such system of internal controls audited beginning with our annual report on Form 10-K for the year ending December 31, 2009. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm report on the effectiveness of our system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management's expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words "anticipates," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

  •
  ability to complete a business combination with one or more target businesses;

  •
  expectations regarding competition for business combination opportunities;

  •
  beliefs regarding the types of businesses that we can purchase;

  •
  executive officers and directors allocating their time to other businesses and conflicts of interest that might arise with our executive officers and directors with respect to the allocation of business opportunities and the consummation of any business combination;

  •
  expectations regarding the involvement of our executive officers following a business combination;

  •
  belief that upon completion of the private placement of the private placement securities and this offering, we will have sufficient funds to operate for the next 24 months (or 30 months if the extended period is approved by our public stockholders), assuming that our initial business combination is not consummated during that time;

  •
  estimate regarding the operating expenses of our business before and after the consummation of our initial business combination and our expectation that we may require additional financing to fund the operations or growth of the target business or businesses;

  •
  expectations regarding the waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account by all vendors, providers of financing, prospective target businesses or other entities we do business with;

  •
  expectations regarding the timing of generating any revenues;

  •
  expectations regarding the trading of the units, common stock and warrants on the AMEX; and

  •
  intention to make liquidating distributions to our stockholders as soon as reasonably possible if we have not consummated our initial business combination and we are obligated to terminate our corporate existence 24 months (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus) from the date of this prospectus.

        The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading "Risk Factors." Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws and/or if and when management knows or has a reasonable basis on which to conclude that previously disclosed projections are no longer reasonably attainable.

USE OF PROCEEDS

        We estimate that the net proceeds of this offering and the private placement of the private placement securities will be used as set forth in the following table:

	Without Over- Allotment Option	With Over- Allotment Option
Gross Proceeds
Offering	$500,000,000	$575,000,000
Private placement warrants	10,000,000	10,000,000
Private placement units	25,000,000	25,000,000

Total Gross Proceeds	$535,000,000	$610,000,000
Offering expenses(1)
Underwriting discount (6.5% of gross proceeds of the offering)(2)	32,500,000	37,375,000
Legal fees and expenses	600,000	600,000
Printing and engraving expenses	325,000	325,000
Accounting fees and expenses	150,000	150,000
SEC registration fee	30,892	30,892
FINRA filing fee	75,500	75,500
AMEX listing fee	70,000	70,000
Miscellaneous expenses	100,000	100,000

Total offering expenses	$33,851,392	$38,726,392

Net proceeds after offering expenses	501,148,608	571,273,608
Net offering proceeds not held in the trust account	200,000	200,000

Net proceeds held in the trust account for our benefit	$500,948,608	$571,073,608
Deferred underwriting discounts held in the trust account	19,000,000	21,850,000

Total amount in the trust account	$519,948,608	$592,923,608

Percentage of the gross proceeds of this offering and the private placement units held in the trust account	99.04%	98.82%
Use of net proceeds not held in the trust account and amounts available from interest income earned after tax on the trust account
Legal, accounting and other expenses attendant to the structuring and negotiation of a business combination		$2,700,000
Due diligence and investigation of prospective target business(3)		2,700,000
Legal and accounting fees relating to SEC reporting obligations		75,000
Administrative fees relating to office space and administrative services ($7,500 per month for up to 30 months)		225,000
Working capital to cover potential deposits, down payments, director and officer insurance, corporate franchise taxes, exclusivity fees, finder's fees, or similar fees or compensation, reserves, costs and expenses associated with our liquidation, and other miscellaneous expenses not yet identified(4)		500,000

Total		$6,200,000

(1)
A portion of the offering expenses have been paid from the funds we received in the form of a loan from Jay Sugarman and a wholly-owned subsidiary of iStar Financial as described below. This loan will be payable on the earlier of November 30, 2008 or the completion of this offering and will be repaid out of the proceeds of this offering.

(2)
Includes underwriting discounts and commissions equal to 3.80% of the gross proceeds from the sale of the units to the public stockholders, or $19,000,000 ($21,850,000 if the underwriters' over-allotment option is exercised in full), which will be deposited in the trust account and which the underwriters have agreed to defer if and until the consummation of our initial business combination. If we consummate our initial business combination, $19,000,000 ($21,850,000 if the underwriters' over-allotment option is exercised in full) will be paid to the underwriters as deferred discounts and commissions (subject to a $0.38 per share reduction for public stockholders who exercise their conversion rights). See the section entitled "Underwriting—Discounts and Commissions."

(3)
These expenses include any reimbursements to be made to our executive officers and directors for out-of-pocket expenses incurred by them in performing due diligence and activities in connection with the evaluation of a potential business combination, as well as any potential fees that we may pay to third parties, such as market research firms and other consultants, that perform due diligence of a target business on our behalf (other than to the extent such fees are paid by our executive officers and directors on our behalf and such persons are reimbursed in the amount and to the extent of such fees).

(4)
The not yet identified miscellaneous expenses include, without limitation, the reimbursement of our executive officers and directors for out-of-pocket expenses in connection with this offering, such as roadshow expenses and advances for offering costs made by them and not covered by the amounts set aside for offering expenses set forth on the table above and costs and expenses associated with our liquidation.

        After non-deferred expenses of this offering and the private placement of the private placement securities, $519,948,608 (or $592,923,608 if the underwriters' over-allotment option is exercised in full) will be placed in a trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee. Except for payment of taxes and interest income earned, after taxes payable, on the trust account of up to $6,000,000 to fund our working capital requirements, the proceeds will not be released from the trust account until the earlier of the consummation of our initial business combination or our liquidation. The amount of $6,000,000 of interest earned on the trust account which may be released to us is subject to increase in the case of an increase in the size of this offering or if the underwriters exercise their over-allotment option. We expect to use the proceeds held in the trust account to acquire one or more operating businesses or a portion of such business or businesses. Interest earned on the trust account (after taxes payable) will be held in the trust account for use in consummating our initial business combination or released to investors upon exercise of their conversion rights or upon our liquidation, as the case may be. However, we may not use all of the funds remaining in the trust account in connection with a business combination, either because the consideration for the initial business combination is less than the proceeds in the trust account or because we finance a portion of the consideration with our capital stock or debt securities. In that event, the remaining proceeds held in the trust account, as well as any other net proceeds not expended, will constitute working capital for our business after our initial business combination. While it is difficult to determine what the specific operating expenses of our business after consummation of our initial business combination may be, we expect that they may include some or all of the following: capital expenditures, general ongoing expenses, including overhead, payroll and costs involved in expanding markets and in developing strategic acquisitions or alliances. In addition, we may use any remaining proceeds held in the trust account to satisfy any unpaid reimbursable out-of-pocket expenses incurred by our executive officers and directors, as well as any unpaid finder's fees or similar fees or compensation to the extent such expenses, fees or compensation exceed the sum of the available proceeds not deposited in the trust account and proceeds properly withdrawn from the trust account. If we consummate our initial business combination, $19,000,000 (or $21,850,000 if the underwriters' over-allotment option is exercised in full) will be paid to the underwriters as deferred underwriting discounts and compensation, as set forth in this prospectus (subject to a $0.38 per share reduction for public stockholders who exercise their conversion rights).

        Net proceeds of this offering and the private placement of the private placement securities in the amount of $200,000 will not be held in the trust account and may be used to fund our operations up to the next 24 months (or 30 months if the extended period is approved by our public stockholders), as described below.

        We expect to use approximately $2,700,000 for legal, accounting and other expenses attendant to the structuring and negotiation of our initial business combination, $2,700,000 for expenses related to due diligence and investigation of prospective target businesses, and $75,000 for legal and accounting fees relating to SEC reporting obligations. We expect that due diligence of prospective target businesses will be performed by some or all members of our executive officers and directors and may include engaging market research and valuation firms as well as other third-party consultants. None of our executive officers or directors will receive any compensation for any due diligence efforts, other than reimbursement of any out-of-pocket expenses they may incur on our behalf while performing due diligence of prospective target businesses. Any reimbursement of out-of-pocket expenses would occur at our discretion. To the extent such out-of-pocket expenses exceed the sum of the available proceeds not deposited in the trust account and proceeds properly withdrawn from the trust account, such out-of-pocket expenses would not be reimbursed by us unless and until we consummate a business combination.

        We have agreed to pay iStar Acquisition Investor LLC, a wholly-owned subsidiary of iStar Financial, a monthly fee of $7,500 for general and administrative services, including office space, utilities and secretarial support. We believe that, based on rents and fees for similar services in New York, New York, the fees charged by iStar Acquisition Investor LLC are at least as favorable as we could have obtained from unaffiliated third parties.

        We intend to use the excess working capital (approximately $500,000) for other expenses incurred in structuring and negotiating our initial business combination and, if necessary, to cover the costs and expenses associated with our liquidation and winding-up (which we estimate would be in the range of $100,000 to $125,000). For example, we may opt to make a deposit or down payment or pay exclusivity or similar fees in connection with structuring and negotiating our initial business combination. While we do not presently anticipate engaging the services of professional firms that specialize in business acquisitions, we may do so in the future to assist us in locating suitable target businesses, in which event we may pay a finder's fee, or other compensation. We have not reserved any specific amounts for a deposit, down payment, exclusivity fees, finder's fees or similar fees or compensation, each of which may have the effect of reducing the available net proceeds not deposited in the trust account for payment of our ongoing expenses and reimbursement of out-of-pocket expenses incurred on our behalf. To the extent that any such fees or compensation exceeds the available proceeds not deposited in the trust account, we would not be able to pay such fees or compensation unless we consummate our initial business combination. In addition, the excess working capital will be used to cover miscellaneous expenses that we have not yet identified, which may include, without limitation, the reimbursement of our executive officers and directors for out-of-pocket expenses in connection with this offering, such as roadshow expenses and advances for offering costs made by them and not covered by the amounts set aside for offering expenses described above.

        We believe that, upon completion of this offering and the private placement of the private placement securities, we will have sufficient available funds to operate for the next 24 months (or 30 months if the extended period is approved by our public stockholders), assuming that our initial business combination is not consummated during that time. The amount of available proceeds is based on our executive officers' and directors' estimate of the amount needed to fund our operations for the next 24 months (or 30 months if the extended period is approved by our public stockholders) and to consummate a business combination. This belief is based on the fact that in-depth due diligence will be undertaken only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of our initial business combination. Although we do not know the rate of interest to be earned on the trust account and are unable to predict an exact amount of time it will take to consummate any initial business combination, we believe that following the completion of this offering, it will take a significant amount of time to find a prospective target business and take all of the steps necessary to consummate our initial business combination. We anticipate that the interest that will accrue on the trust account during the time it will take to identify a target and complete an acquisition will be sufficient to fund our working capital requirements. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount necessary to do so, or if interest payments are not available to fund the expenses at the time we incur them, we may be required to raise additional capital, the amount, availability and cost of which are currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from members of our management team, but such members of our management team are not under any obligation to advance funds to, or invest in, us. To the extent that our expenses exceed the amounts not held in the trust account and the interest income of up to $6,000,000 that may be released to us from the trust account subject to the tax holdback (as described in more detail in this prospectus), such out-of-pocket expenses could not be reimbursed by us unless we consummate our initial business combination. Because the role of our officers and directors after our initial business combination is uncertain, we have no current ability to determine what remuneration, if any, will be paid to current officers and directors after our initial business combination. Our officers and directors may, as part of any such combination, negotiate the repayment of some or all of the out-of-pocket expenses incurred by them that have not been reimbursed by us prior to the closing of our initial business combination. If the owners of the target business do not agree to such repayment, this could cause our officers and directors to view such potential initial business combination unfavorably and result in a potential conflict of interest.

        However, if we do not have sufficient proceeds available to cover our expenses, we may be required to obtain additional financing from our executive officers, our directors, our existing holders or third parties. We may not be able to obtain additional financing, and no third party, including our management, our executive officers and directors, our existing holders or iStar Financial is obligated to provide any additional financing. If we do not have sufficient proceeds not held in the trust account and cannot find additional financing, we may be required to liquidate prior to consummating our initial business combination.

        Each of Jay Sugarman and iStar Acquisition Investor LLC, a wholly-owned subsidiary of iStar Financial, has loaned $100,000 to us, representing an aggregate of $200,000, for the payment of offering expenses. The loan is interest free and will be paid upon the completion of this offering out of the gross proceeds available to us for payment of offering expenses. The loan will be payable on the earlier of November 30, 2008 or the completion of this offering.

        The net proceeds of this offering and the private placement of the private placement securities that are not immediately required for the purposes set forth above will be held in the trust account and invested in U.S. "government securities" within the meaning of Section 2(a)(16) of the 1940 Act with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the 1940 Act, so that we are not deemed to be an investment company under the 1940 Act.

        Other than (i) the repayment of the $200,000 loan described above and (ii) administrative services arrangement for services rendered to us, no compensation of any kind, including finder's and consulting fees, will be paid to any of our executive officers, directors, or existing holders or any of their respective affiliates prior to or in connection with the initial business combination. However, our executive officers and directors will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as participating in the offering process, identifying potential target businesses, and performing due diligence on suitable business combinations. Since the role of our current executive officers and directors after our initial business combination is uncertain, we have no current ability to determine what remuneration, if any, will be paid to our current officers and directors after our initial business combination.

        A public stockholder and iStar Financial (in respect of the share components of the private placement units) will be entitled to receive funds from the trust account, including interest earned on their pro rata portion of the funds in the trust account (after taxes payable and after release of up to $6,000,000 of interest income, after tax, to fund our working capital requirements, including the costs of our liquidation), only in the event of our liquidation upon our failure to consummate our initial business combination, or if a public stockholder were to seek to convert shares into cash in connection with the extended period or our initial business combination, as the case may be, that the public stockholder previously voted against and which we actually approved and, in the case of our initial business combination, also consummated. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

DIVIDEND POLICY

        We have not paid any dividends on our common stock to date. Prior to consummating our initial business combination, which is subject to approval by our public stockholders, substantially all of our earnings will consist of interest accrued on funds in the trust account that are required to be maintained therein until consummation of our initial business combination or our liquidation, except as set forth in the next sentence. There can be released to us from the trust account (i) interest income earned on the trust account balance to pay any income taxes on such interest and (ii) interest income earned, after taxes payable, on the trust account of up to $6,000,000 to fund our working capital requirements, including, in such an event, the costs of our liquidation. Accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future. The payment of dividends, if any, after our initial business combination, will be contingent upon our revenues and earnings, if any, cash balances, capital requirements, and general financial condition and will be within the discretion of our then board of directors.

DILUTION

        The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering and the private placement of the private placement securities constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock that may be converted into cash), by the number of outstanding shares of our common stock.

        As of December 31, 2007, our net tangible book value was a deficiency of $553,001, or approximately $(0.04) per share of common stock. After giving effect to the sale of 50,000,000 shares of common stock included in the units (but excluding shares underlying the warrants included in the units) in this offering and the sale of the private placement securities, and the deduction of underwriting discounts and commissions and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 17,499,999 shares of common stock which may be converted into cash) as of December 31, 2007 would have been $327,601,267 or approximately $6.90 per share, representing an immediate increase in net tangible book value of approximately $6.94 per share to our existing holders and an immediate decrease in net tangible book value of approximately $3.10 per share or approximately 31.03% to new investors not exercising their conversion rights.

        The following table illustrates the dilution to the new investors on a per share basis, assuming no value is attributed to the warrants included in the units:

Initial public offering price		$10.00
Net tangible book value (deficit) before this offering and the private placement of the private placement securities	$(0.04)
Increase attributable to new investors in this offering and the private placement of the private placement securities	$6.94

Pro forma net tangible book value after this offering and the private placement of the private placement securities		$6.90

Dilution to new investors not exercising their conversion rights		$3.10

        For purposes of presentation, our pro forma net tangible book value after this offering and the private placement of the private placement securities has been reduced by $173,249,990 because, if we approve the extended period or consummate our initial business combination, the conversion rights of our public stockholders, other than our existing holders, may result in the conversion into cash of up to 35% of the aggregate number of the shares sold in this offering (minus one share), at a per share conversion price equal to the amount in the trust account (including the amount representing the deferred portion of the underwriting discounts and commissions), inclusive of any interest income (after taxes payable on such interest income and after release of up to $6,000,000 of interest income, after tax, to fund working capital requirements), calculated as of the date of the special or annual meeting of stockholders approving the extended period or two business days prior to the proposed consummation of the initial business combination, as the case may be, divided by the number of shares of common stock sold in this offering and the shares of common stock underlying the private placement units. In addition, our pro forma net tangible book value after this offering and the private placement of the private placement securities has been reduced by $19,000,000, representing the deferred underwriting discounts and commissions payable upon consummation of our initial business combination.

        The pro forma net tangible book value per share after this offering and the private placement of the private placement securities is calculated as follows:

Numerator:
Net tangible book value before this offering and the private placement of the private placement securities	$(553,001)
Offering costs incurred in advance and excluded from net tangible book value	455,650
Net proceeds from this offering and the private placement of the private placement securities (including deferred underwriting costs)	519,948,608
Less: Deferred underwriting costs excluded from net tangible book value before this offering and the private placement of the private placement securities(1)	(19,000,000)
Less: Proceeds held in the trust account subject to conversion to cash	(173,249,990)

Total net tangible book value after this offering and the private placement of the private placement securities(2)	$327,601,267

Denominator:
Shares of common stock outstanding prior to this offering and the private placement of the private placement securities(3)	15,000,000
Shares of common stock included in the units offered in this offering	50,000,000
Less: Shares subject to conversion(4)	(17,499,999)

Total shares of common stock	47,500,001

(1)
The deferred underwriting discounts and commissions are subject to a $0.38 per share reduction for stockholders who exercise their conversion rights.

(2)
Does not include the deduction for the deferred underwriting discounts and commissions (approximately $0.38 per share or $19,000,000) which will be distributed to the underwriters upon closing of our initial business combination.

(3)
Does not include 1,875,000 initial shares included in the initial units sold to our initial unitholders that will be redeemed to the extent the underwriters do not exercise their over-allotment option in full.

(4)
This table notes that we may be required to convert up to a maximum of 17,499,999 shares to cash in connection with a stockholder vote, if any, to approve the extended period and the stockholder vote to approve the business combination.

        The following table sets forth information with respect to our existing holders and the public stockholders:

	Shares Purchased		Total Consideration
					Average Price Per Share
	Number	Percentage	Amount	Percentage
Existing holders(1)	15,000,000	23.08%	$25,025,000	4.7664%	$1.67
Public stockholders	50,000,000	76.92%	500,000,000	95.2336%	$10.00

Total	65,000,000	100%	$525,025,000	100.0%

(1)
Does not include 1,875,000 initial shares included in the initial units sold to our initial unitholders that we will redeem to the extent the underwriters do not exercise their over-allotment option in full.

CAPITALIZATION

        The following table sets forth our capitalization on:

  •
  an actual basis at December 31, 2007; and

  •
  an as adjusted basis to give effect to the sale of our units to our initial unitholders and the units sold in this offering and the sale of the private placement securities, and the application of the estimated net proceeds derived from the sale of such securities.

	As of December 31, 2007
	Actual	As Adjusted
Notes payable(1)	$200,000	$—
Deferred underwriters' fee payable	—	19,000,000
Common stock, 0.0001 par value, 0; 17,499,999 shares which are subject to possible conversion, shares at conversion value(2)	—	173,249,990

Stockholders' equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, 0.0001 par value, 250,000,000 shares authorized; 14,375,000 shares issued and outstanding; 47,500,001 shares issued and outstanding (excluding 17,499,999 shares subject to possible conversion), as adjusted	1,438	4,750	(3)
Additional paid-in capital	23,562	327,607,476
Income accumulated during the development stage	(10,959)	(10,959)

Total stockholders' equity	14,041	327,601,267

Total capitalization	$214,041	$519,851,257

(1)
Promissory notes were issued in the amount of $200,000 to iStar Acquisition Investor LLC and Jay Sugarman. The notes are non-interest bearing and are payable on the earlier of the completion of this offering or November 30, 2008.

(2)
If we approve the extended period or consummate our initial business combination, the conversion rights afforded to our public stockholders, other than our existing holders, may result in the conversion into cash of up to 17,499,999 shares sold in this offering at a per share conversion price equal to the amount in the trust account (including the amount representing the deferred portion of the underwriting discounts and commissions), inclusive of any interest thereon (after taxes payable on such interest income and after release of up to $6,000,000 of net income, after tax, to fund working capital requirements), calculated as of the date of the special or annual meeting of stockholders approving the extended period or two business days prior to the proposed consummation of the initial business combination, as the case may be, divided by the number of shares of common stock included in the units sold in this offering and the shares of common stock that are components of the private placement units.

(3)
Assumes that the underwriters' over-allotment option is not exercised and that 1,875,000 initial shares included in the initial units sold to our initial unitholders that will be redeemed to the extent the underwriters do not exercise their over-allotment option have been redeemed.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

        We were formed on September 13, 2007 as a blank check company for the purpose of acquiring one or more operating businesses, or a portion of such business or businesses, through a merger, capital stock exchange, stock purchase, asset acquisition, or other similar business combination. We intend to focus initially on operating businesses in the alternative asset management industry, but we may pursue opportunities in other industries, subject to our corporate stockholder's right of first offer. We do not have any specific business combination under current consideration and we have not, nor has anyone on our behalf, contacted prospective target businesses or had any discussions with respect to such a transaction or taken any direct or indirect measures to locate a specific target business or consummate a business combination. We intend to effect a business combination using cash from the proceeds of this offering, our capital stock, debt or a combination of cash, stock and debt.

        The issuance of additional capital stock or the incurrence of debt, could have material consequences on our business and financial condition. The issuance of additional shares of our capital stock (including, upon conversion, of convertible debt securities):

  •
  may significantly dilute the equity interest of our stockholders;

  •
  will likely cause a change in control if a substantial number of our shares of common stock or voting preferred stock are issued which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and also may result in the resignation or removal of one or more of our current executive officers and directors;

  •
  may subordinate the rights of holders of common stock if we issue preferred stock with rights senior to those afforded to our common stock;

  •
  may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights of a person seeking to obtain control of us; and

  •
  may adversely affect prevailing market prices for our common stock.

        Similarly, our incurrence of debt may:

  •
  lead to default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

  •
  cause an acceleration of our obligations to repay the debt, even if we make all principal and interest payments when due, if we breach the covenants contained in the terms of the debt documents, such as covenants that require the maintenance of certain financial ratios or reserves, without a waiver or renegotiation of such covenants;

  •
  create an obligation to repay immediately all principal and accrued interest, if any, upon demand to the extent any debt securities are payable on demand; and

  •
  hinder our ability to obtain additional financing, if necessary, to the extent any debt securities contain covenants restricting our ability to obtain additional financing while such security is outstanding, or to the extent our existing leverage discourages other potential investors.

Results of Operations and Known Trends or Future Events

        We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through this offering, and the private placement of the private placement securities that will occur immediately prior to the closing of this offering. Following this offering, we will not generate any operating revenues until after completion of a business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. Immediately after this offering, we will begin paying monthly fees of $7,500 per month to iStar Acquisition Investor LLC, a wholly-owned subsidiary of iStar Financial, and expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the completion of this offering.

Liquidity and Capital Resources

        Our liquidity needs have been satisfied to date through receipt of $25,000 in stock subscriptions from our initial unitholders, and a loan of $200,000 that are more fully described below. Please see "Description of Securities" for additional information concerning such units.

        We estimate that the net proceeds from the sale of the units in this offering and the sale of the private placement securities will be $500,948,608 (or $571,073,608 if the underwriters' over-allotment option is exercised in full), after deducting offering expenses of approximately $1,351,392 and underwriting discounts and commissions of approximately $32,500,000 (or $37,375,000 if the underwriters' over-allotment option is exercised in full). As a result of the deferral of underwriting discounts and commissions of $19,000,000 (or $21,850,000 if the underwriters' over-allotment option is exercised in full), $519,948,608 (or $592,923,608 if the underwriters' over allotment is exercised in full) will be held in the trust account and $200,000 will not be held in the trust account and will be used by us as working capital. If we consummate our initial business combination, we will use $19,000,000 (or $21,850,000 if the underwriters' over-allotment option is exercised in full) of the net proceeds held in the trust account to pay the deferred underwriting discounts and commissions (subject to a $0.38 per share reduction for public stockholders who exercise their conversion rights). We expect to use the remaining net proceeds of this offering and the proceeds from the sale of the private placement securities in the trust account to acquire one or more operating businesses or a portion of such business or businesses. However, we may not use all of the proceeds in the trust account in connection with our initial business combination, either because the consideration for the initial business combination is less than the proceeds in a trust account or because we finance a portion of the consideration with our capital stock or debt securities. In that event, the proceeds held in the trust account as well as any other net proceeds of this offering not expended will be used to finance the operations of the combined business or businesses.

        We expect to use $200,000 of the proceeds not held in the trust account and interest earned on the trust account of up to $6,000,000, after tax, to fund our working capital requirements pending a business combination, including identifying and evaluating prospective target businesses, selecting one or more operating businesses or a portion of such business or businesses, and structuring, negotiating and consummating the initial business combination. We believe that, upon the completion of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for the next 24 months (or 30 months if the extended period is approved by our public stockholders), assuming that our initial business combination is not consummated during that time. We anticipate that the interest that will accrue on the trust account during the time it will take to identify a target and complete an acquisition will be sufficient, together with the $200,000 held outside the trust, to fund our working capital requirements. Over this time period, we anticipate making the following expenditures:

  •
  approximately $2,700,000 of expenses for legal and accounting fees relating to the structuring and negotiating of our initial business combination;

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  approximately $2,700,000 of expenses and fees relating to the due diligence investigation of potential target businesses;

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  approximately $75,000 of expenses in legal and accounting fees relating to our SEC reporting obligations;

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  approximately $225,000 of expenses in fees relating to our office space and certain general and administrative expenses payable to iStar Financial or its subsidiary or its assignee, representing $7,500 per month for up to 30 months beginning upon the completion of this offering; and

  •
  approximately $500,000 for general working capital that will be used for other expenses, including costs and expenses associated with our liquidation and winding-up (which we estimate will be in the range of $100,000 to $125,000), if necessary, and reserves.

        These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. If our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from our executive officers, our directors, our existing holders or third parties.

        We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business prior to our initial business combination. However, we are relying on interest earned (up to $6,000,000) on the trust account to fund such expenditures and to the extent that the interest earned is below our expectation, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we will need to raise additional funds through a private offering of debt or equity securities if we become obligated to convert into cash a significant number of shares from dissenting stockholders. Such debt securities may include a working capital revolving debt facility or a longer term debt facility. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of a business combination.

        Our initial business combination must be with one of more operating businesses, or a portion of such business or businesses, whose fair market value, individually or collectively, is equal to at least 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such acquisition. We intend to focus on potential target businesses whose fair market value is approximately $400,758,886. We believe that our available working capital following this offering, together with the issuance of additional equity and/or the issuance of debt, would support the acquisition of such a target business. Such debt securities may include a long term debt facility, a high-yield notes offering or mezzanine debt financing, and depending upon the business of the target company, inventory, receivable or other secured asset-based financing. The mix of additional equity and/or debt would depend on many factors. The proposed funding for any such business combination would be disclosed in the proxy statement relating to the required stockholder approval. We would only consummate such financing simultaneously with the consummation of a business combination that was approved in connection with the stockholder approval of the business combination. We will only seek stockholder approval of such financing as an item separate and apart from the approval of the overall transaction if such separate approval was required by applicable securities laws or the Rules of the AMEX or other similar body.

Related Party Transactions

        iStar Financial, our corporate stockholder, and certain of our executive officers and directors, have agreed to purchase from us, in a private placement that will occur immediately prior to the closing of this offering, an aggregate of 10,000,000 warrants at a price of $1.00 per warrant for an aggregate purchase price of $10,000,000. The purchase price of the private placement warrants approximates the fair value of such warrants. iStar Financial has also agreed to purchase an aggregate of 2,500,000 units from us, in a private placement that will occur immediately prior to the closing of this offering, at a price of $10.00 per unit for an aggregate purchase price of $25,000,000. The closings of each of this offering and the private placement of the private placement securities are conditional upon each other.

The aggregate proceeds from the sale of the private placement securities will be added to proceeds from this offering (excluding $200,000 of proceeds of this offering not held in the trust account) to be held in the trust account pending completion of our initial business combination. If we do not complete a business combination that meets the criteria described in this prospectus, then the gross proceeds from the sale of private placement warrants and the private placement units will become part of the liquidating distribution to be made on a pro rata basis to our public stockholders and, solely with respect to the shares of common stock underlying the private placement units, to iStar Financial and its permitted transferees.

        The private placement units to be purchased by iStar Financial will be identical to the units being offered by this prospectus. The private placement warrants to be purchased will be identical to the warrants underlying the units being offered by this prospectus, except that the private placement warrants (1) will be exercisable on a cashless basis so long as they are held by the original purchaser or its permitted transferees and (2) are not subject to redemption by us. Exercising warrants on a "cashless basis" means that in lieu of paying the aggregate exercise price for the shares of common stock being purchased upon exercise of the warrant in cash, the holder will forfeit a number of shares underlying the warrants with a market value equal to such aggregate exercise price. Accordingly, we would not receive additional proceeds to the extent the warrants are exercised on a cashless basis. Warrants included in the units sold in this offering are not exercisable on a cashless basis unless in connection with a call for redemption of the warrants, we require all holders who wish to exercise their warrants to exercise them on a cashless basis, and the exercise price with respect to the warrants will be paid in cash directly to us. The private placement warrants will not be exercisable at any time when a registration statement is not effective and a current prospectus relating to the shares of common stock issuable upon exercise of the warrants is not available. iStar Financial and our officers and directors who are purchasing the private placement securities have agreed that the private placement securities will not be sold or transferred until after we have consummated our initial business combination; provided, however, that transfers can be made to permitted transferees who agree in writing to be bound by such transfer restrictions. In addition, our existing holders and their permitted transferees will be permitted to transfer these private placement securities to charitable organizations and trusts for estate planning purposes, to our other officers and directors, pursuant to a qualified domestic relations order and in the event of a merger, capital stock exchange, stock purchase, asset acquisition or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock or other securities for cash, securities or other property subsequent to our consummation of our initial business combination. For so long as the private placement securities are subject to transfer restrictions, they will be held in an escrow account maintained by Continental Stock Transfer & Trust Company.

        Prior to the closing of this offering, iStar Financial will enter into an agreement with Banc of America Securities LLC in accordance with Rule 10b5-1 under the Exchange Act, pursuant to which it will place limit orders of up to $25,000,000 of our common stock commencing two business days after we file a preliminary proxy statement relating to our initial business combination and ending on the business day immediately preceding the record date for the meeting of stockholders at which such initial business combination is to be approved, or earlier in certain circumstances. The limit orders will require iStar Financial to purchase any of our shares of common stock offered for sale at or below a price equal to the per-share value of the trust account as reported in our preliminary proxy statement or our most recent annual report on Form 10-K or quarterly report on Form 10-Q, as applicable. The purchase of such shares will be made by Banc of America Securities LLC or another broker dealer mutually agreed upon by Banc of America Securities LLC and iStar Financial. It is intended that purchases pursuant to the limit orders will satisfy the conditions of Rule 10b-18(b) under the Exchange Act and the broker's purchase obligation will otherwise be subject to applicable law, including Regulation M which may prohibit purchases under certain circumstances. iStar Financial will agree to vote all shares of common stock purchased pursuant to such limit orders in favor of the extended period and our initial business combination and the related amendment to our amended and restated certificate of incorporation to provide for our perpetual existence. As a result, iStar Financial may be able to influence the outcome of our initial business combination. iStar Financial will not be permitted to exercise conversion rights with respect to any shares of common stock purchased pursuant to such limit orders but it will participate in any liquidation distribution with respect to such shares.

        Any portion of the $25,000,000 not used for open market purchases of our common stock will be applied to the purchase of co-investment units from us by iStar Financial, at a price of $10.00 per unit, immediately prior to the consummation of our initial business combination. The co-investment units will be identical to the units sold in this offering, except that the component common stock and the warrants included in the co-investment units, and the common stock issuable upon exercise of those warrants, with certain limited exceptions, may not be transferred or sold for one year after the consummation of our initial business combination. Additionally, the warrants included in the co-investment units are (1) exercisable on a cashless basis so long as they are held by the original purchaser or its permitted transferees and (2) not subject to redemption by us. At iStar Financial's request, we will make a joint election to treat us as a "taxable REIT subsidiary" (within the meaning of Section 856(l) of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code) of iStar Financial. Such election will be made in the event, and for as long as, iStar Financial's ownership of our securities could otherwise adversely affect iStar Financial's ability to qualify as a REIT, but should not otherwise affect our ability to acquire one or more businesses in our targeted industries.

        Holders of the initial units (including the component shares of common stock and warrants underlying the initial units and the shares of common stock underlying such warrants), the private placement warrants (including the shares of common stock underlying the private placement warrants), the private placement units (including the component shares and warrants underlying the private placement units), any shares of common stock purchased pursuant to the limit orders and any co-investment units (including the co-investment common stock, co-investment warrants and shares of common stock underlying the co-investment warrants) are entitled to registration rights pursuant to the registration rights agreement.

        Each of Jay Sugarman and iStar Acquisition Investor LLC, a wholly-owned subsidiary of iStar Financial, has made us an interest-free loan of $100,000, representing an aggregated $200,000, for the payment of offering expenses. The loan will be repaid upon the completion of this offering out of the proceeds of this offering available to us for payment of offering expenses. The loan will be payable on the earlier of November 30, 2008 or the completion of this offering. Please see "Certain Relationships and Related Transactions" for further information concerning this loan.

Controls and Procedures

        We do not currently, and are not required to, maintain an effective system of internal control over financial reporting as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2009. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal controls over financial reporting. We expect that we will assess the internal control over financial reporting of our target business or businesses preceding the completion of a business combination and will then implement a schedule for implementation and testing of such additional controls as we may determine are required to state that we maintain an effective system of internal control over financial reporting. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of its internal control over financial reporting. Small and mid-sized target businesses which we may consider for a business combination may have internal controls that need improvement in areas such as:

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  staffing for financial, accounting and external reporting areas, including segregation of duties;

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  reconciliation of accounts;

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  proper recordation of expenses and liabilities in the period to which they relate;

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  proof of internal review and approval of accounting items;

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  documentation of key accounting assumptions, estimates and/or conclusions; and

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  documentation of accounting policies and procedures.

        Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financial reporting.

        Once our management's report on the effectiveness of our internal controls over financial reporting is complete, we will retain our independent auditors to assess management's report on internal controls and to render an opinion on such report when required by Section 404 of the Sarbanes-Oxley Act. Additional matters concerning a target business's internal controls may be identified in the future when the assessment and testing is performed.

Quantitative and Qualitative Disclosures about Market Risk

        The net proceeds of this offering, including amounts in the trust account, will be invested in U.S. "government securities" within the meaning of Section 2(a)(16) of the 1940 Act with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the 1940 Act. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

        As of December 31, 2007, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations of the types contemplated by Item 303(a)(5) of Regulation S-K. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

PROPOSED BUSINESS

Introduction

        We are a blank check company formed under the laws of the State of Delaware on September 13, 2007. We were formed for the purpose of acquiring one or more operating businesses, or a portion of such business or businesses, through a merger, capital stock exchange, stock purchase, asset acquisition, or other similar business combination. We intend to focus initially on operating businesses in the alternative asset management industry, but we may pursue opportunities in other industries, subject to our corporate stockholder's right of first offer. We do not have any specific merger, capital stock exchange, asset acquisition, or other similar business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted, or been contacted by, any potential target business or had any discussions, formal or otherwise, with respect to such a transaction or taken any direct or indirect measures to locate a specific target business or consummate a business combination. To date our efforts have been limited to organizational activities, including the issuance of 14,375,000 initial units at an aggregate price of $25,000, or approximately $0.002 per unit (of which up to 1,875,000 units will be redeemed by us to the extent that the over-allotment option is not exercised in full by the underwriters), and activities related to this offering.

        If we are unable to consummate our initial business combination within 24 months from the date of this prospectus, but have entered into a letter of intent or definitive agreement with respect to a business combination, we may seek stockholder approval to extend the period of time to consummate our initial business combination by up to an additional six months. In order to extend the period of time, (i) a majority of the shares of common stock voted by public stockholders must be voted in favor of the extended period and (ii) public stockholders owning less than 35% of the shares of our common stock sold in this offering must both vote against the extended period and exercise their conversion rights in connection with such vote, each as described in this prospectus.

Business Strategy

        We will initially focus our search for an initial business combination on operating businesses in the alternative asset management industry. The alternative asset management industry encompasses companies that undertake the management of portfolios using a variety of investment strategies where the common element is the manager's goal of delivering investment performance on an absolute return basis within certain predefined risk parameters. Among the areas that we intend to focus on initially are businesses that operate and manage private equity funds and/or hedge funds. However, our search will not be limited to a particular industry or geographic location.

        We believe we can benefit from the experience and expertise of the members of our management team in investing capital in and managing operating companies with successful enterprises and business platforms, and that their skills in investing, financial structuring, risk underwriting, due diligence and implementing financial controls will be valuable in our efforts to consummating our initial business combination.

        We intend to use some or all of the following criteria to evaluate acquisition opportunities. However, we may enter into a business combination with a target business that does not meet any or all of these criteria if we believe such target business has the potential to create significant shareholder value.

  •
  Experienced Management Team.    We will concentrate on target businesses with an experienced management team that has created an effective business culture and utilized best business practices in areas such as investing capital, risk analysis and credit underwriting. We intend to focus particularly on asset managers who, as a result of their proprietary trading and management activities, have valuable insights and access to information about the United States and global economics and capital markets.

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  An Established Business with a Proven Operating Track Record.    We will seek established businesses with records of strong financial performance and sound operating results, or businesses which our management team believes have the potential for positive operating cash flow. It is not our intention to acquire a start-up company.

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  Strong Industry Position.    We will seek to acquire strong competitors in industries with appealing prospects for future growth and profitability. We will examine the ability of these target businesses to defend and improve their advantages in areas such as customer base, branding, intellectual property, vendor relationships, working capital and capital investments.

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  Ability For Us To Add Value.    We will seek target businesses where our management team has identified opportunities to improve performance through the implementation of operational, growth and management strategies that augment the target company's existing capabilities.

        These factors are not intended to be exhaustive. Any evaluation of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our executive officers and directors. In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, discussions with industry participants, inspection of facilities, as well as review of financial and other information.

Management

        We believe that the skills and experience of our management team will be crucial to identifying a potential target business and consummating a successful business combination. Our executive officers and directors have, on average, over 24 years of professional experience. Our management team includes:

        Jay Sugarman—Chairman.    Jay Sugarman is chairman and chief executive officer of iStar Financial. Having led iStar Financial since its beginning, Mr. Sugarman has built iStar Financial into one of the largest providers of investment capital to the high-end real estate and corporate markets, growing its total assets under management from under $50 million in 1997 to nearly $20 billion as of September 30, 2007. Prior to 1997, Mr. Sugarman founded and was co-general partner of Starwood Mezzanine Investors, L.P., a private investment partnership specializing in structured real estate finance. Prior to forming Starwood Mezzanine in 1994, Mr. Sugarman managed diversified investment funds on behalf of the Burden family, a branch of the Vanderbilts, and the Ziff family. While in that position, he was jointly responsible for the formation of Starwood Capital Group L.P., a leading private real estate investment firm, and the formation of HBK Investments, one of the nation's largest multi-strategy trading operations. Mr. Sugarman received his undergraduate degree summa cum laude from Princeton University, where he was nominated for valedictorian and received the Paul Volcker Award in Economics, and his M.B.A. degree with highest distinction from Harvard Business School, graduating as a Baker Scholar and recipient of the school's academic prizes for both finance and marketing.

        Jay S. Nydick—Chief Executive Officer and President.    Jay S. Nydick has served as the president of iStar Financial since 2004. Mr. Nydick has primary responsibility for identifying, evaluating and executing strategic expansion opportunities for iStar Financial. In that capacity he has overseen iStar Financial's acquisition of a 47.5% interest in Oak Hill Advisors, L.P., the development of iStar Financial's AutoStar platform including the accumulation of over $1 billion in assets under management, the launch of TimberStar which most recently completed the $1.2 billion acquisition of timberlands sold by International Paper, and responsibility for iStar Financial's European expansion, including strategic joint ventures with Moor Park and London and Regional. Prior to joining iStar

Financial, Mr. Nydick spent 14 years at Goldman, Sachs & Co. in various capacities in that firm's corporate finance, leveraged finance and real estate investment banking groups. Among his roles at Goldman, he served as a managing director based in Hong Kong heading the Corporate Finance Group and Mergers Practice for non-Japan Asia, and as a member of the Products and Financial Sponsors Group based in New York. Prior to his assignment in Asia, Mr. Nydick was in Goldman's Real Estate Investment Banking Group, and co-headed the firm's Lodging and Gaming Business and spent time in the Debt Capital Markets and Derivatives Group. During his career, he has been involved in a broad range of transactions including mergers, acquisitions, debt and equity financings, leveraged buyout transactions and the development of innovative products across many different markets in the world. Mr. Nydick holds a bachelors degree from Cornell University where he graduated as a Presidential Scholar and an M.B.A. degree from Columbia University.

        Robin Josephs—Director.    Robin Josephs is lead director of iStar Financial where she has numerous duties including presiding at all executive sessions of the independent directors and serving as the principal liaison between the chairman of the board of directors and the independent directors. She is also the chairperson of the compensation committee and a member of the audit committee. Since 2003, Ms. Josephs has been on the board of directors of Plum Creek Timber (NYSE: PCL) where she serves on both the compensation and audit committees. In addition, Ms. Josephs has served on the boards of Instinet Group, LLC, a global electronic agency securities broker, and ITT Educational Services Inc. (NYSE: ESI), a company that provides postsecondary degree programs in the United States. From 2005 to 2007, Ms. Josephs was a managing director of Starwood Capital Group L.P., a leading private real estate firm. From 1986 to 1996, Ms. Josephs was a senior executive with Goldman Sachs and Co. Initially as a member of the real estate department of the investment banking division at Goldman Sachs, Ms. Josephs was responsible for a variety of transactions, including debt and equity financings, asset sales and corporate capital transactions. From 1992 to 1996, Ms. Josephs led the equity capital markets efforts taking numerous private real estate companies public. Prior to Goldman Sachs, Ms. Josephs spent two years at Booz Allen and Hamilton as an analyst. Ms. Josephs received a Bachelor of Science degree in Economics from the Wharton School of the University of Pennsylvania and an M.B.A. from Columbia University.

        Jeffrey Lynford—Director.    Jeffrey Lynford is chairman of Reis, Inc. (NASDAQ: REIS), an internet-based business information firm specializing in real estate analytics. He has over 20 years of corporate experience as co-founder of the Wellsford group of real estate and investment companies and has served as an independent director on the boards of Equity Residential Properties Trust (NYSE: EQR), a real estate investment trust, and numerous corporate real estate funds sponsored by Cohen & Steers, Inc. (NYSE: CNS), an investment firm specializing in real estate investment trust mutual funds. Previously for nearly a decade, he held senior investment banking positions on Wall Street with Bear Stearns & Co. and Warburg Paribas Becker, Inc. In addition to his continuing management and investment responsibilities, he is the vice chair of both Polytechnic University and the Global Heritage Fund as well as a trustee of the Lynford Family Charitable Trust and numerous eleemosynary organizations with both domestic and international missions. Mr. Lynford was also appointed by the Governor and approved by the State Senate to serve a five-year term as Council Member for the New York State Council on the Arts. He is a speaker and author on many topical and policy-related issues. Mr. Lynford holds three university degrees, including a law degree and Masters in Public Affairs from the Woodrow Wilson School of Princeton University.

        Jeffrey Tarrant—Director.    Jeffrey Tarrant is managing director, chief executive officer and chief investment officer of Protégé Partners, LLC, an investment management firm that invests in a broadly diversified portfolio of smaller, specialized hedge fund managers. Prior to Protégé Partners, Mr. Tarrant was president of Arista Group, Inc. where he managed the marketable securities portfolios of ultra-high net worth families seeking absolute returns through a diversified portfolio of hedge funds. From 1998 to 2002, Mr. Tarrant was also a member of the board of The Investment Fund of Foundations, the leading investment advisory firm for charitable foundations and institutions. In 1996, Mr. Tarrant founded Altvest, the hedge fund industry's first database, analytic and information system. Mr. Tarrant sold Altvest to Investorforce in the summer of 2000, when Altvest was considered by third party sources to be the largest hedge fund commercial database in the world. From 1988 to 1995, Mr. Tarrant managed the capital portfolio of the Thurn and Taxis family. While in Germany, he managed the marketable securities, hedge fund portfolio and direct investments in the United States, United Kingdom, and Western and Eastern Europe. After transferring to the United States, Mr. Tarrant was given additional responsibilities of restructuring all North American investment holdings. Prior to managing the capital portfolio of the Thurn and Taxis family, Mr. Tarrant was vice president of Berkeley Asset Management where he co-managed a multi-manager fund. Mr. Tarrant received an undergraduate degree in Economics from University of California at Davis and an M.B.A from Harvard University.

        For additional information on the background of our executive officers and directors, please see "Proposed Business—Management" and "Management."

        The majority of our board of directors will be comprised of independent directors. Pursuant to our amended and restated certificate of incorporation, any choice of a target business must be approved by the unanimous vote of our board of directors, excluding any director that has an interest in the transaction.

        Some of our executive officers may stay involved in our management following our initial business combination. The roles that they will assume will depend on the type of business with which we combine and the specific skills and depth of the target company's management. If one or more of our executive officers remain with us in a management role following our initial business combination, we may enter into employment or other compensation arrangements with them following our initial business combination, the terms of which have not yet been determined.

Overview of the Alternative Asset Management Industry

Background

        The asset management industry is a multi-trillion dollar business, based on assets under management, focused on the management of investments on behalf of investors in exchange for a contracted fee. The asset management industry can be broadly divided into two categories: traditional asset management and alternative asset management.

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  Traditional asset management, in general, involves managing portfolios of actively traded equity, fixed income and/or derivative securities. The investment objectives of such portfolios may include total return, capital appreciation, current income and/or replicating the performance of a specific index. Such portfolios may include investment companies registered under the 1940 Act (e.g., mutual funds, closed-end funds or exchange-traded funds) or separate accounts managed on behalf of individuals or institutions. Managers of such portfolios are compensated, in general, on a monthly or quarterly basis, at a contracted fee based on the assets under management, generally without regard to performance of the investments held in the portfolio. Managers of such portfolios, in the United States, are typically registered with the SEC under the Investment Advisers Act of 1940.

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  Alternative asset management, in general, involves managing portfolios using a variety of investment strategies where the common element is the manager's goal of delivering investment performance on an absolute return basis within certain predefined risk parameters. These investment returns tend to have a lower correlation to the broader market than do traditional asset management strategies. Alternative asset management portfolios may be held through funds organized as limited partnerships, or other business forms, separate accounts managed on behalf of individuals or institutions, or investment companies registered under the 1940 Act (e.g., business development companies). Alternative asset management businesses are typically exempt from registration with regulatory authorities. Such businesses in the United States may or may not be registered with the SEC under the Investment Advisers Act of 1940, depending upon certain factors, such as the registration status of such portfolios under the 1940 Act, the number of clients of the adviser and the amount of assets under the adviser's management.

        Alternative asset management portfolios are commonly referred to by such categories as private equity funds, hedge funds or real estate funds, among others. Fee arrangements typically include a significant performance fee (incentive income) component and that investor expectations are often framed in terms of absolute returns, rather than returns which are measured in relation to benchmark indices.

Private Equity Funds

        Private equity funds generally refer to portfolios of non-actively traded common equity, preferred stock or mezzanine or distressed debt securities of private companies, but such funds may include investments in such equity or debt securities of public companies. Private equity funds also may include investments that constitute either control or minority positions in private companies or investments in an array of real estate securities or assets, including those made through special purpose funds that have risk-return characteristics similar to those of other private equity investments and venture capital investments. Private equity fund managers often seek to exploit opportunities in the market when other investors do not recognize the value of a certain company or security. These investments may include significant changes to a company's capital structure through the use of borrowed capital, a strategy referred to as a "leveraged buyout." In certain cases, private equity funds engage in the acquisition and delisting of public companies.

        Private equity funds are typically structured as unregistered limited partnership or limited liability company funds that obtain commitments from certain qualified investors to provide a specified amount of equity capital for investment on their behalf. These funds are often ten year fixed vehicles with provisions to extend if appropriate. Investors' capital is typically called by the fund as investments are made over the first three to six years of the fund's term. Investors' capital is typically returned through distributions when those investments are subsequently liquidated. Liquidation typically occurs within five to eight years. Typical private equity fund investors are high net worth individuals and institutions. Private equity fund managers typically earn fees based on various combinations of the following: (i) management fees on committed or contributed capital, (ii) all or a portion of transaction and monitoring fees as capital is invested and (iii) fees based on the net profits of the fund, often subject to a preferred return for investors and contingent repayment based on actual realized performance of the fund at the time of liquidation of the fund. Private equity fund managers typically commit a portion of their own capital to the funds they manage. Private equity fund managers may be subject to registration as investment advisers under the federal securities law.

Hedge Funds

        Hedge funds generally refer to privately held and unregistered investment vehicles managed with the primary aim of delivering positive risk-adjusted returns under all market conditions. Hedge funds typically differ from traditional asset vehicles such as mutual funds either by the strategies they employ or the asset classes in which they invest. Asset classes in which hedge funds may invest include liquid and illiquid securities, derivatives instruments, pools of loans or other financial assets, asset-backed securities and a variety of other non-traditional assets such as distressed securities. Strategies employed by hedge funds include asset based lending, equity long-short convertible arbitrage, distressed securities, equity market neutral, fixed income arbitrage, merger arbitrage, and global macro and other quantitative and non-quantitative strategies. These strategies can employ methods including use of leverage, short positions, hedging, swaps, arbitrage derivatives and quantitative or other methods. Historically, many hedge fund strategies have provided investors with attractive risk-adjusted returns and reduced statistical correlation (in comparison to traditional asset management) with the performance of equity or bond markets.

        Hedge funds are typically structured as limited partnerships or limited liability companies. Hedge fund managers may be subject to registration as investment advisors under the federal securities law. Hedge fund managers typically earn (i) management fees based on the net asset value of the fund and (ii) incentive fees based on the performance of the fund that they manage (i.e., the net realized and unrealized gains in the portfolio). There are, however, some limitations to these fees. Some hedge funds set a "hurdle rate," under which the fund manager does not earn an incentive fee until the fund's performance exceeds a benchmark rate. Another feature common to hedge funds is the "high water mark," which serves to encourage fund managers to recoup losses. Under a high water mark arrangement, a fund manager does not earn incentive fees until the net asset value exceeds the highest historical value on which incentive fees were last paid. Hedge fund managers typically commit a portion of their own capital in the funds they manage. Investors can invest and withdraw funds periodically in accordance with the terms of the funds, which may include initial lock-up periods and limitations on withdrawals. Typical hedge fund investors are high net worth individuals and institutions.

Real Estate Funds

        Real estate funds generally refer to portfolios of actively or non-actively traded equity, fixed income, preferred stock or loan securities of real estate companies, mortgage backed securities, or direct investments in real estate properties. In general, real estate funds are return-oriented portfolios that provide income and/or the potential for long-term capital appreciation. A real estate fund may be structured as a limited partnership or limited liability company, similar to a private equity fund, or as a REIT. Typical real estate fund investors are high net worth individuals and institutions and may include retail investors under certain structures such as a REIT. Real estate fund managers typically earn fees as follows: (i) management fees paid as a percentage of average assets under management in a fund and (ii) performance or incentive fees paid as a percentage of a fund's earnings performance (i.e., funds from operations) in excess of established preferred returns.

Competitive Advantages

        We believe that we have the following competitive advantages over other entities with business objectives similar to ours:

  Our Relationship with iStar Financial

        Our corporate stockholder, iStar Financial, is a leading publicly-traded finance company focused on the commercial real estate industry that primarily provides custom-tailored financing to high-end private and corporate owners of real estate, including senior and mezzanine real estate debt, senior and mezzanine corporate capital, corporate net lease financing and equity. iStar Financial has elected to be treated as a REIT. Its stock trades on the NYSE under the symbol "SFI."

        We were organized by iStar Financial because iStar Financial perceives our company as an attractive investment opportunity for iStar Financial and its stockholders by (1) allowing iStar Financial, as a stockholder of ours, to explore investment opportunities that may be presented to it or that may otherwise arise but in which iStar Financial is unable to invest directly due to its election to be treated as a REIT; and (2) potentially permitting iStar Financial, as a company operating primarily in the real estate industry, to diversify into other sectors of the asset management industry.

  Experienced Executive Management Team

        Jay Sugarman, our chairman, and Jay Nydick, our chief executive officer, president and director, are also officers, and in the case of Mr. Sugarman, a director, of iStar Financial. See "Proposed Business—Management" for biographical information on Messrs. Sugarman and Nydick.

Consummating an Initial Business Combination

  General

        We intend to utilize the net proceeds after expenses of this offering and the proceeds from the private placement of the private placement securities as well as additional issuances of our equity and/or debt financing, or a combination of these as the consideration to be paid in our initial business combination. While substantially all of the net proceeds after expenses of this offering are allocated to consummating our initial business combination, the proceeds are not otherwise designated for more specific purposes. Accordingly, prospective investors will not, at the time of their investment in us, be provided an opportunity to evaluate the specific merits or risks of one or more target businesses. If we consummate our initial business combination with a target business using our equity and/or debt financing as the consideration to fund the initial business combination, funds then held in the trust account will be used to undertake additional acquisitions or to fund the operations of the combined business. We may enter into a business combination with an operating business that does not require significant additional capital but is seeking a public trading market for its shares and which wants to merge with a company that already is public in order to avoid the uncertainties associated with undertaking its own initial public offering. These uncertainties may include time delays, compliance and governance issues, significant expense, and the risk that market conditions will not be favorable for an offering at the time the offering is ready to be sold. Alternatively, we may seek to consummate our initial business combination with an operating business that is financially unstable or in the development stage. We may seek to consummate our initial business combination with more than one target business, although our limited resources may serve as a practical limitation on our ability to do so.

        Prior to consummation of our initial business combination, we will seek to have all vendors, providers of financing, prospective target businesses and other entities with whom we execute agreements waive any right, title, interest, or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. However, we are not obligated to obtain a waiver from any potential vendor, creditor target business or other entity. In the event that a potential contracted party were to refuse to execute such a waiver, we will execute an agreement with that entity only if our executive officers and directors first determine that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by our executive officers and directors to be significantly superior to those of other consultants that would agree to execute a waiver or a situation in which our executive officers and directors are unable to find a provider of required services willing to provide the waiver. We will seek to secure waivers that we believe are valid and enforceable, but it is possible that a waiver may later be found to be invalid or unenforceable. iStar Financial has agreed to reimburse us for our debts to any vendors, prospective target businesses, providers of financing and other entities with whom we execute agreements, if any, in each case only to the extent necessary to ensure that the amounts in the trust account are not reduced by claims made by such party to the extent that the payment of such debts or obligations actually reduces the amount in the trust account payable to our public stockholders in the event of our liquidation. However, iStar Financial will not have any personal liability as to any claimed amounts owed to a third party who executed a waiver (including a prospective acquisition target) or the underwriters. iStar Financial and certain of our executive officers and directors who have agreed to purchase the private placement securities will irrevocably waive any right, title, interest, or claim of any kind to participate in any liquidating distribution with respect to any shares of common stock held by them prior to the completion of this offering, other than the shares of common stock underlying the private placement units.

        None of our executive officers, directors, promoters, or other affiliates or any representatives acting on our behalf has had any contact or discussions with any prospective target business regarding our initial business combination or has taken any direct or indirect measures to locate a specific target business or consummate our initial business combination.

        Subject to the requirement that our initial business combination must be with an operating business, or a portion of such business or businesses, whose fair market value, individually or collectively, is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such business combination, we have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses; provided that we will not acquire less than a controlling interest in any such business. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of any specific industry or target business with which we may ultimately consummate our initial business combination. If we combine with a financially unstable business or an entity in the development stage, including an entity lacking an established record of sales or earnings, we may be affected by numerous risks inherent in the business and operations of a financially unstable or undercapitalized entity. Although our executive officers and directors will endeavor to assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

        We cannot assure you that we will identify, secure a definitive agreement with, or consummate our initial business combination with one or more target businesses. In addition, no financing arrangements have been entered into or are contemplated with any third parties to raise any additional funds, whether through the sale of securities or otherwise, that we may need if we decide to consummate our initial business combination for consideration in excess of our available assets at the time of the business combination.

  Sources of Targets

        We may identify a target business through our executive officers' and directors' current and previous business contacts or through our public relations and marketing efforts. Our executive officers and directors have long standing business relationships, have seats on the boards of various companies and are involved in several charitable organizations and industry associations in their respective fields. Our executive officers and directors have on average, over 24 years of professional experience. This breadth of experience, and tenure, may be a valuable basis with which to source business targets.

        In addition to leveraging our experience and relationships within our executive officers and directors, we anticipate that target businesses may also be brought to our attention from various unaffiliated parties such as business brokers, private equity and venture capital firms, consultants, investment bankers, attorneys, and accountants, among other sources.

        Our executive officers and directors are not required to commit a specified amount of time in identifying or performing due diligence on potential target businesses. Our executive officers and directors believe that the relationships they have developed over their careers, in combination with the possible sources discussed above, will generate a number of potential target businesses that will warrant further investigation. However, as our executive officers and directors are not required to commit their full time to our affairs, they may have conflicts of interest in allocating their time among various business activities. In the course of their other business activities, our executive officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to our company as well as the other entities with which they are affiliated.

        In addition, each of our independent directors owes pre-existing fiduciary duties to companies for which they currently serve as executive officers and directors. Robin Josephs is a director (and member of the compensation and audit committees) of iStar Financial and Plum Creek Timber Company Inc. (NYSE: PCL); Jeffrey Lynford is the chairman of the board of directors of Reis, Inc. (NASDAQ: REIS), an internet-based business information firm specializing in real estate analytics; and Jeffrey Tarrant is managing member and chief executive officer of Protégé Partners, LLC, a private investment management firm that invests in a broadly diversified portfolio of smaller, specialized hedge fund managers. Our independent directors may join other boards in the future. To the extent that our independent directors identify business combination opportunities that may be suitable for entities to which they have fiduciary obligations other than us, or are presented with such opportunities in their capacities as fiduciaries to such entities, they will honor their fiduciary obligations. Accordingly, except with respect to iStar Financial, which is subject to the business opportunity right of first offer agreement with us, our independent directors may not present business combination opportunities to us that come to their attention in the performance of their duties as directors of other entities unless the other companies have declined to accept such opportunities or clearly lack the resources to take advantage of such opportunities.

        We may pay fees or compensation to third parties for their efforts in introducing us to potential target businesses. Such payments are typically, although not always, calculated as a percentage of the dollar value of the transaction. We have not anticipated use of a particular percentage fee, but instead will seek to negotiate the smallest reasonable percentage fee consistent with the attractiveness of the opportunity and the alternatives, if any, that are then available to us. We may make such payments to entities we engage for this purpose or entities that approach us on an unsolicited basis. Payment of finders' fees is customarily tied to completion of a transaction and certainly would be tied to a completed transaction in the case of an unsolicited proposal. Although it is possible that we may pay finders' fees in the case of an uncompleted transaction, we consider this possibility to be remote. In no event will we pay our executive officers, directors or existing holders or any entity with which they are affiliated any finder's fee or other compensation for services rendered to us prior to or in connection with the consummation of our initial business combination. In addition, none of our executive officers, directors or existing holders will receive any finder's fee, consulting fees, or any similar fees from any person or entity prior to or in connection with any business combination involving us other than any compensation or fees that may be received for any services provided following such business combination.

  Selection of a Target and Structuring of an Initial Business Combination

        Subject to the requirement that our initial business combination must be with one or more operating businesses, or a portion of such business or businesses, whose fair market value, individually or collectively, is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such business combination, our executive officers and directors will have virtually unrestricted flexibility in identifying and selecting a prospective target business. However, we will only consummate a business combination in which we become the controlling stockholder of the target. The key factor that we will rely on in determining controlling stockholder status would be our acquisition of at least a majority of the voting equity interests of the target company. We will not consider any transaction that does not meet such criteria.

        The time required to select and evaluate a target business and to structure and consummate the initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our initial business combination is not ultimately consummated will result in our incurring losses and will reduce the funds we can use to consummate another business combination. We will not pay any finders or consulting fees to our existing holders, or any of their respective affiliates, for services rendered to or in connection with our initial business combination.

  Fair Market Value of Target Business or Businesses

        Our initial business combination must be with one or more operating businesses, or a portion of such business or businesses, that we acquire, having a fair market value, individually or collectively, is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such business combination. As a result, we expect that an initial public offering of $500,000,000 plus the proceeds from the private placement of the private placement securities will enable us to consummate our initial business combination with an operating business with a fair market value of approximately $400,758,886. The actual amount of the consideration which we will be able to pay for the initial business combination will depend on whether we choose, or are able, to pay a portion of the initial business combination consideration with shares of our common stock or if we are able to finance a portion of the consideration with debt financing. If we choose to acquire all or part of a target business through a share for share exchange or to finance a portion of the initial business combination consideration by issuing additional shares of our common stock, such additional equity may be issued at a price below the then current trading price for shares of our common stock, resulting in dilution of the equity interest of our then current public stockholders. No financing arrangements have been entered into or are contemplated with any third parties to raise any additional funds, whether through the sale of securities or otherwise, that we may need to consummate our initial business combination for consideration in excess of our available assets at the time of such business combination.

        In contrast to other companies with business plans similar to ours where the minimum fair market value of the target businesses for the initial business combination is based on 80% of the acquirer's net assets, our minimum fair market value is based on 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such business combination. We have used this criterion to provide investors and our management team with greater certainty as to the fair market value that a target business or businesses must have in order to qualify for a business combination with us. The determination of net assets requires an acquirer to have deducted all liabilities from total assets to arrive at the balance of net assets. Given the on-going nature of legal, accounting, stockholder meeting and other expenses that will be incurred immediately before and at the time of a business combination, the balance of an acquirer's total liabilities may be difficult to ascertain at a particular point in time with a high degree of certainty. Accordingly, we have determined to use the valuation threshold of 80% of the balance in the trust account (less deferred underwriting discounts and commissions and taxes payable) for the minimum fair market value of the target business or businesses with which we combine so that our management team will have greater certainty when selecting, and our investors will have greater certainty when voting to approve or disapprove a proposed combination with, a target business or businesses that will meet the minimum valuation criterion for our initial business combination.

        The fair market value of a target business or businesses will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, the values of comparable businesses, earnings and cash flow, the repayment, refinancing and assumption of debt by the acquirer and book value. Our executive officers and directors will consult with and engage such experts as they deem necessary and useful to evaluate the fair market value of the target business. Our board of directors will determine the fair market value of a target business or businesses and whether a proposed business combination is in the best interests of the stockholders and, in making that determination, will do so in accordance with the requirements of the Delaware General Corporation Law and consistent with their fiduciary obligations in the context of a business combination. We will not be required to obtain an opinion from an investment banking firm as to the fair market value of the target if our board of directors independently determines that the target meets the threshold criterion unless one of our executive officers, directors or existing holders is affiliated with the target business. If our board of directors is not able to independently determine that the target business has a sufficient fair market value to meet the threshold criterion or one of our executive officers, directors or existing holders is affiliated with that target business, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the FINRA with respect to the fair market value of the target business. Any such opinion will be included in our proxy soliciting materials furnished to our stockholders in connection with our initial business combination. Investment banking firms providing fairness opinions typically place limitations on the purposes for which the opinion may be used, and there can be no assurances that, as a result of such limitations or applicable law, stockholders will be entitled to rely on the opinion. We expect to require that any firm selected by us to provide a fairness opinion will adhere to general industry practice in stating the purposes for which its opinion may be used. We will not be required to obtain an opinion from an investment banking firm as to the fair market value of the business if (i) our board of directors independently determines that the target business has sufficient fair market value to meet the threshold criterion and (ii) none of our executive officers, directors and existing holders is affiliated with that target business. If no opinion is obtained or if stockholders are not permitted to rely on the opinion, our stockholders will be relying solely on the judgment of our board of directors with respect to the determination of the fair market value of our initial business combination.

  Lack of Business Diversification

        Our initial business combination must be with one or more target businesses, or a portion of such business or businesses, whose fair market value, individually or collectively, is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such acquisition. We expect to consummate only a single business combination, although to satisfy the 80% test, we may need to consummate a simultaneous combination with more than one operating businesses at the same time. At the time of our initial business combination, we may not be able to acquire more than one target business because of various factors, including complex accounting or financial reporting issues. For example, in the proxy soliciting materials we distribute to our stockholders in connection with our initial business combination, we may need to present pro forma financial statements reflecting the operations of several target businesses as if they had been combined historically. Consummating our initial business combination through more than one acquisition would likely result in increased costs as we would be required to conduct a due diligence investigation of more than one business and negotiate the terms of the acquisition with multiple sellers. A simultaneous combination with several target businesses also presents logistical issues such as the need to coordinate the timing of negotiations, proxy statement disclosure and closings. Our attempt to consummate our initial business combination in this manner would increase the chance that we would be unable to successfully consummate our initial business combination in a timely manner. In addition, if conditions to closings with respect to one or more of the target businesses are not satisfied, the fair market value of the business could fall below the required fair market value threshold of 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and after taxes payable). Furthermore, the success of a business formed through the combination of smaller businesses will depend on our ability to integrate disparate organizations and achieve expected synergies. See "Risk Factors—Risks Relating to the Company and the Offering—Any attempt to consummate more than one transaction as our initial business combination will make it more difficult to consummate our initial business combination."

        Accordingly, while it is possible that we may attempt to consummate our initial business combination with more than one target business, we are more likely to choose a single target business if all other factors appear equal. This means that for an indefinite period of time, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to consummate business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating a business combination with only a single entity, our lack of diversification may:

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  subject us to negative economic, competitive, and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination;

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  cause us to depend on the marketing and sale of a single service or product or limited number of services or products; and

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  result in our dependency upon the performance of a single operating business.

        If we consummate our initial business combination structured as a merger in which the consideration is our stock, we would have a significant amount of cash available to make add-on acquisitions or to fund the operations of the combined business following our initial business combination. See "Risk Factors—Risks Relating to the Company and the Offering—We may only be able to consummate one business combination, which may cause us to be solely dependent on a single business and a limited number of services or products."

  Limited Ability to Assess the Target's Management

        Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of consummating our initial business combination, we cannot assure you that our assessment of the target's management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications, or abilities to manage a public company. Furthermore, the future role of our executive officers and directors, if any, in the target business cannot presently be stated with any certainty. Moreover, our current executive officers and directors will only be able to remain with us after the consummation of our initial business combination if they are able to negotiate the same in connection with any such combination. While it is possible that one or more of our executive officers and directors will remain associated in some capacity with us following our initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our initial business combination. Moreover, we cannot assure you that our executive officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

        Following our initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge, or experience necessary to enhance the incumbent management. Although we expect that our current executive officers and directors will remain actively involved in our business after consummation of our initial business combination, our executive officers only will be able to remain with us if they are able to negotiate mutually agreeable employment terms as a part of any such combination, which terms would be disclosed to our stockholders in any proxy statement relating to such transaction. If we acquired a target business in an all-cash transaction, it would be more likely that the current members of management would remain with us, if they chose to do so. If a business combination were structured as a merger in which the owners of the target business were to control us following our initial business combination, it may be less likely that our current executive officers and directors would remain with us because control would rest with the owners of the target business and not our current executive officers and directors unless otherwise negotiated as part of the transaction in the acquisition agreement, employment agreements or other arrangement. If our current executive officers and directors choose to remain with us after our initial business combination, they will negotiate the terms of the initial business combination as well as the terms of their employment arrangements, and may have a conflict of interest in negotiating the terms of the initial business combination while, at the same time, negotiating terms of their employment arrangements.

  Possible Extension of Time to Consummate Our Initial Business Combination to 30 Months

        We have a period of 24 months from the date of this prospectus within which to consummate our initial business combination. While such 24-month period may be sufficient to accomplish all necessary tasks prior to consummating our initial business combination, if, in the course of this process, we conclude that it may be insufficient, our amended and restated certificate of incorporation permits us to call a special or annual meeting of our stockholders for the purpose of extending by an additional six months the date before which we must consummate our initial business combination. Unlike other blank check companies, if we have entered into a letter of intent or definitive agreement with respect to a business combination within 24 months from the date of this prospectus, and we anticipate that we may not be able to consummate our initial business combination within the 24-month period, we may, prior to the expiration of the 24-month period, call a meeting of our stockholders for the purpose of soliciting their approval to extend the date before which we must consummate our initial business combination by an additional six months. If the extended period is approved by the affirmative vote of a majority of the shares of our common stock voted by the public stockholders, we will then have up to an additional six months in which to consummate our initial business combination. In connection with seeking stockholder approval for the extended period, if any, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act.

        If public stockholders owning 35% or more of the shares sold in this offering both (i) vote against the extended period and (ii) exercise their conversion right as described in this prospectus, we will not extend the date by which we must consummate our initial business combination beyond 24 months. In such event, if we cannot consummate our initial business combination within such 24-month period, we will be required to liquidate and the proceeds held in the trust account, including the deferred underwriting discounts and commissions and all interest thereon, after income taxes on such interest and after interest income of up to $6,000,000 on the trust account balance previously released to us to fund our working capital requirements, will be distributed to our public stockholders and iStar Financial (in respect of the component shares of the private placement units).

        If we receive stockholder approval for the extended period and public stockholders owning 35% or more of the shares of our common stock sold in this offering do not vote against the extended period and exercise their conversion rights in connection with the vote for the extended period, we will then have up to an additional six months in which to consummate our initial business combination. In connection with the vote required for the extended period, our existing holders, including our executive officers and directors and iStar Financial, have agreed to vote all of the shares of common stock owned by them prior to the completion of this offering in the same manner that the majority of the shares of common stock are voted by our public stockholders. Our existing holders, including our executive officers and directors and iStar Financial, also have agreed that they will vote all shares of common stock they acquire in this offering or in the open market (including pursuant to any limit orders) in favor of the extended period or our initial business combination and that they will vote all such shares in favor of amending our amended and restated certificate of incorporation to provide for our perpetual existence. As a result, our existing holders will not have any conversion rights with respect to any of our shares that they may acquire prior to, in or following this offering.

        If the extended period is approved, we will still be required to seek stockholder approval before consummating our initial business combination, even if the business combination would not ordinarily require stockholder approval under applicable law. Public stockholders who vote against the extended period and exercise their conversion rights will not be able to vote on our initial business combination.

        We will consummate our initial business combination only if (i) a majority of the shares of our common stock voted by the public stockholders are voted in favor of the business combination, (ii) public stockholders owning less than 35% of the shares of our common stock sold in this offering exercise their conversion rights in connection with the stockholder vote to approve the extended period or our initial business combination, as applicable, in the aggregate on a cumulative basis, and (iii) a majority of our outstanding shares of common stock are voted in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence.

        If at the end of the 30-month period we have not consummated our initial business combination, our corporate existence will automatically cease, except for the purposes of winding up our affairs and liquidating.

  Stockholder Approval of Our Initial Business Combination

        Prior to the consummation of our initial business combination, we will submit the proposed transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under Delaware law. The quorum required to constitute this meeting, as for all meetings of our stockholders in accordance with our bylaws, is a majority of our issued and outstanding common stock (whether or not held by our public stockholders). Abstentions are not considered to be voting "for" or "against" a transaction and will have no effect on the outcome of the vote to approve our initial business combination. The AMEX recommends that stockholders receive notice of any stockholder meeting a minimum of 20 days prior to the meeting. Therefore, if shares of our common stock are listed on AMEX, we will mail the notice at least 23 days prior to the meeting date to allow time for mailing. If shares of our common stock are not listed on AMEX, we will abide by our by-laws and Delaware law, which require us to provide at least ten days' written notice, measured from the certification date of the mailing, before the date of any shareholders meeting. We will conduct any vote on our initial business combination, whether by a shareholder meeting or written consent, in accordance with the SEC's proxy rules and the requirements of our amended and restated certificate of incorporation and by-laws. In addition, even if our stockholders vote in favor of a business combination, under the terms of our amended and restated certificate of incorporation, we will not proceed with a business combination if (i) public stockholders owning 35% or more of the shares sold in this offering, determined on a cumulative basis, which includes the shares as to which conversion rights were exercised in connection with the stockholder vote, if any, to approve the extended period and the stockholder vote to approve our initial business combination, or (ii) the amendment to our amended and restated certificate of incorporation providing for our perpetual existence is not approved by the affirmative vote of a majority of our outstanding shares of common stock. See "—Conversion Rights." If a majority of the shares of our common stock voted by the public stockholders are not voted in favor of a proposed initial business combination, we may continue to seek other target businesses with which to consummate our initial business combination that meet the criteria set forth in this prospectus until the expiration of 24 months (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus) from the date of this prospectus. In connection with seeking stockholder approval of our initial business combination, we will furnish our stockholders with proxy soliciting materials prepared in accordance with the Exchange Act, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the target business based on GAAP or IFRS, as permitted under applicable law.

        In connection with the vote required for any business combination, our existing holders, including our executive officers and directors and iStar Financial, have agreed to vote the shares of common stock acquired by them prior to the completion of this offering, in the same manner as the majority of the shares of common stock are voted by our public stockholders. Our existing holders, including our executive officers and directors and iStar Financial, have also agreed that they will not have conversion rights with respect to those shares. In addition, our existing holders, including our executive officers and directors and iStar Financial, have agreed that they will vote any shares they purchase in this offering or in the open market (including pursuant to any limit orders) in favor of our initial business combination. As a result, our existing holders who acquire shares in this offering or in the open market must vote those shares in favor of the proposed initial business combination with respect to those shares, and will therefore not be eligible to exercise conversion rights for those shares if our initial business combination is approved by a majority of our public stockholders. We will proceed with the initial business combination only if (i) a majority of the shares of our common stock voted by the public stockholders are voted in favor of the business combination, (ii) public stockholders owning less than 35% of the shares of our common stock sold in this offering exercise their conversion rights in connection with the stockholder vote to approve the extended period or our initial business combination, as applicable, in the aggregate on a cumulative basis, and (iii) a majority of the outstanding shares of our common stock are voted in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence. Voting alone against the extended period or initial business combination, as the case may be, will not result in conversion of a stockholder's shares into a pro rata share of the trust account. To do so, a stockholder must have also exercised the conversion rights described below.

  Conversion Rights

        At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder's shares of common stock converted to cash if the stockholder votes against the extended period or initial business combination, as the case may be, and the extended period is approved and the initial business combination is approved and consummated. The actual per share conversion price will be equal to the aggregate amount then on deposit in the trust account, before payment of deferred underwriting discounts and commissions and including accrued interest income (after taxes payable on such interest and after release of up to $6,000,000 of interest income, after tax, to fund working capital requirements), calculated as of the date of the special or annual meeting of stockholders approving the extended period or two business days prior to the proposed consummation of the initial business combination, as the case may be, divided by the number of shares of common stock included in the units sold in this offering and the shares of common stock underlying the private placement units. Assuming that the underwriters do not exercise their over-allotment option, the initial per share conversion price would be approximately $9.90 before interest.

        Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a "group," will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering on a cumulative basis, which includes any exercise of conversion rights in connection with either the stockholder vote, if any, required to approve the extended period or the stockholder vote required to approve the business combination. Shares converted in connection with the vote on the extended period and in connection with the vote on our initial business combination will be aggregated for purposes of determining this 10% limit. Such a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a "group," would still be entitled to vote against the extended period or business combination, as the case may be, with respect to all shares owned by him or his affiliates. We believe this restriction will deter stockholders from accumulating large blocks of stock before the vote held to approve the extended period or business combination and prevent an attempt to use the conversion right as a means to force us or our management to purchase their stock at a significant premium to the then current market price. Absent this provision, a public stockholder who owns more than 10% of the shares sold in this offering could threaten to vote against the extended period or business combination and seek conversion, regardless of the merits of the transaction, if, for example, its shares are not purchased by us or our management at a premium to the then current market price. By limiting each stockholder's ability to convert more than 10% of the shares sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders. However, we are not restricting the stockholders' ability to vote all of their shares against the transaction.

        An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to the extended period or business combination, as the case may be, at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the extended period or business combination and the extended period is approved and the initial business combination is approved and consummated. In addition, at our option, we may require that, no later than the business day immediately preceding the vote on the extended period or business combination, as the case may be, the stockholder must present written instructions to our transfer agent stating that the stockholder wishes to convert his shares into a pro rata share of the trust account and confirming that the stockholder has held the shares since the record date and will continue to hold them through the stockholder meeting and, in the case of the proposed business combination, until the consummation of our initial business combination. We may also require public stockholders to tender their certificates to our transfer agent or to deliver their shares to the transfer agent electronically using The Depository Trust Company's DWAC (Deposit/Withdrawal At Custodian) System no later than the business day immediately proceeding the vote on the extended period or business combination, as the case may be. The proxy soliciting materials that we will furnish to stockholders in connection with the vote for any extended period or business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Traditionally, in contrast to the requirement for physical or electronic delivery prior to the stockholder meeting, in order to perfect conversion rights in connection with a blank check company's initial business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his conversion rights. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an "option window" after the consummation of the business combination during which he could monitor the price of the stock in the market. If the price rose above the conversion price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation in consideration for the conversion price. Thus, the company would not have any control over the process and the conversion right, to which stockholders were aware they needed to exercise before the stockholder meeting, would become a continuing right surviving past the consummation of the business combination until the converting holder delivered his certificate for conversion at the conversion price. The requirement for physical or electronic delivery prior to the stockholder meeting is two-fold. First, it ensures that a converting stockholder's election to convert is irrevocable once the extended period or business combination is approved. Second, it ensures that we know the amount of proceeds that we will be able to use to consummate the business combination.

        The proxy soliciting materials that we will furnish to stockholders in connection with the vote for any extended period or proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time we send out our proxy statement up until the business day immediately preceding the vote on the extended period or business combination to deliver his shares if he wishes to seek to exercise his conversion rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process is within the stockholder's control and, whether or not he is a record holder or his shares are held in "street name," can be accomplished by the stockholder in a matter of hours simply by contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for investors generally. However, because we do not have any control over the process, it may take significantly longer than we anticipated and investors may not be able to seek conversion in time. Accordingly, we will only require stockholders to deliver their certificates prior to the vote if, in accordance with the AMEX's proxy notification recommendations, the stockholders receive the proxy soliciting materials at least 20 days prior to the meeting.

        In the event a stockholder tenders his or her shares and decides no later than the business day immediately preceding the stockholder meeting that he or she does not want to convert his or her shares, the stockholder may withdraw the tender. In connection with the vote on the extended period or business combination, as applicable, if a stockholder tenders shares and the extended period is not approved or, in the case of the business combination, not approved or consummated, such shares will not be converted into cash and the physical certificates representing these shares will be returned to the stockholder.

        There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker approximately $35 and it would be up to the broker whether or not to pass this cost on to the converting holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise conversion rights to tender their shares no later than the business day immediately preceding the meeting as the need to deliver shares is a requirement of conversion regardless of the timing of when such delivery must be effectuated. Accordingly, this would not result in any increased cost to stockholders when compared to the traditional process. The steps outlined above will make it more difficult for our stockholders to exercise their conversion rights. In the event that it takes longer than anticipated to obtain a physical certificate, stockholders who wish to convert may be unable to obtain physical certificates by the deadline for exercising their conversion rights and thus will be unable to convert their shares. If a stockholder votes against the extended period or initial business combination, as the case may be, but fails to properly exercise his conversion rights, such stockholder will not have his shares of common stock converted to its pro rata distribution of the trust account. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. Public stockholders who convert their stock into their share of the trust account will still have the right to exercise the warrants that they received as part of the units.

        If a vote on our initial business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target until 24 months (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus) from the date of this prospectus. If the initial business combination is not approved or consummated for any reason, then public stockholders voting against our initial business combination who exercised their conversion rights would not be entitled to convert their shares of common stock for a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to tender their certificates prior to the meeting, we will promptly return such certificates to the tendering public stockholder. Public stockholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that the extended period or initial business combination they voted against was duly approved and, in the case of the initial business combination, subsequently consummated, or in connection with our liquidation, whether or not they have previously delivered their shares for conversion without any further action on their part.

        We will not proceed with our proposed initial business combination if (i) public stockholders owning 35% or more of the shares sold in this offering exercise their conversion rights, determined on a cumulative basis, which includes the shares as to which conversion rights were exercised in connection with the stockholder vote, if any, to approve the extended period and the stockholder vote to approve our initial business combination, or (ii) the amendment to our amended and restated certificate of incorporation providing for our perpetual existence is not approved by the affirmative vote of a majority of our outstanding shares of common stock. We intend to structure and consummate any potential business combination in a manner such that public stockholders holding up to one share less than 35% of the total number of shares sold in this offering voting against the extended period or our initial business combination, as the case may be, could convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account, and the business combination could still go forward. As a result, we will be able to complete a business combination even in the face of strong stockholder dissent. Furthermore, the ability to consummate a transaction despite shareholder disapproval in excess of what would be permissible in a traditional blank check offering may be viewed negatively by potential investors seeking shareholder protections consistent with traditional blank check offerings. However, we believe the benefit of approving a transaction with a large majority outweighs these potential negatives.

        Public stockholders who purchase common stock in the open market at a price in excess of the per-share liquidation value of the amounts held in the trust account may have a disincentive to exercise their conversion rights because the amount they would receive upon conversion could be less than their original purchase price.

Liquidation if No Business Combination

        Our amended and restated certificate of incorporation provides that we will continue in existence only until 24 months (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus) from the date of this prospectus. This provision may not be amended except in connection with the consummation of our initial business combination. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of liquidating and winding up our affairs, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). Instead, we will notify the Delaware Secretary of State in writing on the termination date that our corporate existence has ended, with any franchise tax due or assessable by the State of Delaware. We view this provision terminating our corporate life by 24 months (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus) from the date of this prospectus as an obligation to our stockholders, and our officers and directors have agreed that they will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of our initial business combination.

        If we are unable to consummate our initial business combination within 24 months (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus) from the date of this prospectus, we will adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Section 278 provides that our existence will continue for at least three years after our expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within 10 years after such date. Payment or reasonable provision for payment of claims will be made in the discretion of the board of directors based on the nature of the claim and other factors deemed relevant by the board of directors. Claims may be satisfied by direct negotiation and payment, purchase of insurance to cover the claim(s), setting aside money as a reserve for future claims, or otherwise as determined by the board of directors in its discretion. Under Section 281(b), the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. If there are insufficient assets, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. Any remaining assets will be available for distribution to our stockholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as accountants, lawyers, investment bankers, etc.), potential target businesses and any providers of financing. We will seek to have all vendors, providers of financing, prospective target businesses and any other entities with whom we execute agreements waive any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public stockholders. Nevertheless, we cannot assure you of this fact as there is no guarantee that vendors, service providers and prospective target businesses will execute such agreements. Nor is there any guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust account. A court could also conclude that such agreements are not legally enforceable. As a result, if we liquidate, the per share distribution from the trust account could be less than $9.90 (or approximately $9.88 if the underwriters' over-allotment option is exercised in full) due to claims or potential claims of creditors. We will distribute to all of our public stockholders in proportion to their respective equity interests, and to iStar Financial, with respect to the shares of common stock underlying the private placement units, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets (subject to our obligations under Delaware law to provide for claims of creditors as described below).

        We will notify the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effectuate such distribution. Our existing holders have waived their right to participate in any liquidation distribution with respect to shares of common stock acquired by them prior to this offering, other than iStar Financial with respect to our shares of common stock included in the private placement units. There will be no distribution from the trust account with respect to our warrants, which will expire worthless.

        We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, our existing holders have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be between $100,000 and $125,000) and have agreed not to seek repayment of such expenses.

        If we were unable to consummate our initial business combination and expended all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest income, if any (and after taxes payable on such interest income and release of up to $6,000,000 of interest income, after tax, available to us to fund working capital requirements), earned on the trust account, the per share liquidation price would be approximately $9.90 plus interest. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which will be prior to the claims of our public stockholders. iStar Financial has agreed pursuant to a letter agreement with us and the underwriters that, if we liquidate prior to the consummation of our initial business combination, it will reimburse the trust account for our debts to any vendors, prospective target businesses, providers of financing and other entities with whom we execute agreements, if any, in each case only to the extent necessary to ensure that such claims do not reduce the amount in the trust account available for payment to our stockholders in the event of a liquidation. However, iStar Financial will not have any personal liability as to any claimed amounts owed to a third party who executed a waiver (including a prospective acquisition target) or the underwriters. We currently believe that iStar Financial, a publicly traded company with total assets of approximately $15.3 billion as of September 30, 2007 has sufficient means and is capable of funding a shortfall in our trust account to satisfy its indemnification obligations. However, we cannot assure you that iStar Financial will be able to satisfy those obligations. The indemnification obligations may be substantially higher than iStar Financial currently foresees or expects and/or their financial resources may deteriorate in the future. As a result, the steps outlined above may not effectively mitigate the risk of creditors' claims reducing the amounts in the trust account. In the event that the proceeds in the trust account are reduced and iStar Financial asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether we would take legal action against iStar Financial to enforce its indemnification obligations. While we currently expect that our independent directors would take action on our behalf against iStar Financial to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual per share liquidation price will not be less than approximately $9.90.

        We will seek to obtain agreements from third parties waiving their rights or claims to the trust account. However, there is no guarantee that vendors, prospective target businesses, providers of financing or other entities will execute such agreements, or even if they execute such agreements that they would be prevented from bringing claims against the trust account, including but not limited to fraudulent inducement, breach of fiduciary responsibility and other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account which could have higher priority than the claims of our public stockholders. The indemnification obligations may be substantially higher than iStar Financial currently foresees or expects and/or their financial resources may deteriorate in the future. As a result, the steps outlined above may not effectively mitigate the risk of creditors' claims reducing the amounts in the trust account.

        Furthermore, creditors may seek to interfere with the distribution of the trust account pursuant to federal or state creditor and bankruptcy laws which could delay the actual distribution of such funds or reduce the amount ultimately available for distribution to our public stockholders or iStar Financial (in respect of the component shares of the private placement units). If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to claims of third parties with priority over the claims of our public stockholders. To the extent bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders the liquidation amounts they might otherwise receive.

        We expect that our total costs and expenses associated with the implementing and completing our liquidation will be in the range of $100,000 to $125,000. This amount includes all costs and expenses related to our winding-up and liquidation. We believe that there should be sufficient funds available from interest income, after tax, earned on the trust account available to us as working capital to fund the $100,000 to $125,000 of expenses, although we cannot give you assurances that there will be sufficient funds for such purposes.

        If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a "preferential transfer" or a "fraudulent conveyance." As a result, a bankruptcy court could seek to recover all amounts received by our stockholders.

Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after 24 months (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus) from the date of this prospectus, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

        Our public stockholders and iStar Financial (only with respect to the private placement units) will be entitled to receive funds from the trust account only in the event of the expiration of our corporate existence and liquidation or if the stockholders seek to convert their respective shares into cash in connection with the vote for the extended period or business combination for which the stockholders voted against and which is actually approved and, in the case of the business combination, consummated. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust account.

Amended and Restated Certificate of Incorporation

        Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

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  if we have entered into a letter of intent or definitive agreement with respect to a business combination within 24 months from the date of this prospectus, and we anticipate that we may not be able to consummate our initial business combination within the 24-month period, we may seek stockholder approval to extend the time period within which we must consummate our initial business combination for up to an additional six months. In such case, we will present such proposal to our stockholders together with the ability to exercise their conversion rights at that time. We will have an additional six months to consummate our initial business combination only if (i) the extended period is approved by a majority of the shares of our common stock voted by our public stockholders and (ii) public stockholders owning less than 35% of the shares of our common stock sold in this offering both vote against the extended period and exercise their conversion rights;

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  if the extended period is approved, public stockholders who voted against such proposal and exercised their conversion rights will receive their pro rata share of the trust account (subject to the 10% limitation on conversion described herein);

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  upon completion of this offering, a total of $519,948,608 (or $592,923,608, if the underwriters' over-allotment option is exercised in full) from the proceeds from this offering, deferred underwriting discounts and commissions and the proceeds of the private placement of the private placement securities will be deposited into the trust account, which proceeds may not be disbursed from the trust account until the earlier of (i) our initial business combination or (ii) our liquidation;

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  prior to consummating our initial business combination, we must submit such business combination to our stockholders for approval;

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  we may consummate our initial business combination if (i) approved by a majority of the shares of our common stock voted by our public stockholders; (ii) public stockholders owning less than 35% of the shares of our common stock sold in this offering exercise their conversion rights in connection with the stockholder vote to approve the extended period or our initial business combination, as applicable, in the aggregate on a cumulative basis, and (iii) a majority of our outstanding shares of common stock are voted in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence;

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  if the extended period is approved or a proposed initial business combination is approved and consummated, public stockholders who exercised their conversion rights and voted against the extended period or initial business combination may convert their shares into cash at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to the extended period or proposed business combination, as the case may be, at a meeting held for that purpose, provided that a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a "group" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering, on a cumulative basis, which includes any exercise of conversion rights in connection with either the stockholder vote, if any, required to approve the extended period or the stockholder vote required to approve the business combination. Shares converted in connection with the vote on the extended period and in connection with the vote on our initial business combination will be aggregated for purposes of determining this 10% limit;

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  if our initial business combination is not consummated within the 24 months (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus) from the date of this prospectus, then our corporate purposes and powers will immediately thereupon be limited to winding-up our affairs, including liquidating our assets, which will include funds in the trust account, and we will not be able to engage in any other business activities; and

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  we may not consummate any other merger, acquisition, capital stock exchange, stock purchase, asset purchase or other similar transaction other than a business combination that meets the conditions specified in this prospectus, including the requirement that our initial business combination be with one or more operating businesses, or a portion of such business or businesses, whose fair market value, individually or collectively, is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such business combination.

        Our amended and restated certificate of incorporation requires that we obtain the unanimous consent of our stockholders to amend the provisions referred to above. However, the validity of unanimous consent provisions under Delaware law has not been settled. A court could conclude that the unanimous consent requirement constitutes a practical prohibition on amendment in violation of the stockholders' implicit rights to amend the corporate charter. In that case, some or all of the above provisions could be amended without unanimous consent and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions as obligations to our stockholders, and neither we nor our board of directors will propose any amendment to these provisions, or support, endorse or recommend any proposal that stockholders amend any of these provisions at any time prior to the consummation of our initial business combination (subject to any fiduciary duties our executive officers or directors may have). In addition, we believe we have an obligation in every case to structure our initial business combination so that not less than 35% of the shares (minus one share) sold in this offering have the ability to be converted to cash by public stockholders exercising their conversion rights (subject to the limitations described in "—Conversion Rights.") and that, despite such conversions, the business combination may still proceed.

Competition

        In identifying, evaluating, and selecting a target business for our initial business combination, we may encounter intense competition from other entities having a business objective similar to ours including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking acquisitions. Many of these entities are well established and have extensive experience identifying and consummating business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human, and other resources than us. While we believe there are numerous potential target businesses with which we could combine, our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing our initial business combination with a target business. In addition:

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  the requirement that we obtain stockholder approval of an extended period and/or a business combination and that audited and perhaps interim-unaudited financial information be included in the proxy statement to be sent to stockholders in connection with such extended period and/or business combination may delay or prevent the consummation of a transaction;

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  the conversion of common stock held by our public stockholders into cash may reduce the resources available to us to fund our initial business combination;

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  our outstanding warrants and the private placement warrants and the dilution they potentially represent, may not be viewed favorably by certain target businesses; and

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  the requirement to acquire assets or an operating business, or a portion of such business or businesses, that has a fair market value, individually or collectively, at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of the initial business combination could require us to acquire several assets or closely related operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the initial business combination.

        Any of these factors may place us at a competitive disadvantage in successfully negotiating our initial business combination. Our executive officers and directors believe, however, that a privately held target business may view our status as a well-financed public entity as offering advantages over other entities that have a business objective similar to ours.

Facilities

        We currently maintain our executive offices at 1114 Avenue of the Americas, 39th Floor, New York, New York 10036. The cost for this space is included in the $7,500 per-month fee to iStar Acquisition Investor LLC, a wholly-owned subsidiary of iStar Financial. iStar Acquisition Investor LLC will charge us for general and administrative services commencing upon the completion of this offering pursuant to a services agreement. The agreement provides for a term of up to two years, commencing upon the completion of this offering until the earlier of the consummation of our initial business combination or our liquidation. We believe that based on rents and fees for similar services in the New York, New York area, that the fee which will be charged by iStar Acquisition Investor LLC is at least as favorable as we could have obtained from an unaffiliated party. We consider our existing office space adequate for our current operations.

Employees

        We currently have two executive officers. Although our executive officers are not obligated to contribute any specific number of hours per week to our business, following this offering, we anticipate that our executive officers will devote a portion of their working time to our business. As noted earlier, each of our executive officers is affiliated with iStar Financial, and the amount of time each of them will devote to us in any time period will vary based on the availability of suitable target businesses to investigate, the course of negotiations with target businesses, and the due diligence preceding and accompanying a possible business combination. We do not intend to have any employees prior to the consummation of our initial business combination.

Periodic Reporting and Financial Information

        We have registered our securities under the Exchange Act and after this offering will have public reporting obligations, including the filing of annual and quarterly reports with the SEC. In accordance with the requirements of the Exchange Act, our annual report will contain financial statements audited and reported on by our independent registered public accounting firm and our quarterly reports will contain unaudited financial statements.

        We will not acquire our initial target business if we cannot obtain current audited financial statements based on GAAP or, if permitted under applicable law, IFRS for such target business. We will provide these financial statements in the proxy soliciting materials sent to stockholders for the purpose of seeking stockholder approval of the extended period and/or business combination. Our executive officers and directors believe that the need for target businesses to have, or be able to obtain, three years of audited financial statements may limit the pool of potential target businesses available for our initial business combination.

Legal Proceedings

        To the knowledge of management, there is no litigation currently pending or contemplated against us or any of our executive officers or directors.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

        The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting discounts, and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds
$519,948,608 of the net proceeds from this offering and the private placement of the private placement securities will be deposited in a trust account maintained by Continental Stock Transfer & Trust Company acting as trustee. These proceeds consist of $500,948,608 from the net proceeds of this offering, $19,000,000 of proceeds attributable to the deferred underwriting discounts and commissions.
$420,750,000 of the net proceeds from this offering would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investments of net proceeds
$519,948,608 of net proceeds from this offering and the private placement held in the trust account will only be invested in United States "government securities" within the meaning of Section 2(a)(16) of the 1940 Act with a maturity of 180 days or less or in money market funds meeting conditions under Rule 2a-7 promulgated under the 1940 Act.
Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the 1940 Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Stockholder right to receive interest earned from funds held in the trust account
Interest earned on funds held in the trust account (after taxes payable on such interest income and after release of up to $6,000,000 of interest income, after tax, to fund working capital requirements, including the costs of our liquidation in such an event) will be held in the trust account for use in consummating our initial business combination or released to investors upon exercise of their conversion rights or upon liquidation.
Interest or dividends earned on the funds, if any, shall be held in the escrow or trust account until the funds are released in accordance with Rule 419. Proceeds held in the escrow account would not be released until the earlier of the consummation of our initial business combination or the failure to consummate our initial business combination within the allotted time. If funds held in the escrow or trust account are released to a purchaser of the securities, the purchaser shall receive interest or dividends earned, if any, on such funds up to the date of release. If funds held in the escrow or trust account are released to the company, interest or dividends earned on such funds up to the date of release may be released to the company.

Limitation on fair value or net assets of target business
	The target for our initial business combination must have a fair market value equal to at least 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such business combination. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions as described above and taxes payable) at the time of such initial business combination.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.
Trading of securities issued
The units offered by this prospectus will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin trading separately five (5) business days following the earlier to occur of termination of the underwriters' over-allotment option or the exercise of such option in full.
No trading of the units or the underlying common stock and warrants would be permitted until the consummation of our initial business combination.

During this period, the securities would be held in the escrow or trust account.

In no event will the common stock and warrants be traded separately until we have filed a current report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the proceeds of this offering, including proceeds from exercise of the over- allotment option if any portion of such option has then been exercised. We will file this Form 8-K upon the completion of this offering. If any portion of the over-allotment option is exercised following the initial filing of such Form 8-K, an additional current report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.
Exercise of the warrants
The warrants, including the private placement warrants but excluding any co-investment warrants, cannot be exercised until the later of the consummation of our initial business combination or one year from the date of this prospectus (assuming in each case that there is an effective registration statement covering the shares of common stock underlying the warrants in effect) and, accordingly, will only be exercised after the trust account has been terminated and distributed.
The warrants could be exercised prior to the consummation of our initial business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor
Stockholders will have the opportunity to vote on the extended period or business combination. Each stockholder will be sent a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his, her or its shares into a pro rata share of the trust account, including accrued interest (after taxes payable on such interest income and after release of up to $6,000,000 of interest income, after tax, to fund working capital requirements). However, a stockholder who does not follow these procedures or a stockholder who does not take any action, including abstaining from the vote, would not be entitled to the return of any funds from the trust account. A quorum of our stockholders must vote on the extended period or business combination. Abstentions are not considered to be voting "for" or "against" a transaction and will have no effect on the outcome of the vote to approve the extended period or business combination. If a majority of the shares of common stock voted by the public stockholders are not voted in favor of a proposed initial business combination, we may seek other target businesses that meet the criteria set forth in this prospectus with which to consummate our initial business combination until the expiration of 24 months (or 30 months if the extended period is approved by public stockholders). If at the end of such 24 or 30-month
A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company's registration statement, to decide if he, she, or it elects to remain a stockholder of the company or require the return of his, her, or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

period we have not obtained stockholder approval for an alternate initial business combination, we will liquidate and promptly distribute the proceeds of the trust account, including accrued interest (after taxes payable on such interest income, and after release of up to $6,000,000 of interest income, after tax, to fund working capital requirements).
Initial business combination deadline
Pursuant to our amended and restated certificate of incorporation, our corporate existence will cease 24 months (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus) after the date of this prospectus except for the purposes of winding up our affairs and we will liquidate. However, if we consummate our initial business combination within this time period, we will amend this provision to allow for our perpetual existence following such business combination.
If our initial business combination has not been consummated within 18 months after the effective date of the company's registration statement, funds held in the trust or escrow account are returned to investors.

If we are unable to complete a business combination within 24 months (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus) from the date of this prospectus, our existence will automatically terminate and as promptly as practicable thereafter the trustee will commence liquidating the investments constituting the trust account and distribute the proceeds to our public stockholders and iStar Financial

(in respect of the component shares of the private placement units), including accrued interest (after tax payable on such interest income, and after release of up to $6,000,000 of interest income, after tax, to fund working capital requirements).
Release of funds held in the trust account
Except with respect to interest income earned on the trust account balance released to us to pay any income taxes on such interest and interest income of up to $6,000,000 on the balance in the trust account released to us to fund our working capital requirements (subject to the payment of taxes on such interest), the proceeds held in the trust account will not be released to us until the earlier of the consummation of our initial business combination or the failure to consummate our initial business combination within the allotted time.
The proceeds held in the escrow account are not released until the earlier of the consummation of our initial business combination or the failure to consummate our initial business combination within the allotted time. Liquidation will require stockholder approval of a plan of liquidation approved by our board of directors prior to releasing the proceeds held in the escrow account. However, since all securities are required to be held in the escrow or trust account, liquidation will not require solicitation of public stockholders or compliance with the SEC proxy rules. In the event our initial business combination is not consummated within 18 months, proceeds held in the trust account would be returned within 5 business days of such date.

MANAGEMENT

Directors and Executive Officers

        Our executive officers and directors, their ages and positions are as follows:

Name:	Age:	Position:
Jay Sugarman	44	Chairman of the Board
Jay S. Nydick	43	Chief Executive Officer, President, Secretary and Director
Robin Josephs	47	Director
Jeffrey Lynford	60	Director
Jeffrey Tarrant	51	Director

        Below is a summary of the business experience of our executive officer and each of our directors.

        Jay Sugarman has served as our chairman since our inception. Mr. Sugarman is the chairman and chief executive officer of iStar Financial. Having led iStar Financial since its beginning, Mr. Sugarman has built iStar Financial into one of the largest providers of investment capital to the high-end real estate and corporate markets, growing its total market capitalization from under $50 million in 1997 to nearly $20 billion as of September 30, 2007. Prior to 1997, Mr. Sugarman founded and was co-general partner of Starwood Mezzanine Investors, L.P., a private investment partnership specializing in structured real estate finance. Prior to forming Starwood Mezzanine Investors, L.P. in 1994, Mr. Sugarman managed diversified investment funds on behalf of the Burden family, a branch of the Vanderbilts, and the Ziff family. While in that position, he was jointly responsible for the formation of Starwood Capital Group L.P., a private equity firm specializing in real estate investments, and the formation of HBK Investments, one of the nation's largest multi-strategy trading operations. Mr. Sugarman received his undergraduate degree summa cum laude from Princeton University, where he was nominated for valedictorian and received the Paul Volcker Award in Economics, and his M.B.A. degree with highest distinction from Harvard Business School, graduating as a Baker Scholar and recipient of the school's academic prizes for both finance and marketing.

        Jay S. Nydick has served as our chief executive officer, president and secretary since our inception. Mr. Nydick is also one of our directors. Mr. Nydick is the president of iStar Financial and has served in that capacity since November 2004. Mr. Nydick has primary responsibility for identifying, evaluating and executing strategic expansion opportunities for iStar Financial. In that capacity he has overseen iStar Financial's acquisition of a 47.5% interest in Oak Hill Advisors, L.P., the development of iStar Financial's AutoStar platform including the accumulation of over $1 billion in assets under management, the launch of TimberStar which most recently completed the $1.2 billion acquisition of timberlands sold by International Paper, and responsibility for iStar Financial's European expansion, including strategic joint ventures with Moor Park and London and Regional. Prior to joining iStar Financial, Mr. Nydick spent 14 years at Goldman, Sachs & Co. in various capacities in that firm's corporate finance, leverage finance and real estate investment banking groups. Among his roles at Goldman, he served as a managing director based in Hong Kong heading the Corporate Finance Group and Mergers Practice for non-Japan Asia, and as a member of the Products and Financial Sponsors Group based in New York. Prior to his assignment in Asia, Mr. Nydick was in Goldman's Real Estate Investment Banking Group, and co-headed the firm's Lodging and Gaming Business and spent time in the Debt Capital Markets and Derivatives Group. During his career, he has been involved in a broad range of transactions including mergers, acquisitions, debt and equity financings, leveraged buyout transactions and the development of innovative products across many different markets in the world. Mr. Nydick holds a bachelors degree from Cornell University where he graduated as a Presidential Scholar and an M.B.A. degree from Columbia University.

        Robin Josephs is our director. Ms. Josephs is also lead director of iStar Financial where she has numerous duties including presiding at all executive sessions of the independent directors and serving as the principal liaison between the chairman of the board of directors and the independent directors. She serves as the chairperson of the compensation committee and is a member of the audit committee of iStar Financial. Since 2003, Ms. Josephs has been on the board of directors of Plum Creek Timber (NYSE: PCL) where she serves on both the compensation and audit committees. In addition, Ms. Josephs has served on the boards of Instinet Group, LLC, a global electronic agency securities broker, and ITT Educational Services Inc. (NYSE: ESI), a company that provides postsecondary degree programs in the United States. From 2005 to 2007, Ms. Josephs was a managing director of Starwood Capital Group L.P., a leading private real estate firm. From 1986 to 1996, Ms. Josephs was a senior executive with Goldman Sachs and Co. Initially as a member of the real estate department of the investment banking division at Goldman Sachs, Ms. Josephs was responsible for a variety of transactions, including debt and equity financings, asset sales and corporate capital transactions. From 1992 to 1996, Ms. Josephs led the equity capital markets efforts taking numerous private real estate companies public. Prior to Goldman Sachs, Ms. Josephs spent two years at Booz Allen and Hamilton as an analyst. Ms. Josephs received a Bachelor of Science degree in Economics from the Wharton School of the University of Pennsylvania and an M.B.A. from Columbia University.

        Jeffrey Lynford is our director. Mr. Lynford is chairman of Reis, Inc. (NASDAQ: REIS), an internet-based business information firm specializing in real estate analytics. He has over 20 years of corporate experience as co-founder of the Wellsford group of real estate and investment companies and has served as an independent director on the board of Equity Residential Properties Trust (NYSE: EQR), a real estate investment trust, and on the board of numerous corporate real estate funds sponsored by Cohen & Steers, Inc. (NYSE: CNS), an investment firm specializing in real estate investment trust mutual funds. Previously for nearly a decade, he held senior investment banking positions on Wall Street with Bear Stearns & Co. and Warburg Paribas Becker, Inc. In addition, he is the vice chairman of both Polytechnic University and the Global Heritage Fund as well as a trustee of the Lynford Family Charitable Trust and numerous eleemosynary organizations with both domestic and international missions. Mr. Lynford was also appointed by the Governor and approved by the State Senate to serve a five-year term as Council Member for the New York State Council on the Arts. He is a speaker and author on many topical and policy-related issues. Mr. Lynford holds three university degrees, including a law degree and Masters in Public Affairs from the Woodrow Wilson School of Princeton University.

        Jeffrey Tarrant is our director. Mr. Tarrant is managing director, chief executive officer and chief investment officer of Protégé Partners, LLC, an investment management firm that invests in a broadly diversified portfolio of smaller, specialized hedge fund managers. Prior to Protégé Partners, Mr. Tarrant was president of Arista Group, Inc. where he managed the marketable securities portfolios of ultra-high net worth families seeking absolute returns through a diversified portfolio of hedge funds. From 1998 to 2002, Mr. Tarrant was also a member of the board of The Investment Fund of Foundations, the leading investment advisory firm for charitable foundations and institutions. In 1996, Mr. Tarrant founded Altvest, the hedge fund industry's first database, analytic and information system. Mr. Tarrant sold Altvest to Investorforce in the summer of 2000, when Altvest was considered by third party sources to be the largest hedge fund commercial database in the world. From 1988 to 1995, Mr. Tarrant managed the capital portfolio of the Thurn and Taxis family. While in Germany, he managed the marketable securities, hedge fund portfolio and direct investments in the United States, United Kingdom, and Western and Eastern Europe. After transferring to the United States, Mr. Tarrant was given additional responsibilities of restructuring all North American investment holdings. Prior to managing the capital portfolio of the Thurn and Taxis family, Mr. Tarrant was vice president of Berkeley Asset Management where he co-managed a multi-manager fund. Mr. Tarrant received an undergraduate degree in Economics from University of California at Davis and an M.B.A from Harvard University.

Number and Terms of Directors

        Our board of directors has five directors and is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Jeffrey Tarrant will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Jay Nydick and Jeffrey Lynford will expire at the second annual meeting. The term of office of the third class of directors, consisting of Mr. Sugarman and Robin Josephs, will expire at the third annual meeting.

        Our directors will play a key role in identifying and evaluating prospective target businesses, selecting the target business, and structuring, negotiating and consummating its combination with us. None of our directors has been a principal of or affiliated with a public blank check company that executed a business plan similar to our business plan and none of our directors is currently affiliated with such an entity.

Director Independence

        The AMEX listing standards require that a majority of our board of directors be independent. Our board of directors has determined that Robin Josephs, Jeffrey Lynford and Jeffrey Tarrant are "independent directors" as defined in the AMEX listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present. In addition, the independent directors will monitor compliance on a quarterly basis with the terms of this offering. If any noncompliance is identified, then the independent directors will be charged with the responsibility to immediately take all necessary action to rectify such noncompliance or otherwise cause compliance with the terms of this offering. The independent directors' approval will be required for any affiliated party transaction.

Committees of the Board of Directors

  Audit Committee

        Our board of directors has an audit committee that reports to the board of directors. Robin Josephs, Jeffrey Lynford and Jeffrey Tarrant serve as members of our audit committee. Robin Josephs serves as the chairman of the audit committee. As required under the AMEX listing standards and applicable SEC rules, the three members of the audit committee are "independent." In addition, each member meets the financial literary requirements under the rules of the AMEX listing standards and the audit committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual's financial sophistication. The board of directors has determined that Robin Josephs satisfies the AMEX's definition of financial sophistication and also qualifies as an "audit committee financial expert," as defined under the rules and regulations of the SEC.

        The audit committee is responsible for:

  •
  meeting with our independent accountants regarding, among other issues, audits, and adequacy of our accounting and control systems;

  •
  monitoring the independence of the independent auditor;

  •
  verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

  •
  inquiring and discussing with management our compliance with applicable laws and regulations;

  •
  pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

  •
  appointing or replacing the independent auditor;

  •
  determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

  •
  establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;

  •
  monitoring compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of this offering; and

  •
  reviewing and approving all payments made to our existing holders, officers or directors and their respective affiliates, other than a payment of an aggregate of $7,500 per month to iStar Acquisition Investor LLC, a wholly-owned subsidiary of iStar Financial, for office space and administrative services. Any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

  Compensation Committee

        Our board of directors has a compensation committee that reports to the board of directors. Jeffrey Lynford and Jeffrey Tarrant, each of whom is "independent" as defined in the rules of the AMEX and the SEC, serve as members of our compensation committee. Jeffrey Lynford serves as the chairman of the compensation committee. The functions of our compensation committee include:

  •
  Establishing overall employee compensation policies and recommending to our board of directors major compensation programs;

  •
  Subsequent to our consummation of a business combination, reviewing and approving the compensation of our officers and directors, including salary and bonus awards;

  •
  Administering our various employee benefit, pension and equity incentive programs;

  •
  Reviewing officer and director indemnification and insurance matters; and

  •
  Following the completion of this offering, preparing an annual report on executive compensation for inclusion in our proxy statement.

  Governance and Nominating Committee

        On completion of this offering, our governance and nominating committee will consist of each of Robin Josephs, Jeffrey Lynford and Jeffrey Tarrant, all of whom has been determined to be "independent" as defined in Rule 10A-3 of the Exchange Act and the rules of the AMEX. Jeffrey Tarrant serves as the chairman of the governance and nominating committee. The functions of our governance and nominating committee will include:

  •
  recommending qualified candidates for election to our board of directors;

  •
  evaluating and reviewing the performance of existing directors;

  •
  making recommendations to our board of directors regarding governance matters, including our amended and restated certificate of incorporation, by-laws and charters of our committees; and

  •
  developing and recommending to our board of directors governance and nominating guidelines and principles applicable to us.

Executive Officer and Director Compensation

        No compensation of any kind, including finder's and consulting fees, will be paid to any of our executive officers, directors, or existing holders, or any of their respective affiliates (except as otherwise set forth in this prospectus), for services rendered prior to or in connection with our initial business combination. However, our executive officers and directors will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf, such as attending board of directors meetings, participating in the offering process, identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate our initial business combination.

        In addition, our current executive officers and directors may or may not remain with us following our initial business combination, depending on the type of business acquired and the industry in which the target business operates. If they do remain with us in a management role following our initial business combination, we may enter into employment or other compensation arrangements with them following our initial business combination, the terms of which have not yet been determined. We cannot assure you that our current executive officers and directors will be retained in any significant role, or at all, and have no ability to determine what remuneration, if any, will be paid to them if they are retained following our initial business combination.

Code of Conduct and Ethics

        We have adopted a Code of Conduct and Ethics that applies to our officers, directors and employees. We have filed a copy of our Code of Conduct and Ethics as an exhibit to the registration statement of which this prospectus is a part. You will be able to review this document by accessing our public filings at the SEC's web site at www.sec.gov. In addition, a copy of the Code of Conduct and Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Conduct and Ethics in a Form 8-K.

PRINCIPAL STOCKHOLDERS

        The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus, (assuming no purchase of units in this offering) by:

  •
  each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

  •
  each of our executive officers and directors; and

  •
  all of our executive officers and directors as a group.

        Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the initial warrants, the warrant component of the private placement units and the private placement warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

			As Adjusted for the Public Offering
			No Exercise of Over-allotment Option		Full Exercise of Over-allotment Option
Name of Beneficial Owners(1)	Number of Shares before Offering and Private Placement(3)	Percentage of Outstanding Common Stock	Number of Shares	Percentage of Outstanding Common Stock	Number of Shares	Percentage of Outstanding Common Stock
iStar Acquisition Investor LLC(2)(3)	5,603,464	38.98%	4,872,577	7.50%	5,603,464	7.53%
iStar Financial Inc.	—	—	2,500,000	3.85%	2,500,000	3.36%
Jay Sugarman(3)	5,603,463	38.98%	4,872,576	7.50%	5,603,463	7.53%
Jay S. Nydick	1,415,938	9.85%	1,231,250	1.89%	1,415,938	1.90%
Robin Josephs	71,875	*	62,500	*	71,875	*
Jeffrey Lynford	71,875	*	62,500	*	71,875	*
Jeffrey Tarrant	71,875	*	62,500	*	71,875	*
All directors and officers as a group (5 persons)	7,235,026	50.33%	6,291,326	9.68%	7,235,026	9.73%

*
Denotes less than 1%.

(1)
Unless otherwise noted, the business address of each of the following is 1114 Avenue of the Americas, 39th Floor, New York, New York 10036.

(2)
iStar Acquisition Investor LLC is a wholly-owned subsidiary of iStar Financial.

(3)
Includes 1,875,000 initial shares included in the initial units that will be redeemed to the extent the underwriters do not exercise their over-allotment option in full.

        If we determine that the size of the offering should be increased or decreased, a stock dividend or a contribution back to capital, as applicable, would be effectuated in order to maintain our initial unitholders' ownership at a percentage of the number of units sold in this offering. Such an increase in offering size could also result in a proportionate increase in the amount of interest we may withdraw from the trust account.

        In addition, in connection with any vote required for the extended period or business combination, our existing holders, including our executive officers and directors and iStar Financial, have agreed to vote all of the shares of common stock held by them prior to the completion of this offering in the same manner that the majority of the shares of common stock are voted by our public stockholders. Our existing holders, including our executive officers and directors and iStar Financial, also have agreed that they will vote all shares of common stock they acquire in this offering or in the open market (including pursuant to any limit orders) in favor of the extended period or our initial business combination and that they will vote all such shares in favor of amending our amended and restated certificate of incorporation to provide for our perpetual existence.

        We have agreed that we may not directly or indirectly, other than in respect of the co-investment units, if any, offer, sell, contract or grant any option to sell, pledge, transfer, hedge or otherwise dispose of any new units, shares of common stock, preferred stock or securities convertible into or exchangeable for shares of common stock, or publicly announce the intention to do any of the foregoing, in each case during the period from the date of this prospectus and ending on the consummation of our initial business combination, without the prior written consent of Banc of America Securities LLC.

        Our existing holders and each of our executive officers and directors have entered into a lock-up agreement with us and the underwriters. Under the terms of this agreement, subject to certain limited exceptions, our existing holders have agreed that they will not, without the prior written consent of Banc of America Securities LLC, directly or indirectly, offer, sell, contract or grant any option to sell, pledge, transfer, hedge or otherwise dispose of, or make any demand for, or exercise any right for the registration of (i) any initial units or component initial shares or initial warrants (including the shares of our common stock underlying the initial warrants), until one year after the consummation of our initial business combination, unless, subsequent to our initial business combination, the last sale price of our common stock equals or exceeds $13.75 per share for any 20 trading days within any 30 trading-day period, (ii) any shares of our common stock purchased prior to or in connection with this offering or in the open market (whether part of the units or not) until one year after our initial business combination, (iii) any shares of common stock purchased by iStar Financial pursuant to any limit orders and any co-investment units, co-investment common stock or co-investment warrants (including any common stock underlying the co-investment warrants) purchased by iStar Financial pursuant to the co-investment, until one year after we consummate our initial business combination, (iv) any warrants purchased in this offering or in the open market, until after the consummation of our initial business combination and (v) any of their private placement warrants or the shares underlying such private placement warrants, until after the consummation of our initial business combination. These exceptions include transfers to permitted transferees, charitable organizations and trusts for estate planning purposes, transfers to our executive officers and directors, transfers pursuant to a qualified domestic relations order, in the event of a merger, capital stock exchange, stock purchase, asset acquisition or other similar transaction which results in all or our stockholders having the right to exchange their shares of common stock or other securities for cash, securities or other property subsequent to our consummation of our initial business combination and, in the case of iStar Acquisition Investor LLC, to its members. However, if (a) during the last 17 days of the applicable lock-up period described in this paragraph, we, or a successor company, issue material news or a material event relating to us occurs or (b) before the expiration of the applicable lock-up period described in this paragraph, we announce that material news or a material event will occur during the 16-day period beginning on the last day of such applicable lock-up period, such applicable lock-up period will be extended for up to 18 days beginning on the date of the issuance of the material news or the occurrence of the material event.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Prior Share Issuances

        On November 8, 2007, we issued 14,375,000 units (including 1,875,000 units that will be redeemed to the extent the underwriters do not exercise their over-allotment option) to iStar Acquisition Investor LLC, a wholly-owned subsidiary of iStar Financial, and Jay Sugarman for $25,000 in cash at a purchase price of approximately $0.002 per share. We will be required to redeem up to 1,875,000 of the initial units at the original issue price to the extent the underwriters do not exercise their over-allotment option in full.

        On December 19, 2007, Jay Sugarman transferred 1,415,938 of his initial units to Jay Nydick and iStar Acquisition Investor LLC transferred 1,536,510 of its initial units to a group of iStar Financial's senior executives who are not our executive officers, directors or employees, in each case, at the original cost of approximately $0.002 per unit. Jay Sugarman also transferred 23,271 of his units to iStar Acquisition Investor LLC. In January 2008, iStar Acquisition Investor LLC and Jay Sugarman transferred an aggregate of 215,625 initial units to our three independent directors at the original cost of approximately $0.002 per unit. Each director received 71,875 initial units. After giving effect to these transfers, Jay Sugarman and iStar Acquisition Investor LLC own an equal number of the initial units.

        On December 19, 2007, we entered into an agreement with iStar Financial and certain of our officers and directors pursuant to which iStar Financial and certain of our officers and directors have agreed to purchase an aggregate of 10,000,000 warrants at a purchase price of $1.00 per warrant for an aggregate purchase price of $10,000,000. These warrants were purchased in a private placement pursuant to an exemption from registration contained in Section 4(2) of the Securities Act. The private placement will occur immediately prior to completion of this offering.

        On January 23, 2008, we entered into an agreement with iStar Financial pursuant to which it has agreed to purchase an aggregate of 2,500,000 units at a purchase price of $10.00 per unit for an aggregate purchase price of $25,000,000. These units were purchased in a private placement pursuant to an exemption from registration contained in Section 4(2) of the Securities Act. The private placement will occur immediately prior to completion of this offering.

        Existing holders will be entitled to make up to three demands that we register these securities pursuant to an agreement to be signed prior to or on the date of this prospectus. Existing holders can elect to exercise these registration rights at any time beginning three months prior to the date on which the transfer restriction period applicable to such shares expires. In addition, existing holders have certain "piggy-back" registration rights with respect to these shares on registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

Limit Orders; Co-Investment Units

        Prior to the closing of this offering, iStar Financial will enter into an agreement with Banc of America Securities LLC in accordance with Rule 10b5-1 under the Exchange Act pursuant to which it will place limit orders of up to $25,000,000 of our common stock commencing two business days after we file a preliminary proxy statement relating to our initial business combination and ending on the business day immediately preceding the record date for the meeting of stockholders at which such initial business combination is to be approved, or earlier in certain circumstances. The limit orders will require iStar Financial to purchase any of our shares of common stock offered for sale at or below a price equal to the per-share value of the trust account as reported in our preliminary proxy statement or our most recent annual report on Form 10-K or quarterly report on Form 10-Q, as applicable. The purchase of such shares will be made by Banc of America Securities LLC or another broker dealer mutually agreed upon by Banc of America Securities LLC and iStar Financial. It is intended that purchases pursuant to the limit orders will satisfy the conditions of Rule 10b-18(b) under the Exchange Act and the broker's purchase obligation will otherwise be subject to applicable law, including Regulation M which may prohibit purchases under certain circumstances. iStar Financial will agree to vote all shares of common stock purchased pursuant to such limit orders in favor of the extended period and our initial business combination and the related amendment to our amended and restated certificate of incorporation to provide for our perpetual existence. As a result, iStar Financial may be able to influence the outcome of our initial business combination. iStar Financial will not be permitted to exercise conversion rights with respect to any shares of common stock purchased pursuant to such limit orders but it will participate in any liquidation distribution with respect to such shares.

        Any portion of the $25,000,000 not used for open market purchases of our common stock will be applied to the purchase of units from us by iStar Financial, at a price of $10.00 per unit, immediately prior to the consummation of our initial business combination. We refer to these units in this prospectus as the co-investment units. The co-investment unit will include one co-investment share of common stock and one co-investment warrant, each of which will contain terms identical to the common stock and the warrants sold in this offering, except that the co-investment units, co-investment common stock or co-investment warrants (including the common stock to be issued upon exercise of the co-investment warrants), with certain limited exceptions, may not be transferred or sold for one year after the date of our initial business combination. Additionally, the co-investment warrants are (1) exercisable on a cashless basis so long as they are held by the original purchaser or its permitted transferees and (2) are not subject to redemption by us. As the proceeds from the sale of the co-investment units will not be received by us until immediately prior to the consummation of our initial business combination, these proceeds will not be deposited into the trust account and will not be available for distribution to our stockholders in the event of a liquidating distribution.

        The business purpose of the limit order program is to provide liquidity in the market for our shares in the period prior to the stockholders meeting to approve our initial business combination and to provide an opportunity for stockholders who might otherwise elect to convert their shares at the meeting to sell their shares to iStar Financial in advance of the meeting. This may make it easier for us to consummate our initial business combination because iStar Finnacial will agree to vote any shares it acquires in favor of our initial business combination, but it will not limit the ability of public stockholders to exercise their conversion rights at the stockholders meeting nor will it affect the requirement that we only consummate a business combination if holders of less than 35% of the shares sold in this offering exercise their conversion rights (calculated on a cumulative basis as described in this prospectus). The business purpose of the co-investment is to provide additional capital to us at a time when some stockholders may elect to withdraw their capital by exercising conversion rights. Together, we believe these purchase obligations demonstrate iStar Financial's commitment to our completion of an advantageous business combination and to the success of our company following our initial business combination.

        Pursuant to the registration rights agreement, iStar Financial will be entitled to certain registration rights with respect to any shares of common stock purchased pursuant to the limit orders and any co-investment units, co-investment common stock and co-investment warrants (including the common stock issuable upon exercise of the co-investment warrants) purchased pursuant to the co-investment one year after the consummation of our initial business combination.

Conflicts of Interest

        Potential investors should be aware of the following potential conflicts of interest:

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  Our executive officers and directors are not required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among their various business activities, including those related to iStar Financial.

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  In the course of their business activities for iStar Financial, our common officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as to iStar Financial. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For this reason, we have entered into a business opportunity right of first offer agreement with iStar Financial, Jay Sugarman and Jay Nydick, the terms of which are discussed further below.

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  Since iStar Financial owns units, shares of our common stock and warrants which will be released from transfer restrictions only if a business combination is successfully completed, and our common officers and directors own stock of iStar Financial and are compensated by iStar Financial in their capacities as directors and officers of iStar Financial, our common officers and directors may have a conflict in determining whether a particular target acquisition is appropriate to effect a business combination. The financial interests of iStar Financial may influence the motivation of our common officers and directors in identifying and selecting a target acquisition and timely completing a business combination.

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  The $25,000 purchase price paid by our initial unitholders for initial units and the $10,000,000 purchase price paid by our existing holders for private placement warrants will not be repaid to them if we do not consummate a business combination. The purchase price for the private placement warrants will be placed into the trust account and will be available for distribution to our public stockholders in the event of our liquidation. iStar Financial will not be entitled to receive liquidating distributions with respect to the private placement warrants. The purchase price paid for the initial units forms part of our working capital. These amounts are in addition to (1) fees and expenses for our dissolution which iStar Financial has agreed to pay if we do not have sufficient funds outside of the trust account to pay for such expenses, and (2) claims made against the trust account by creditors who have not executed waivers of claims.

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  iStar Financial, directly or through a wholly-owned subsidiary, will own approximately 11.35% of our common stock and approximately 15.11% of our warrants (assuming no exercise of the underwriters' over-allotment option) upon completion of this offering. In addition, iStar Financial has agreed to place limit orders of up to $25,000,000 of our common stock, which limit orders will require iStar Financial to purchase any of our shares of common stock offered for sale at or below a certain price after completion of this offering as described in this prospectus. In addition, iStar Financial will purchase co-investment units immediately prior to our initial business combination to the extent iStar Financial has not purchased the full $25,000,000 of our common stock pursuant to the limit orders described in this prospectus. iStar Financial's significant ownership interest may dissuade potential acquirers from seeking control of us after we consummate our initial business combination.

        We have entered into a business opportunity right of first offer agreement with iStar Financial with certain of our executive officers which provides that from the date of this prospectus until the earlier of the consummation of our initial business combination or our liquidation, we and iStar Financial will share business combination opportunities as follows:

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  We will have a right of first offer with respect to any business combination opportunity presented to iStar Financial, Jay Sugarman or Jay Nydick with alternative asset managers, other than managers whose majority of assets under management consist of real estate investments; and

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  iStar Financial will have a right of first offer with respect to any business combination opportunity to which we do not have a right of first offer.

        In accordance with the terms of this business opportunity right of first offer agreement, if we elect not to pursue a specific business opportunity as to which we have a right of first offer, then iStar

Financial will be free to pursue that opportunity. Similarly, if iStar Financial elects not to pursue a specific business opportunity as to which it has a right of first offer, then we will be free to pursue that opportunity. iStar Financial holds a non-controlling interest in Oak Hill Advisors, L.P., a manager of debt securities. Oak Hill Advisors, L.P. will not be subject to the business opportunity right of first offer agreement between us and iStar Financial. iStar Financial's right of first offer may limit the opportunities that are available to us to consummate our initial business combination.

        In addition, each of our independent directors owes pre-existing fiduciary duties to companies for which they currently serve as executive officers and directors. Robin Josephs is a director (and member of the compensation and audit committees) of iStar Financial and Plum Creek Timber Company Inc. (NYSE: PCL), a real estate investment trust that provides raw materials and conducts resource management activities for the paper and forest products industry; Jeffrey Lynford is the chairman of the board of directors of Reis, Inc. (NASDAQ: REIS), an internet-based business information firm specializing in real estate analytics; and Jeffrey Tarrant is managing member and chief executive officer of Protégé Partners, LLC, a private investment management firm that invests in a broadly diversified portfolio of smaller, specialized hedge fund managers. Our independent directors may join other boards in the future. To the extent that our independent directors identify business combination opportunities that may be suitable for entities to which they have fiduciary obligations other than us, or are presented with such opportunities in their capacities as fiduciaries to such entities, they shall honor their fiduciary obligations. Accordingly, except with respect to iStar Financial, which is subject to the business opportunity right of first offer agreement with us, our independent directors may not present business combination opportunities to us that come to their attention in the performance of their duties as directors of other entities unless the other companies have declined to accept such opportunities or clearly lack the resources to take advantage of such opportunities.

        The decision by us not to pursue any specific business opportunity with respect to which we have a right of first offer will be made by our board of directors, including, to the extent that our board of directors believes that iStar Financial may wish to pursue that opportunity, a majority of our disinterested independent directors. Further, all ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including iStar Financial, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties, and such transactions will require prior approval, in each instance, by a majority vote of our disinterested independent directors or the members of our board who do not have an interest in the transaction and who are not affiliated with iStar Financial.

        Our existing holders have waived their rights to participate in any liquidating distributions occurring upon our failure to consummate our initial business combination with respect to the shares of common stock, other than the shares underlying the private placement units, that they acquire prior to this offering. Our existing holders will participate in any liquidating distributions with respect to any shares of common stock acquired by them in connection with or following this offering. In addition, in connection with any vote required for the extended period or business combination, our existing holders, including our executive officers and directors and iStar Financial, have agreed to vote all of the shares of common stock held by them prior to the completion of this offering in the same manner that the majority of the shares of common stock are voted by our public stockholders. Our existing holders, including our executive officers and directors and iStar Financial, also have agreed that they will vote all shares of common stock they acquire in this offering or in the open market (including pursuant to any limit orders) in favor of the extended period or our initial business combination and that they will vote all such shares in favor of our amended and restated certificate of incorporation to provide for our perpetual existence. Accordingly, our existing holders will not have any conversion rights with respect to those shares acquired prior to, in or following completion of this offering. A stockholder is eligible to exercise its conversion rights only if it votes against the extended period or our initial business combination, as the case may be, is approved and in the case of the business combination, also consummated.

        Each of Jay Sugarman and iStar Acquisition Investor LLC, a wholly-owned subsidiary of iStar Financial, made us an interest-free loan of $100,000, representing an aggregate of $200,000 for the payment of offering expenses. The loan will be repaid without interest on the earlier of November 30, 2008 or the completion of this offering. We intend to repay the loan from the proceeds of this offering not being placed in trust.

        We will reimburse our executive officers and directors for any out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board of directors or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate our initial business combination.

        Other than the repayment of the $200,000 interest-free loan described above, the payment of $7,500 per month to iStar Acquisition Investor LLC, a wholly-owned subsidiary of iStar Financial, in connection with the office space and certain general and administrative services rendered to us and reimbursement for out-of-pocket expenses payable to our executive officers and directors, no compensation of any kind, including finder's and consulting fees, will be paid to any of our executive officers, directors, or existing holders or any of their respective affiliates prior to or in connection with our initial business combination.

        All ongoing and future transactions between us and any of our executive officers and directors or their respective affiliates, including loans by our executive officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our disinterested independent directors or the members of our board of directors who do not have an interest in the transaction and who are not affiliated with iStar Financial, in either case who had access, at our expense, to our attorneys or independent legal counsel.

License Agreement

        Prior to the completion of this offering, we will enter into a license agreement with iStar Financial pursuant to which iStar Financial will grant to us a non-exclusive, royalty free license to use the name "iStar." We will have the right to use the iStar name until the termination of the license agreement. The license agreement will terminate on the later of (x) our liquidation or (y) sixty days after the consummation of our initial business combination, unless extended by the mutual agreement of the parties. Other than with respect to this limited license, we will have no legal right to the "iStar" name.

DESCRIPTION OF SECURITIES

General

        We are authorized to issue up to 250,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after the completion of this offering, we will have 65,000,000 shares of common stock outstanding (assuming that the over-allotment has not been exercised and an aggregate of 1,875,000 units have been redeemed by the initial unitholders). The underwriting agreement prohibits us, prior to our initial business combination, from issuing additional units, additional common stock, preferred stock, additional warrants, or any options or other securities convertible or exchangeable into common stock or preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination.

Units

  Public Units

        Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. Each of the common stock and warrants will begin trading separately on the earlier to occur of the termination of the underwriters' option to purchase up to 7,500,000 additional units to cover over-allotments or the exercise by the underwriters of such option. In no event may the common stock and warrants be traded separately until we have filed with the SEC a current report on Form 8-K that includes an audited balance sheet reflecting our receipt of the net proceeds of this offering. We will file a current report on Form 8-K, including an audited balance sheet, promptly after completion of this offering, which is anticipated to take place three business days after the date of this prospectus. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the current report on Form 8-K, and if any portion of such over-allotment option is exercised after such time, we will file an additional current report on Form 8-K including an audited balance sheet reflecting our receipt of the net proceeds from such exercise of the over-allotment option. Following the date the common stock and the warrants are eligible to trade separately, the units will continue to be listed for trading and any stockholder may elect to trade the common stock and the warrants separately or as a unit. Even if the component parts of the units are broken apart and traded separately, the units will continue to be listed as a separate security and any stockholder of our common stock and warrants may elect to combine them and to trade them as a unit. Stockholders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed.

  Initial Units

        On November 8, 2007, we issued an aggregate of 14,375,000 units to iStar Acquisition Investor LLC, a wholly-owned subsidiary of iStar Financial, and Jay Sugarman for a purchase price of $25,000, or approximately $0.002 per unit. On December 19, 2007, Jay Sugarman transferred 1,415,938 of his initial units to Jay Nydick and iStar Acquisition Investor LLC transferred 1,536,510 of its initial units to a group of iStar Financial's senior executives who are not our executive officers, directors or employees, in each case, at the original cost of approximately $0.002 per unit. Jay Sugarman also transferred 23,271 of his units to iStar Acquisition Investor LLC. In January 2008, iStar Acquisition Investor LLC and Jay Sugarman transferred an aggregate of 215,625 initial units to our three independent directors at the original cost of approximately $0.002 per unit. Each director received 71,875 initial units. After giving effect to these transfers, Jay Sugarman and iStar Acquisition Investor LLC own an equal number of the initial units. We will be required to redeem up to 1,875,000 of the initial units at the original issue price to the extent the underwriters do not exercise their over-allotment option in full. The initial units will be identical to the units sold in this offering, except that:

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  our initial unitholders are subject to the transfer restrictions described below;

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  our initial unitholders have agreed to vote their initial shares in the same manner as a majority of the public stockholders in connection with the vote required to approve the extended period or business combination and, as a result, will not be able to exercise conversion rights with respect to their initial shares;

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  our initial unitholders have agreed to waive their rights to participate in any liquidation distribution with respect to their initial shares if we fail to consummate our initial business combination;

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  the initial warrants will not be exercisable unless and until the last sale price of our common stock equals or exceeds $13.75 per share for any 20 trading days within a 30 trading-day period beginning upon the consummation of our initial business combination;

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  the initial warrants will not be redeemable by us; provided that we may redeem a portion of our initial warrants to the extent the underwriters do not exercise their over-allotment option in full; and

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  except as described below, the initial warrants will be exercisable on a cashless basis so long as they are held by our initial unitholders or their permitted transferees.

        Our initial unitholders have agreed, subject to certain exceptions described below, not to sell or otherwise transfer any of their initial units or the component initial shares or initial warrants (including the common stock to be issued upon exercise of the initial warrants) until one year after the date of the completion of our initial business combination, unless, subsequent to our initial business combination, (i) the closing price of our common stock equals or exceeds $13.75 per share for any 20 trading days within any 30 trading-day period or (ii) we consummate a subsequent merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property (in which case a transfer would be permitted only to the extent necessary to participate in such exchange).

        Notwithstanding the foregoing, the initial unitholders and their permitted transferees are permitted to transfer their initial units or the component initial shares or initial warrants (including the common stock to be issued upon exercise of the initial warrants) to permitted transferees who agree in writing to be bound to the transfer restrictions, agree to vote their initial shares in the same manner that the majority of the shares of our common stock are voted by our public stockholders in connection with the extended period or business combination and waive any rights to participate in any liquidation distribution with respect to their initial shares. For so long as the initial units or the component initial shares or initial warrants (including the common stock to be issued upon exercise of the initial warrants) are subject to transfer restrictions, they will be held in an escrow account maintained by Continental Stock Transfer & Trust Company.

  Private Placement Units

        The units issued in the private placement to iStar Financial will be identical to the units sold in this offering.

  Co-Investment Units

        iStar Financial will purchase up to 25,000,000 units for $10.00 per unit immediately prior to the consummation of our initial business combination to the extent such funds are not used to purchase shares of our common stock by iStar Financial pursuant to the limit orders described in this prospectus. The co-investment units will be identical to the units sold in this offering, except that the co-investment common stock and co-investment warrants (including the common stock issuable upon exercise of the co-investment warrants), with certain limited exceptions, may not be transferred or sold for one year after the consummation of our initial business combination. Additionally, the warrants included in the co-investment units are (1) exercisable on a cashless basis so long as they are held by the original purchaser or its permitted transferees and (2) not subject to redemption by us. However, as the proceeds from the sale of the co-investment units will not be received by us until immediately prior to the consummation of our initial business combination, these proceeds will not be deposited into the trust account and will not be available for distribution to our stockholders in the event of a liquidating distribution.

Common Stock

        Our common stockholders are entitled to one vote for each share held of record on all matters to be voted on by common stockholders. In connection with any vote required for the extended period or business combination, as the case may be, our existing holders, including our executive officers and directors and iStar Financial, have agreed to vote all of the shares of common stock owned by them prior to the completion of this offering in the same manner that the majority of the shares of common stock are voted by our public stockholders. Our existing holders, including our executive officers and directors and iStar Financial, also have agreed that they will vote all shares of common stock they acquire in this offering or in the open market (including pursuant to any limit orders) in favor of the extended period or our initial business combination and that they will vote all such shares in favor of amending our amended and restated certificate of incorporation to provide for our perpetual existence. However, our existing holders, including our executive officers and directors and iStar Financial, will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

        We will proceed with the initial business combination only if (i) a majority of the shares of our common stock voted by the public stockholders are voted in favor of the business combination, (ii) public stockholders owning less than 35% of the shares of our common stock sold in this offering exercise their conversion rights in connection with the stockholder vote to approve the extended period or our initial business combination, as applicable, in the aggregate on a cumulative basis, and (iii) a majority of the outstanding shares of our common stock are voted in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence.

        Pursuant to our amended and restated certificate of incorporation, if we do not consummate our initial business combination within 24 months (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus) from the date of this prospectus our corporate existence will cease except for the purposes of winding up our affairs and liquidating. If we are forced to liquidate prior to our initial business combination, our public stockholders and iStar Financial (in respect of the component shares of the private placement units) are entitled to share ratably in the trust account, inclusive of any interest not previously released to us to fund working capital requirements and after any income taxes due on such interest, which income taxes, if any, shall be paid from the trust account, and any assets remaining available for distribution to them. If we do not consummate our initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed that: (i) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) the deferred underwriting discounts and commissions will be distributed on a pro rata basis among the public stockholders, together with any accrued interest thereon, after income taxes payable on such interest. Our existing holders have waived their right to participate in any liquidating distributions occurring upon our failure to consummate our initial business combination with respect to shares of common stock acquired by them prior to this offering, other than iStar Financial with respect to our shares of common stock included in the private placement units. However, our existing holders will participate in any liquidating distributions with respect to any other shares of common stock acquired by any of them in connection with or following this offering.

        Our stockholders have no conversion, preemptive, or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders, other than our existing holders, have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the extended period or business combination, as the case may be, and the extended period is approved and the initial business combination is approved and consummated. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

        Holders of the co-investment common stock, if and when issued, will be entitled to the same rights as our public stockholders. The co-investment common stock is not transferable or saleable, with limited exceptions, until one year after the consummation of our initial business combination.

Preferred Stock

        Our amended and restated certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock have been or are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of common stock. We may issue some or all of the preferred stock to consummate a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. However, the underwriting agreement prohibits us, prior to our initial business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination, without the prior written consent of Banc of America Securities LLC. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

  Public Warrants

        Each warrant entitles the registered holder to purchase one share of our common stock at a price of $7.00 per share, subject to adjustment as discussed below, at any time, unless we earlier redeem the warrants, commencing on the later of:

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  the consummation of the initial business combination; or

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  one year from the date of this prospectus.

        The warrants will expire five years from the date of this prospectus at 5:00 p.m., New York City time. We may call the warrants for redemption at any time after the warrants become exercisable:

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  in whole and not in part;

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  at a price of $0.01 per warrant;

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  upon a minimum of 30 days' prior written notice to each warrant holder; and

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  if, and only if, the last sale price of our common stock on the AMEX, or other national securities exchange on which our common stock may be traded, equals or exceeds $13.75 per share, subject to adjustment as discussed below, for any 20 trading days within a 30 trading-day period ending three business days before we send the notice of redemption to warrant holders, and a registration statement under the Securities Act relating to shares of common stock issuable upon exercise of the warrants is effective and expected to remain effective and a prospectus is available for use to and including the redemption date.

        We have established this last criterion to provide warrant holders with a premium to the initial warrant exercise price as well as a degree of liquidity to cushion the market reaction, if any, to our election to redeem the warrants. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder will then be entitled to exercise his warrants prior to the scheduled redemption date. There can be no assurance that the price of the common stock will exceed either the $13.75 per share trigger price or the warrant exercise price of $7.00 per share of common stock after we call the warrants for redemption. Our right to redeem the outstanding warrants includes the private placement warrants and the warrants included in any co-investment units purchased by iStar Financial pursuant to the co-investment if such warrants are not exercisable at that time.

        If we call the warrants for redemption, we will have the option to require all holders that wish to exercise warrants to do so on a "cashless basis," though the public stockholders are not eligible to do so at their own option. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the "fair market value" by (y) the fair market value. For this purpose, the "fair market value" shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

        The right to exercise the warrants will be forfeited unless they are exercised before the date specified in the notice of redemption. From and after the redemption date, the record holder of a warrant will have no further rights except to receive, upon surrender of the warrants, the redemption price.

        The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

        The number of shares of common stock issuable on exercise of the warrants, the exercise price and the trading price may be adjusted in certain circumstances, including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger, or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

        The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders. The initial warrants and the private placement warrants (1) may be exercised on a cashless basis so long as they are held by the original purchaser or its permitted transferees and (2) are not subject to redemption by us.

        No warrants will be exercisable unless at the time of exercise a registration statement relating to shares of common stock issuable upon exercise of the warrants is effective and a prospectus relating to shares of common stock issuable upon exercise of the warrants is available for use and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Holders of the warrants are not entitled to net cash settlement and the warrants may only be settled by delivery of shares of our common stock and not cash. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our reasonable efforts to maintain an effective registration statement and a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. We have no obligation to settle the warrants in the absence of an effective registration statement or a prospectus available for use. The warrants may never become exercisable if we never comply with these registration requirements. The warrants may be deprived of any value and the market for the warrants may be limited if an effective registration statement and the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside and we will not be required to cash settle any such warrant exercise. Warrants included in the units sold in this offering will not be exercisable on a cashless basis unless in connection with a call for redemption of the warrants, we require all holders who wish to exercise their warrants to exercise them on a cashless basis. The initial warrants and the private placement warrants will not be exercisable at any time unless a registration statement is effective and a prospectus is available for the related warrant holders.

        No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

  Initial Warrants and Private Placement Warrants

        The initial warrants will be identical to the warrants included in the units to be sold in this offering, except that:

  •
  the initial warrants may not be exercised unless and until the last sale price of our common stock on the AMEX, or other national securities exchange on which our common stock may be traded, equals or exceeds $13.75 per share for any 20 trading days within a 30 trading-day period beginning upon the consummation of our initial business combination;

  •
  the initial warrants (1) will be exercisable on a cashless basis so long as they are held by the initial unitholder or the initial unitholder's permitted transferee and (2) are not subject to redemption by us; provided that we may redeem a portion of our initial warrants to the extent the underwriters do not exercise their over-allotment option in full; and

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  the initial unitholders have agreed, subject to certain exceptions, not to sell or otherwise transfer any of their initial warrants (including the common stock to be issued upon exercise of the initial warrants) until one year after the date of the completion of our initial business combination.

        The warrants issued in the private placement will be identical to the warrants included in the units to be sold and issued in this offering, except that the private placement warrants (1) will be exercisable on a cashless basis so long as they are held by the initial purchaser or its permitted transferees and (2) are not subject to redemption by us.

        If a holder of the initial warrants or private placement warrants elects to exercise them on a cashless basis, that holder would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the "fair market value" by (y) the fair market value. The "fair market value" shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by the original purchaser and its permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate. We would not receive additional proceeds to the extent the warrants are exercised on a cashless basis. Warrants included in the units sold in this offering will not be exercisable on a cashless basis unless in connection with a call for redemption of the warrants, we require all holders who wish to exercise their warrants to exercise them on a cashless basis.

        Our existing holders have agreed, subject to certain exceptions, not to sell or otherwise transfer the initial warrants until one year after the date of the completion of the initial business combination and the private placement warrants until after consummation of our initial business combination. However, our existing holders will be permitted to transfer these warrants to their permitted transferees. Our existing holders and their permitted transferees may make transfers of these securities to charitable organizations and trusts for estate planning purposes, to our officers and directors, pursuant to a qualified domestic relations order and in the event of a merger, capital stock exchange, stock purchase, asset acquisition or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock or other securities for cash, securities, or other property subsequent to our consummation of our initial business combination (in which case a transfer would be permitted only to the extent necessary to participate in such exchange).

Dividends

        We have not paid any dividends on our common stock to date. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future. The payment of dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition. We do not intend to pay any dividends prior to the consummation of our initial business combination. The payment of any dividends subsequent to our initial business combination will be within the discretion of our then board of directors.

Our Transfer Agent and Warrant Agent

        The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Certain Anti-Takeover Provisions of Delaware Law and Our Amended and Restated Certificate of Incorporation and Bylaws

  Section 203 of the Delaware General Corporation Law

        Pursuant to our amended and restated certificate of incorporation, we have opted out of the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents certain Delaware corporations, under certain circumstances, from engaging in a "business combination" with:

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  a stockholder who owns 15% or more of our outstanding voting stock, otherwise known as an interested stockholder;

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  an affiliate of an interested stockholder; or

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  an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

        A "business combination" includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

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  our board of directors approves the transaction that made the stockholder an "interested stockholder," prior to the date of the transaction;

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  after the consummation of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

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  on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

  Staggered board of directors

        Our amended and restated certificate of incorporation, which will be in effect upon completion of this offering, will provide that our board of directors will be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

  Removal of Directors

        Under our amended and restated certificate of incorporation and by-laws, directors may only be removed for cause.

  Special meeting of stockholders

        Our by-laws provide that special meetings of our stockholders may be called by our chairman, chief executive officer or president.

  Advance notice requirements for stockholder proposals and director nominations

        Our by-laws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder's notice must be delivered to our principal executive offices not later than the close of business on the 90th day and not earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year's annual meeting of stockholders. For the first annual meeting of stockholders after the closing of this offering, a stockholder's notice shall be timely if delivered to our principal executive offices not later than the 90th day prior to the scheduled date of the annual meeting of stockholders or the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us. Our by-laws also specify certain requirements as to the form and content of a stockholders' meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Limitation on Liability and Indemnification of Directors and Officers

        Our amended and restated certificate of incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

        Our by-laws permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We will purchase a policy of directors' and officers' liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

        These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Shares Eligible For Future Sale

        Immediately after the completion of this offering, we will have 65,000,000 shares of common stock outstanding (assuming that the over-allotment has not been exercised and an aggregate of 1,875,000 initial shares included in the initial units have been redeemed by us) (or 74,375,000 shares if the underwriters' over-allotment option is exercised in full). Of these shares, the 50,000,000 shares sold in this offering (or 57,500,000 shares if the over-allotment option is exercised in full) will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 15,000,000 shares (or 16,875,000 shares if the underwriters' over-allotment option is exercised) are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. Notwithstanding this restriction, except in limited circumstances, the private placement warrants, including the common stock issuable upon exercise of those warrants, and the private placement units, including the common stock and warrants included in the private placement units and the common stock issuable upon exercise of those warrants, will not be transferable until after the consummation of our initial business combination and (ii) the initial units, including the common stock and warrants included in the initial units, issued to the initial unitholders will not be transferable until one year following the consummation of our initial business combination. For more information about these exceptions, see the section entitled "Principal Stockholders."

Rule 144

        In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

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  1% of the number of shares of common stock then outstanding, which will equal 500,000 shares immediately after this offering (or 575,000 shares if the underwriters exercise their over-allotment option in full); and

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  the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

        Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

        On November 15, 2007, the SEC adopted amendments to Rule 144 that shorten the holding period described above from one year to six months. In addition, these amendments provide that sales made after such holding period need not comply with the volume limitation, manner of sale or notice provisions described above; provided that the person making such sale is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, such sale. Such sales must comply with the public information provision of Rule 144 until our common stock has been held for one year. These amendments will be effective for any sales made under Rule 144 beginning February 15, 2008.

SEC Position on Rule 144 Sales

        The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after an initial business combination, would act as "underwriters" under the Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 would not be available for resale transactions despite technical compliance with the requirements of Rule 144, and such securities can be resold only through a registered offering. However, Rule 144 as in effect on and after February 15, 2008 giving effect to the amendment thereto is available to stockholders of blank check companies and their transferees one year after the consummation of a business combination by the blank check company and the blank check company's filing of information required by Form 10 with the SEC, provided that the blank check company has filed certain reports required by the Exchange Act in the last year on a timely basis. The prohibition on use of Rule 144 by blank check companies does not apply to blank check companies that are business combination related shell companies, as defined under Rule 405 of the Securities Act. However, we will not be considered a business combination related shell company and, as a result, Rule 144 will not be available to our existing stockholders until one year after we have completed our initial business combination and filed Form 10 information with the SEC, assuming we have filed certain reports required by the Exchange Act with the SEC for the past year on a timely basis.

Registration Rights

        Our existing holders will be entitled to make up to three demands that we register the 14,375,000 initial units (including the shares and warrants underlying the initial units), the 57,500,000 shares of common stock, the 10,000,000 private placement warrants and the shares for which they are exercisable, the 2,500,000 private placement units (including the component shares and warrants underlying the private placement units), any shares of common stock purchased pursuant to the limit orders and any co-investment units (including the co-investment common stock, co-investment warrants and the shares issuable upon exercise of the co-investment warrants) pursuant to the registration rights agreement. Our existing holders may elect to exercise its registration rights at any time beginning on the date three months prior to the expiration of the applicable transfer restrictions. The restricted transfer period for the initial units (including the shares and warrants underlying the initial units), any shares of common stock purchased pursuant to the limit orders and any co-investment units (including the co-investment common stock and co-investment warrants) expires on the date that is one year after the consummation of the initial business combination, and the restricted transfer period for the private placement warrants and the private placement units (including the component shares and warrants underlying the private placement units) expires on the consummation of our initial business combination. In addition, our existing holders have certain "piggy-back" registration rights with respect to the securities held by them on registration statements filed by us on or subsequent to the expiration of the applicable transfer restriction period and registration rights with respect to a registration statement on Form S-3. We will bear the expenses incurred in connection with the filing of any registration statement. Pursuant to the registration rights agreement, our existing holders will waive any claims to monetary damages for any failure by us to comply with the requirements of the registration rights agreement.

Listing

        We have applied to have our units listed on the AMEX under the symbol "ISB.U" and, once the common stock and warrants begin separate trading, to have our common stock and warrants listed on the AMEX under the symbols "ISB" and "ISB.WS," respectively.

        Based upon the proposed terms of this offering, after giving effect to this offering we expect to meet the minimum initial listing standards set forth in Sections 101 (b) and (c) of the American Stock Exchange Company Guide, which consist of the following:

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  stockholders equity of at least $4.0 million;

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  total market capitalization of at least $50.0 million;

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  aggregate market value of publicly held shares of at least $15.0 million;

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  minimum public distribution of at least 1,000,000 units with a minimum of 400 public holders; and

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  a minimum market price of $3.00 per unit.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a general discussion of material U.S. federal income tax consequences of the acquisition, ownership, and disposition of our units, common stock and warrants by holders who acquire units upon their initial issuance pursuant to this offering. This discussion assumes that holders will hold the securities issued pursuant to this offering as capital assets within the meaning of the Internal Revenue Code. This discussion does not address all aspects of U.S. federal taxation that may be relevant to a particular investor in light of the investor's specific investment or tax circumstances and does not address any U.S. federal estate or gift tax consequences or any state, local or foreign tax consequences of the acquisition, ownership or disposition of the securities issued pursuant to this offering. This summary is based upon current provisions of the Internal Revenue Code, applicable U.S. Treasury regulations, judicial authority and administrative rulings and practice, any of which may be altered with retroactive effect thereby changing the U.S. federal income tax consequences discussed below. There can be no assurance that the Internal Revenue Service, or the IRS, will not take a contrary view, and no ruling from the IRS has been or is expected to be sought.

        The U.S. federal income tax treatment of a holder may vary depending upon such holder's particular situation. Certain holders (including, but not limited to, banks, certain financial institutions, persons who have elected mark-to-market accounting, insurance companies, broker-dealers, expatriates and persons holding the units, common stock or warrants as part of a "straddle," "hedge" or "conversion transaction") may be subject to special rules not discussed below.

        THE FOLLOWING DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY HOLDER OR PROSPECTIVE HOLDER OF OUR UNITS, COMMON STOCK OR WARRANTS, AND NO OPINION OR REPRESENTATION WITH RESPECT TO THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO ANY SUCH HOLDER OR PROSPECTIVE HOLDER IS MADE. PROSPECTIVE PURCHASERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR CONSEQUENCES TO THEM UNDER U.S. FEDERAL, STATE AND LOCAL, AND APPLICABLE FOREIGN TAX LAWS OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR UNITS, COMMON STOCK AND WARRANTS.

        As used herein, the term "U.S. Holder" means a beneficial owner of units, common stock or warrants that is for U.S. federal income tax purposes:

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  an individual citizen or resident of the United States;

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  a corporation or other entity treated as a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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  an estate the income of which is subject to U.S. federal income tax regardless of its source;

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  a trust, if both: (1) a court within the United States is able to exercise primary supervision over the administration of the trust; and (2) one or more United States persons have the authority to control all substantial decisions of the trust; or

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  one of certain trusts in existence on August 20, 1996, and treated as a United States person prior to such date, that elects to continue to be treated as a United States person.

        As used herein, the term "Non-U.S. Holder" means a beneficial owner of units, common stock or warrants that is, for U.S. federal income tax purposes, a non-resident alien or a corporation, estate or trust that is not a U.S. Holder.

        The tax treatment of a partnership and each partner thereof will generally depend upon the status and activities of the partnership and such partner. A holder that is treated as a partnership for U.S. federal income tax purposes should consult its tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners of the purchase, ownership and disposition of our units, common stock and warrants.

General

        There is no authority addressing the U.S. federal income tax treatment of securities with terms substantially the same as the units, and, therefore, such treatment is not entirely clear. We intend to treat each unit for U.S. federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock. Pursuant to this treatment, each holder of a unit must allocate the purchase price paid by such holder for such unit between the share of common stock and the warrant based on their respective relative fair market values. In addition, pursuant to this treatment, a holder's initial tax basis in the common stock and the warrant included in each unit should equal the portion of the purchase price of the unit allocated thereto.

        Our view of the characterization of the units described above and a holder's purchase price allocation are not, however, binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, prospective investors are urged to consult their tax advisors regarding the U.S. federal tax consequences of an investment in a unit (including alternative characterizations of a unit) and with respect to any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussion is based on the assumption that the characterization of the units and the allocation described above are accepted for U.S. federal tax purposes.

Tax Consequences of an Investment in our Common Stock

  Dividends and Distributions

        If we pay cash distributions to holders of shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the holder's adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under "—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock" below.

        Any dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including but not limited to dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends received by a non-corporate U.S. Holder generally will be subject to tax at the maximum U.S. federal income tax rate applicable to long-term capital gains for taxable years beginning on or before December 31, 2010, after which the U.S. federal income tax rate applicable to dividends is scheduled to return to the tax rate generally applicable to ordinary income. There is substantial uncertainty, however, as to whether the conversion rights with respect to the common stock, described above under "Proposed Business—Consummating an Initial Business Combination—Conversion Rights," may prevent a U.S. Holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the capital gains tax rate, as the case may be.

        Dividends paid to a Non-U.S. Holder that are not effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States generally will be subject to withholding of U.S. federal income tax at the rate of 30% or such lower rate as may be specified by an applicable income tax treaty. A Non-U.S. Holder who wishes to claim the benefit of an applicable income tax treaty withholding rate and avoid backup withholding, as discussed below, for dividends will be required to (1) complete and deliver to us IRS Form W-8BEN (or other applicable form) and certify under penalties of perjury that such holder is not a U.S. person as defined under the Internal Revenue Code and is eligible for the benefits of the applicable income tax treaty, or (2) if our common stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable U.S. Treasury regulations. These forms must be periodically updated. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the manner of claiming the benefits of such treaty (including, without limitation, the need to obtain a U.S. taxpayer identification number).

        Dividends that are effectively connected with a Non-U.S. Holder's conduct of a trade or business in the United States and, if provided in an applicable income tax treaty, that are attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States, are subject to U.S. federal income tax on a net basis at generally applicable U.S. federal income tax rates and are not subject to the U.S. federal income withholding tax, provided that the Non-U.S. Holder establishes an exemption from such withholding by complying with certain certification and disclosure requirements. Any effectively connected dividends (or dividends attributable to a permanent establishment) received by a Non-U.S. Holder that is treated as a foreign corporation for U.S. federal income tax purposes may be subject to an additional "branch profits tax" at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty.

        A Non-U.S. Holder eligible for a reduced rate of U.S. federal income withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

  Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock

        In general, a U.S. Holder must treat any gain or loss recognized upon a sale, exchange or other taxable disposition of a share of our common stock (which would include a liquidation in the event we do not consummate a business combination within the required timeframe) as capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the U.S. Holder's holding period with respect to the common stock so disposed of exceeds one year. There is substantial uncertainty, however, as to whether the conversion rights with respect to the common stock, described above under "Proposed Business—Consummating an Initial Business Combination—Conversion Rights," may prevent a U.S. Holder from satisfying the applicable holding period requirement. In general, a U.S. Holder will recognize gain or loss in an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the common stock is held as part of a unit at the time of disposition of the unit, the portion of the amount realized on such disposition that is allocated to the common stock based upon the then fair market value of such common stock) and (ii) the U.S. Holder's adjusted tax basis in the share of common stock. A U.S. Holder's adjusted tax basis in the common stock generally will equal the U.S. Holder's acquisition cost (that is, as discussed above, the portion of the purchase price of a unit allocated to that common stock) less any prior return of capital. Long-term capital gain recognized by a non-corporate U.S. Holder generally will be subject to a maximum U.S. federal income tax rate of 15% for tax years beginning on or before December 31, 2010, after which the maximum long-term capital gains tax rate is scheduled to increase to 20%. The deduction of capital losses is subject to limitations, as is the deduction for losses upon a taxable disposition by a U.S. Holder of our common stock (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. Holder acquires, or has entered into a contract or option to acquire, substantially identical stock or securities.

        Any gain realized by a Non-U.S. Holder upon a sale, exchange or other taxable disposition of our common stock (whether or not held as part of a unit at the time of the sale, exchange, or other taxable disposition) generally will not be subject to U.S. federal income tax unless: (1) the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base of the Non-U.S. Holder), (2) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met, or (3) we are or have been a "U.S. real property holding corporation" for U.S. federal income tax purposes at any time during the shorter of the five year period ending on the date of disposition or the period that the Non-U.S. Holder held the common stock, and, in the case where the shares of our common stock are regularly traded on an established securities market, the Non-U.S. Holder owns or has owned, or is treated as owning, more than 5% of our common stock at any time during the shorter of the five year period ending on the date of disposition or the period that the Non-U.S. Holder held our common stock. Special rules may apply to the determination of the 5% threshold described in clause (3) of the preceding sentence in the case of a holder of a warrant (whether or not held as part of a unit). As a result, Non-U.S. Holders of warrants are urged to consult their tax advisors regarding the effect of holding the warrants on the calculation of such 5% threshold.

        Net gain realized by a Non-U.S. Holder described in clause (1) and (3) of the preceding paragraph will be subject to tax at generally applicable U.S. federal income tax rates. Any gains of a corporate Non-U.S. Holder described in clause (1) of the preceding paragraph may also be subject to an additional "branch profits tax" at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. Gain realized by an individual Non-U.S. Holder described in clause (2) of such paragraph (which may be offset by U.S. source capital losses) will be subject to a flat 30% tax, even though the individual is not considered a resident of the United States. The gross proceeds from transactions that generate gains described in clause (3) of the preceding paragraph may be subject to a 10% withholding tax, which may be claimed by the Non-U.S. Holder as a credit against the Non-U.S. Holder's U.S. federal income tax liability.

        We do not believe that we currently are a "U.S. real property holding corporation." We may, however, become a "U.S. real property holding corporation" for U.S. federal income tax purposes upon effecting a business combination. A corporation is a "U.S. real property holding corporation" if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business.

  Conversion of Common Stock

        In the event that a holder converts common stock into cash pursuant to the exercise of a conversion right, the transaction will be treated for U.S. federal income tax purposes as a redemption of the common stock. If the conversion qualifies as a sale of common stock by a holder under Section 302 of the Internal Revenue Code, the holder will be treated as described under "—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock" above. If the conversion does not qualify as a sale of common stock under the Internal Revenue Code, a holder will be treated as receiving a corporate distribution with the tax consequences described below. Whether the conversion qualifies for sale treatment will depend largely on the total number of shares of our common stock treated as held by the holder (including any common stock constructively owned by the holder as a result of, among other things, owning warrants). The conversion of common stock generally will be treated as a sale or exchange of the common stock (rather than as a corporate distribution) if the conversion (1) is "substantially disproportionate" with respect to the holder, (2) results in a "complete termination" of the holder's interest in us or (3) is "not essentially equivalent to a dividend" with respect to the holder. These tests are explained more fully below.

        In determining whether any of the foregoing tests are satisfied, a holder takes into account not only stock actually owned by the holder, but also shares of our stock that are constructively owned by such holder. A holder may constructively own stock owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any stock the holder has a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the holder immediately following the conversion of common stock must, among other requirements, be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the holder immediately before the conversion. There will be a complete termination of a holder's interest if either (1) all of the shares of our stock actually and constructively owned by the holder are converted or (2) all of the shares of our stock actually owned by the holder are converted and the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the holder does not constructively own any other stock. The conversion of the common stock will not be essentially equivalent to a dividend if a holder's conversion results in a "meaningful reduction" of the holder's proportionate interest in us. Whether the conversion will result in a meaningful reduction in a holder's proportionate interest will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a "meaningful reduction."

        If none of the foregoing tests are satisfied, then the conversion will be treated as a corporate distribution and the tax effects will be as described above under "—Dividends and Distributions." After the application of those rules, any remaining tax basis of the holder in the converted common stock will be added to the holder's adjusted tax basis in his remaining common stock or, if it has none, to the holder's adjusted tax basis in its warrants or possibly in common stock constructively owned by it.

        Persons who actually or constructively own 5% (or, if our stock is not then publicly traded, 1%) or more of our stock (by vote or value) may be subject to special reporting requirements with respect to a conversion of common stock.

Tax Consequences of an Investment in our Warrants

  Exercise of a Warrant

        Except as discussed below with respect to the cashless exercise of a warrant, upon the exercise of a warrant, a holder will not recognize gain or loss for U.S. federal income tax purposes. The holder will have a tax basis in our common stock received upon exercise equal to the holder's tax basis in the warrant (generally the portion of the holder's purchase price for a unit that is allocated to the warrant, as described above under "—General") plus the exercise price of the warrant (i.e., initially, $7.00 per share of our common stock). The holding period for our common stock received upon exercise of a warrant will begin on the day following the date of exercise and will not include the period during which the holder held the warrant.

        The U.S. federal income tax consequences of a cashless exercise of a warrant are not clear under current law. A cashless exercise may be tax-free, either because the exercise is not a gain recognition event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a holder's tax basis in our common stock received upon exercise would equal the holder's aggregate tax basis in the warrants surrendered. If the cashless exercise were not treated as a gain recognition event, the holder's holding period in our common stock received upon exercise would commence on the day following the date of exercise of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of our common stock received upon exercise would include the holding period of the warrant.

        It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized for U.S. federal income tax purposes. In such event, a holder could be deemed to have surrendered a number of warrants with a fair market value equal to the exercise price for the number of warrants deemed exercised. The holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered to pay the exercise price and the holder's tax basis in such warrants deemed surrendered. Provided that the warrants were held by such holder for more than a year at the time of such exercise, any such gain or loss would be long-term capital gain or loss. In this case, a holder's tax basis in our common stock received upon exercise would equal the sum of the fair market value of the warrants deemed surrendered to pay the exercise price and the holder's tax basis in the warrants deemed exercised. In such a case, a holder's holding period for our common stock would commence on the day following the date of exercise of the warrant. Moreover, if the cashless exercise of a warrant were treated as a taxable exchange for U.S. federal income tax purposes, the U.S. federal income tax treatment of a Non-U.S. Holder's gain recognized from the cashless exercise will generally correspond to the U.S. federal income tax treatment of a Non-U.S. Holder's gain recognized on a taxable disposition of our common stock, as described under "—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock" above.

        DUE TO THE ABSENCE OF AUTHORITY REGARDING THE U.S. FEDERAL INCOME TAX TREATMENT OF A CASHLESS EXERCISE OF WARRANTS, THERE CAN BE NO ASSURANCE WHICH, IF ANY, OF THE ALTERNATIVE TAX CONSEQUENCES WOULD BE ADOPTED BY THE IRS OR A COURT. ACCORDINGLY, HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF A CASHLESS EXERCISE OF WARRANTS.

  Sale, Exchange, Redemption or Expiration of a Warrant

        A U.S. Holder will be required to recognize taxable gain or loss upon a sale, exchange (other than by exercise) or redemption of a warrant in an amount equal to the difference between (i) the amount realized upon such disposition (or, if the warrant is held as part of a unit at the time of the disposition of the unit, the portion of the amount realized on the disposition of the unit that is allocated to the warrant based on the then fair market value of the warrant) and (ii) the U.S. Holder's tax basis in the warrant (that is, the portion of the U.S. Holder's purchase price for a unit that is allocated to the warrant, as described above under "—General"). Upon the expiration of a warrant (whether or not held as part of a unit at the time of such expiration), a U.S. Holder will recognize a loss in an amount equal to the U.S. Holder's tax basis in the warrant. Such gain or loss will generally be treated as capital gain or loss and will be treated as long-term capital gain or loss if the warrant was held by the U.S. Holder for more than one year at the time of such disposition or expiration. As noted above, the deductibility of capital losses is subject to certain limitations, as is the deduction for losses upon a taxable disposition by a U.S. Holder of a warrant (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. Holder acquires, or has entered into a contract or option to acquire, substantially identical stock or securities.

        The U.S. federal income tax treatment of a Non-U.S. Holder's gain recognized on a sale, exchange, redemption, or expiration of a warrant will generally correspond to the U.S. federal income tax treatment of a Non-U.S. Holder's gains recognized on a taxable disposition of our common stock, as described under "—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock" above.

Information Reporting and Backup Withholding

        Under U.S. Treasury regulations, we must report annually to the IRS and to each holder the amount of any distributions made to such holder on our common stock and the tax withheld with respect to such distributions regardless of whether withholding was required. In the case of a Non-U.S. Holder, copies of the information returns reporting such distributions and withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or agreement.

        The gross amount of dividends paid to a holder that fails to provide the appropriate certification in accordance with applicable U.S. Treasury regulations generally will be reduced by backup withholding at the applicable rate (currently 28%).

        A Non-U.S. Holder is required to certify its foreign status under penalties of perjury or otherwise establish an exemption in order to avoid information reporting and backup withholding on disposition proceeds where the transaction is effected by or through a U.S. office of a broker. Such information reporting and backup withholding generally will not apply to a payment of proceeds of a disposition of common stock where the transaction is effected outside the United States through a foreign office of a foreign broker. However, information reporting requirements, but not backup withholding, generally will apply to such a payment if the broker is (i) a U.S. person, (ii) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (iii) a controlled foreign corporation as defined in the Internal Revenue Code; or (iv) a foreign partnership with certain United States connections, unless the broker has documentary evidence in its records that the holder is a Non-U.S. Holder and certain conditions are met or the holder otherwise establishes an exemption.

        Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be refunded or credited against the holder's U.S. federal income tax liability, if any, provided that certain required information is furnished to the IRS in a timely manner.

        Holders should consult their tax advisors regarding application of backup withholding in their particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding under current U.S. Treasury regulations.

UNDERWRITING

        We intend to offer the units described in this prospectus through the underwriters. Banc of America Securities LLC is acting as sole manager of this offering and as representative of the underwriters. We have entered into a firm commitment underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has agreed to purchase, the number of units listed next to its name in the following table:

Underwriters	Number of Units
Banc of America Securities LLC
Barclays Capital Inc.
Bear, Stearns & Co. Inc.
J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
Wachovia Capital Markets, LLC

Total	50,000,000

        The underwriting agreement is subject to a number of terms and conditions and provides that the underwriters must buy all of the units if they buy any of them. The underwriters will sell the units to the public when and if the underwriters buy the units from us.

        The underwriters initially will offer the units to the public at the initial public offering price specified on the cover page of this prospectus. The underwriters may allow a concession of not more than $0.    per unit to selected dealers. The underwriters may also allow, and the dealers may re-allow, a concession of not more than $0.    per unit to some other dealers. If all the units that the underwriters have committed to purchase from us are not sold at the initial public offering price, the underwriters may change the public offering price and the concession and discount to broker/dealers. The units are offered subject to a number of conditions, including:

  •
  receipt and acceptance of the units by the underwriters; and

  •
  the underwriters' right to reject orders in whole or in part.

Option to Purchase Additional Units

        We have granted the underwriters an option to purchase up to 7,500,000 additional units at the same price per unit as they are paying for the units shown in the table above. These additional units would cover sales by the underwriters that exceed the total number of units shown in the table above. The underwriters may exercise this option at any time and from time to time, in whole or in part, within 30 days after the date of this prospectus. To the extent that the underwriters exercise this option, each underwriter will purchase additional units from us in approximately the same proportion as it purchased the units shown in the table above. We will pay the expenses associated with the exercise of this option.

Discounts and Commissions

        The following table shows the per unit and total underwriting discounts and commissions to be paid to the underwriters by us. The amounts are shown assuming no exercise and full exercise of the underwriters' option to purchase additional units.

	Paid by Us
Underwriting Discount
	No Exercise	Full Exercise
Per Unit(1)	$0.65	$0.65
Total(1)	$32,500,000	$37,375,000

(1)
The total underwriting discount as a percentage of the gross offering proceeds is equal to 6.5%. This amount excludes deferred underwriting discounts and commissions equal to 3.8% of the gross proceeds, or $19,000,000 ($21,850,000 if the underwriters' over-allotment option is exercised in full), or $0.38 per unit, which will be deposited in the trust account and which the underwriters have agreed to defer if and until the consummation of our initial business combination. These funds (less the amounts the underwriters have agreed to forego with respect to any shares public stockholders convert into cash pursuant to their conversion rights) will be released to the underwriters upon consummation of our initial business combination. If we do not consummate our initial business combination, the deferred underwriting discounts and commissions will not be paid to the underwriters and the full amount plus the retained interest thereon will be included in the amount available to our public stockholders upon our liquidation.

        We estimate that the expenses of this offering to be paid by us, not including the underwriting discounts and commissions, will be approximately $1,351,392.

Listing

        There is currently no market for our units, common stock or warrants. We anticipate that the units will be listed on the AMEX under the symbol "ISB.U" on or promptly after the date of this prospectus. Upon separate trading of the securities comprising the units, we anticipate that the common stock and the warrants will be listed on the AMEX under the symbols ISB and ISB.WS, respectively.

Stabilization

        In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of our units, including:

  •
  stabilizing transactions;

  •
  short sales;

  •
  syndicate covering transactions;

  •
  imposition of penalty bids; and

  •
  purchases to cover positions created by short sales.

        Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our units while this offering is in progress. Stabilizing transactions may include making short sales of our units, which involves the sale by the underwriters of a greater number of units than they are required to purchase in this offering, and purchasing units from us or on the open market to cover positions created by short sales. Short sales may be "covered" shorts, which are short positions in an amount not greater than the underwriters' option to purchase additional units referred to above, or may be "naked" shorts, which are short positions in excess of that amount. Syndicate covering transactions involve purchases of our common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

        The underwriters may close out any covered short position either by exercising their option to purchase additional units, in whole or in part, or by purchasing units in the open market. In making this determination, the underwriters will consider, among other things, the price of units available for purchase in the open market compared to the price at which the underwriters may purchase units through the over-allotment option.

        A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market that could adversely affect investors who purchased in this offering. To the extent that the underwriters create a naked short position, they will purchase units in the open market to cover the position.

        The representative also may impose a penalty bid on underwriters and dealers participating in the offering. This means that the representative may reclaim from any syndicate members or other dealers participating in the offering the underwriting discount or selling concession on units sold by them and purchased by the representative in stabilizing or short covering transactions.

        These activities may have the effect of raising or maintaining the market price of our units or preventing or retarding a decline in the market price of our units. As a result of these activities, the price of our units may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the AMEX, in the over-the-counter market or otherwise.

        Pursuant to Regulation M promulgated under the Exchange Act, the distribution of the units will end and this offering will be completed when all of the units, including any over-allotted units, have been distributed. Because the underwriters have agreed that they may only exercise the over-allotment option to cover any short position that they may have, exercise of the over-allotment option by the underwriters will not affect the completion of the distribution of the units.

Discretionary Accounts

        The underwriters have informed us that they do not expect to make sales to accounts over which they exercise discretionary authority in excess of 5% of the units.

IPO Pricing

        Prior to this offering, there has been no public market for our common stock. The initial public offering price was negotiated between us and the underwriters. Among the factors considered in these negotiations were:

  •
  the history of, and prospects for companies whose principal business is the acquisition of other businesses;

  •
  prior offerings of those companies;

  •
  our prospects for acquiring an operating business at attractive values;

  •
  our capital structure;

  •
  an assessment of our executive officers and their experience in identifying target businesses and structuring acquisitions;

  •
  general conditions of the securities markets at the time of this offering;

  •
  the likely competition for target businesses;

  •
  the likely number of potential targets; and

  •
  our executive officers' estimate of our operating expenses for the next 24 months.

Lock-up Agreement

        We have agreed that we may not directly or indirectly, other than in respect of any co-investment units, offer, sell, contract or grant any option to sell, pledge, transfer, hedge or otherwise dispose of any new units, shares of common stock, preferred stock or securities convertible into or exchangeable for shares of common stock, or publicly announce the intention to do any of the foregoing, in each case during the period from the date of this prospectus and ending on the consummation of our initial business combination, without the prior written consent of Banc of America Securities LLC.

        Our existing holders and each of our executive officers and directors have entered into a lock-up agreement with us and the underwriters. Under the terms of this agreement, subject to certain limited exceptions, our existing holders have agreed that they will not, without the prior written consent of Banc of America Securities LLC, directly or indirectly, offer, sell, contract or grant any option to sell, pledge, transfer, hedge or otherwise dispose of, or make any demand for, or exercise any right for the registration of (i) any initial units or component initial shares or initial warrants (including the shares of our common stock underlying the initial warrants), until one year after the consummation of our initial business combination, unless, subsequent to our initial business combination, the last sale price of our common stock equals or exceeds $13.75 per share for any 20 trading days within any 30 trading-day period, (ii) any shares of our common stock purchased prior to or in connection with this offering or in the open market (whether part of the units or not) until one year after we consummate our initial business combination, (iii) any of the co-investment units, co-investment common stock or co-investment warrants (including any common stock underlying the co-investment warrants) purchased by iStar Financial pursuant to the co-investment, until one year after we consummate our initial business combination, (iv) any warrants purchased in this offering or in the open market, until after the consummation of our initial business combination and (v) any of their private placement warrants or the shares underlying such private placement warrants, until after the consummation of our initial business combination. These exceptions include transfers to permitted transferees, charitable organizations and trusts for estate planning purposes, transfers to our executive officers and directors, transfers pursuant to a qualified domestic relations order, in the event of a merger, capital stock exchange, stock purchase, asset acquisition or other similar transaction which results in all or our stockholders having the right to exchange their shares of common stock or other securities for cash, securities or other property subsequent to our consummation of our initial business combination and, in the case of iStar Acquisition Investor LLC, to its members. However, if (a) during the last 17 days of the applicable lock-up period described in this paragraph, we, or a successor company, issue material news or a material event relating to us occurs or (b) before the expiration of the applicable lock-up period described in this paragraph, we announce that material news or a material event will occur during the 16-day period beginning on the last day of such applicable lock-up period, such applicable lock-up period will be extended for up to 18 days beginning on the date of the issuance of the material news or the occurrence of the material event.

Selling Restrictions

        Each underwriter intends to comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers securities or has in its possession or distributes this prospectus.

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State an offer of the securities to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive if they have been implemented in the Relevant Member State:

    (a)
    to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

    (b)
    to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

          (c)   in any other circumstances falling within Article 3 (2) of the Prospectus Directive,

provided that no such offer of securities shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of securities to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

        No prospectus (including any amendment, supplement or replacement thereto) has been prepared in connection with the offering of the securities that has been approved by the Autorité des marchés financiers or by the competent authority of another State that is a contracting party to the Agreement on the European Economic Area and notified to the Autorité des marchés financiers; no securities have been offered or sold and will be offered or sold, directly or indirectly, to the public in France except to permitted investors ("Permitted Investors") consisting of persons licensed to provide the investment service of portfolio management for the account of third parties, qualified investors (investisseurs qualifiés) acting for their own account and/or investors belonging to a limited circle of investors (cercle restreint d'investisseurs) acting for their own account, with "qualified investors" and "limited circle of investors" having the meaning ascribed to them in Articles L. 411-2, D. 411-1, D. 411-2, D. 411-4, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the French Code Monétaire et Financier and applicable regulations thereunder; none of this prospectus or any other materials related to this offering or information contained therein relating to the securities has been released, issued or distributed to the public in France except to Permitted Investors; and the direct or indirect resale to the public in France of any securities acquired by any Permitted Investors may be made only as provided by Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the French Code Monétaire et Financier and applicable regulations thereunder.

        In addition:

  •
  an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) has only been communicated or caused to be communicated and will only be communicated or caused to be communicated) in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

  •
  all applicable provisions of the FSMA have been complied with and will be complied with, with respect to anything done in relation to the securities in, from or otherwise involving the United Kingdom.

        This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

        The offering of the units has not been cleared by the Italian Securities Exchange Commission (Commissione Nazionale per le Società e la Borsa, the "CONSOB") pursuant to Italian securities legislation and, accordingly, the units may not and will not be offered, sold or delivered, nor may or will copies of the prospectus or any other documents relating to the units be distributed in Italy, except (i) to professional investors (operatori qualificati), as defined in Article 31, second paragraph, of CONSOB Regulation No. 11522 of July 1, 1998, as amended, (the "Regulation No. 11522"), or (ii) in other circumstances which are exempted from the rules on solicitation of investments pursuant to Article 100 of Legislative Decree No. 58 of February 24, 1998 (the "Financial Service Act") and Article 33, first paragraph, of CONSOB Regulation No. 11971 of May 14, 1999, as amended.

        Any offer, sale or delivery of the units or distribution of copies of the prospectus or any other document relating to the units in Italy may and will be effected in accordance with all Italian securities, tax, exchange control and other applicable laws and regulations, and, in particular, will be: (i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Financial Services Act, Legislative Decree No. 385 of September 1, 1993, as amended (the "Italian Banking Law"), Regulation No. 11522, and any other applicable laws and regulations; (ii) in compliance with Article 129 of the Italian Banking Law and the implementing guidelines of the Bank of Italy; and (iii) in compliance with any other applicable notification requirement or limitation which may be imposed by CONSOB or the Bank of Italy.

        Any investor purchasing the units in this offering is solely responsible for ensuring that any offer or resale of the units it purchased in this offering occurs in compliance with applicable laws and regulations.

        This prospectus and the information contained herein are intended only for the use of its recipient and, unless in circumstances which are exempted from the rules on solicitation of investments pursuant to Article 100 of the "Financial Service Act" and Article 33, first paragraph, of CONSOB Regulation No. 11971 of May 14, 1999, as amended, is not to be distributed, for any reason, to any third party resident or located in Italy. No person resident or located in Italy other than the original recipients of this document may rely on it or its content.

        Italy has only partially implemented the Prospectus Directive and the provisions regarding "European Economic Area" above shall apply with respect to Italy only to the extent that the relevant provisions of the Prospectus Directive have already been implemented in Italy.

        Insofar as the requirements above are based on laws which are superseded at any time pursuant to the implementation of the Prospectus Directive, such requirements shall be replaced by the applicable requirements under the Prospectus Directive.

Conflicts/Affiliates

        The underwriters and their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for certain of our affiliates for which services they have received, and may in the future receive, customary fees.

Indemnification

        We will indemnify the underwriters against some liabilities, including liabilities under the Securities Act and state securities legislation. If we are unable to provide this indemnification, we will contribute to payments the underwriters may be required to make in respect of those liabilities.

LEGAL MATTERS

        Clifford Chance US LLP will pass upon the validity of the securities offered in this prospectus for us. Certain legal matters with respect to this offering will be passed upon for the underwriters by Sidley Austin LLP.

EXPERTS

        The financial statements as of December 31, 2007 and for the period from September 13, 2007 (date of inception) through December 31, 2007 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

INDEX TO FINANCIAL STATEMENTS
iSTAR ACQUISITION CORP.
(a corporation in the development stage)

Report of Independent Registered Public Accounting Firm

To Stockholders of iStar Acquisition Corp.:

        In our opinion, the accompanying balance sheet and the related statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of iStar Acquisition Corp. (a development stage enterprise) (the "Company") at December 31, 2007 and the results of its operations and its cash flows for the period September 13, 2007 (inception) to December 31, 2007 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with the Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has not generated revenue to date and its business plan is dependant upon completion of adequate financing through a proposed initial public offering. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are discussed in Note C to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/  PRICEWATERHOUSECOOPERS LLP
New York, New York
February 4, 2008

iSTAR ACQUISITION CORP.

(a corporation in the development stage)

BALANCE SHEET
As of December 31, 2007

ASSETS
Current asset—cash	$114,149
Other assets—deferred offering costs	567,042

Total assets	$681,191

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accrued expenses	$11,500
Accrued offering costs	455,650
Notes payable, stockholders	200,000

Total current liabilities	667,150
Commitments	—
Stockholders' equity:
Preferred stock, $.0001 par value; 1,000,000 shares authorized; none issued	—
Common stock, $.0001 par value, authorized 250,000,000 shares; 14,375,000 shares issued and outstanding	1,438
Additional paid-in capital	23,562
Deficit accumulated during the development stage	(10,959)

Total stockholders' equity	14,041

Total liabilities and stockholders' equity	$681,191

See accompanying notes to financial statements

iSTAR ACQUISITION CORP.

(a corporation in the development stage)

STATEMENT OF OPERATIONS
For the Period from September 13, 2007 (inception)
to December 31, 2007

Interest income on cash	$541
Formation and operating costs	(11,500)

Net loss	$(10,959)

Weighted average number of common shares outstanding, basic and diluted	14,375,000
Net loss per common share, basic and diluted	$0.00

See accompanying notes to financial statements

iSTAR ACQUISITION CORP.

(a corporation in the development stage)

STATEMENT OF STOCKHOLDERS' EQUITY
For the Period from September 13, 2007 (inception)
to December 31, 2007

	Common Stock
			Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Total Stockholders' Equity
	Shares	Amount
Common shares issued	14,375,000	$1,438	$23,562	$—	$25,000
Net loss				(10,959)	(10,959)

Balances, at December 31, 2007	14,375,000	$1,438	$23,562	$(10,959)	$14,041

See accompanying notes to financial statements

iSTAR ACQUISITION CORP.

(a corporation in the development stage)

STATEMENT OF CASH FLOWS
For the Period from September 13, 2007 (inception)
to December 31, 2007

Cash flows from operating activities
Net loss	$(10,959)
Adjustment to reconcile net loss to net cash from operating activities:
Change in operating assets and liabilities:
Accrued expenses	11,500

Net cash from operating activities	541

Cash flows from financing activities
Proceeds from notes payable, stockholders	200,000
Proceeds from issuance of common stock	25,000
Payments for deferred offering costs	(111,392)

Net cash from financing activities	113,608

Net increase in cash	114,149
Cash, beginning of period	—
Cash, end of period	$114,149

Supplemental schedule of non-cash financing activities
Accrual of deferred offering costs	$455,650

See accompanying notes to financial statements

iStar Acquisition Corp.

(a corporation in the development stage)

Notes to Financial Statements

NOTE A—DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

        iStar Acquisition Corp. (the "Company") is a blank check company formed under the laws of the State of Delaware on September 13, 2007. The Company was formed to acquire an operating business through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination. The Company has neither engaged in any operations nor generated revenue to date. The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting By Development Stage Enterprises," and is subject to the risks associated with activities of development stage companies.

        At December 31, 2007, the Company had not commenced any operations. All activity through December 31, 2007 relates to the Company's formation and of the proposed public offering described below. The Company has selected December 31 as its fiscal year end.

        The Company's ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering ("Proposed Offering") which is discussed in Note C. The Company's management has broad discretion with respect to the specific application of the net proceeds of the Proposed Offering, although substantially all of the net proceeds are intended to be generally applied toward consummating a business combination with (or acquisition of) an operating business. As used herein, a "Business Combination" shall mean the acquisition of one or more businesses that at the time of acquisition has a fair market value of at least 80.0% of the Company's assets held in the trust account (defined below), excluding the deferred underwriting discounts and commissions from the Proposed Offering and taxes payable. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, the Company expects that approximately 99.0% of the gross proceeds, after payment of certain amounts to the underwriters, will be held in the trust account ("Trust Account") and invested in United States "government securities" within the meaning of Section 2(a)(16) of the 1940 Act with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, until the earlier of (i) the consummation of the Company's initial Business Combination or (ii) the distribution of the Trust Account as described below. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that 35% or more of the outstanding stock (excluding, for this purpose, those shares of common stock issued prior to the Proposed Offering) vote against the extension of the time period within which the Company must consummate the Business Combination or the Business Combination, as the case may be, and exercise their conversion rights on a cumulative basis as described below, the Business Combination will not be consummated. However, voting against the extension of the time period within which the Company must consummate the Business Combination or the Business Combination alone will not result in an election to exercise a stockholder's conversion rights. A stockholder must also affirmatively exercise such conversion rights at or prior to the time the proposed extension or Business Combination is voted upon by the stockholders. All of the Company's stockholders prior to the Proposed Offering (the "Existing Stockholders") and all of the directors of the Company will agree to vote all of the shares of common stock held by them in accordance with the vote of the majority in interest of all other stockholders of the Company.

        If the proposed extension or Business Combination is approved and, in the case of the Business Combination, completed, public stockholders voting against the proposed extension or Business Combination will be entitled to convert their stock into a pro rata share of the total amount on deposit in the Trust Account, including the deferred underwriting discounts and commissions, and any interest earned on their portion of the trust account, net of up to $6,000,000 of the after tax interest earned on the Trust Account which may be released to the Company to cover a portion of the Company's operating expenses. Public stockholders who convert their stock into their share of the Trust Account will continue to have the right to exercise any warrants they may hold.

        In the event that the Company does not consummate a Business Combination within 24 months (or up to 30 months if extended pursuant to a stockholder vote) from the date of the consummation of the Proposed Offering, the proceeds held in the Trust Account will be distributed to the Company's public stockholders and iStar Financial Inc. (in regard to the component shares in the private placement units). In the event of such distribution, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per unit in the Proposed Offering (assuming no value is attributed to the warrants contained in the units to be offered in the Proposed Offering discussed in Note C).

NOTE B—BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development stage company:

        The Company complies with the reporting requirements of SFAS No. 7, "Accounting and Reporting by Development Stage Enterprises."

Cash and cash equivalents:

        Cash and cash equivalents include cash held in banks or invested in money market funds with original maturity terms of less than 90 days.

Common Stock:

        On November 8, 2007 the Company issued 14,375,000 units, each unit consisting of one share of the Company's common stock and one common stock purchase warrant, to iStar Acquisition Investor LLC, a wholly-owned subsidiary of iStar Financial Inc. (7,187,500 units), and to Jay S. Sugarman, the Company's chairman and the chairman and chief executive officer of iStar Financial Inc. (7,187,500 units), for $25,000 in cash, at an average purchase price of approximately $0.002 per unit. If the over-allotment option is not exercised in full, the Company will redeem the number of units necessary to cause iStar Acquisition Investor LLC and Jay S. Sugarman to maintain a 20% ownership of the common shares after the Proposed Offering (excluding the shares of common stock underlying the units purchased in the private placement prior to the Proposed Offering). The Company will redeem 1,875,000 units to the extent that the underwriters' over-allotment is not exercised. See Note C for terms of warrants.

        On December 19, 2007, Jay Sugarman transferred 1,415,938 of his initial units to Jay Nydick, the Company's chief executive officer and president and the president of iStar Financial Inc., and iStar

Acquisition Investor LLC transferred 1,536,510 of its initial units to a group of iStar Financial's senior executives who are not our executive officers, directors or employees, in each case, at the original cost of approximately $0.002 per unit. Jay Sugarman also transferred 23,271 of his units to iStar Acquisition Investor LLC. In January 2008, iStar Acquisition Investor LLC and Jay Sugarman transferred 70,797 and 144,828 of initial units, respectively to Robin Josephs, Jeffrey Lynford and Jeffrey Tarrant, the Company's independent directors, at the original cost of approximately $0.002 per unit. Each director received 71,875 initial units.

Net loss per common share:

        Loss per common share is based on the weighted average number of common shares outstanding. The Company complies with SFAS No. 128, "Earnings Per Share," which requires dual presentation of basic and diluted earnings per share on the face of the statements of operations, which the Company has adopted. Basic income per share excludes dilution and is computed by dividing income available to common stockholders by the weighted-average common shares outstanding for the period. Diluted income per share reflects the potential dilution that could occur if convertible debentures, options and warrants were to be exercised or converted or otherwise resulted in the issuance of common stock that then shared in the earnings of the entity. The effects of the warrants would be anti-dilutive.

Concentration of credit risk:

        Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, exceeds the Federal depository insurance coverage of $100,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Use of estimates:

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Deferred offering costs:

        The Company complies with the requirements of the SEC Staff Accounting Bulletin (SAB) Topic 5A "Expenses of Offering." Deferred offering costs consist principally of legal costs of $350,000, and other direct costs of $217,000 incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the completion of the Proposed Offering or charged to expense if the Proposed Offering is not completed.

Income taxes:

        The Company complies with SFAS 109, "Accounting for Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Recently issued accounting pronouncements:

        The Company does not believe that any recently issued, but not yet effective, accounting pronouncements if currently adopted would have a material effect on the accompanying financial statements.

NOTE C—PROPOSED OFFERING

        The Proposed Offering calls for the Company to offer for public sale up to 50,000,000 units. Each unit consists of one share of the Company's common stock, $0.0001 par value, and one redeemable common stock purchase warrant. The expected public offering price will be $10.00 per unit. Each warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.00 commencing on the later of (a) one year from the date of the Proposed Offering or (b) the completion of a Business Combination with a target business, and will expire on the fifth anniversary of the Proposed Offering or earlier upon the redemption of the units by the Company or the Company's liquidation. The warrants will be redeemable at a price of $0.01 per warrant upon 30 days prior notice after the warrants become exercisable, only if the last sale price of the Company's common stock on the American Stock Exchange, or other national securities exchange on which the Company's common stock may be traded, equals or exceeds $13.75 per share for any 20 trading days within a 30 trading-day period ending three business days before the Company sends the notice of redemption; provided that a registration statement under the Securities Act of 1933 relating to the shares of common stock issuable upon exercise of the warrants is effective and expected to remain effective from the date on which the Company sends a redemption notice to and including the redemption date and a current prospectus relating to the shares of common stock issuable upon exercise of the warrants is available and remains available for use from the date on which the Company sends a redemption notice to and including the redemption date.

        In accordance with the warrant agreement relating to the warrants to be sold and issued in the Proposed Offering, the Company is only required to use its reasonable efforts to maintain the effectiveness of the registration statement covering the warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration statement is not effective at the time of exercise, the holder of such warrant shall not be entitled to exercise such warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the warrants may expire unexercised and unredeemed.

        The Company is committed to pay an underwriting discount of 2.70% of the public unit offering price to the underwriters at the closing of the Proposed Offering, with an additional 3.80% fee of the gross offering proceeds payable upon the Company's consummation of a Business Combination.

NOTE D—RELATED PARTY TRANSACTIONS

        The Company issued a $100,000 unsecured promissory note to iStar Acquisition Investor LLC and a $100,000 unsecured promissory note to Jay S. Sugarman on November 8, 2007. The notes are non-interest bearing and are payable on the earlier of the consummation of the Proposed Offering by the Company or November 30, 2008.

NOTE E—COMMITMENTS

        The Company has agreed to pay iStar Acquistion Investor LLC, a wholly-owned subsidiary of iStar Financial, a monthly fee of $7,500 for general and administrative services, including office space, utilities and secretarial support. Services will commence upon the completion of the Proposed Offering and will terminate upon the earlier of (i) the completion of the Business Combination, or (ii) the Company's liquidation.

        iStar Financial Inc. and certain of the Company's officers and directors have agreed to acquire warrants to purchase 10,000,000 shares of common stock from the Company at a price of $1.00 per warrant for a total of $10,000,000 in a private placement prior to the completion of the Proposed Offering. iStar Financial Inc. and certain of the Company's officers and directors have further agreed that they will not sell or transfer these warrants until after the Company consummates its initial Business Combination.

        iStar Financial Inc. has agreed to purchase from the Company an aggregate of 2,500,000 of the Company's units at a price of $10.00 per unit for an aggregate purchase price of $25,000,000 in a private placement that will occur immediately prior to the completion of the Proposed Offering. Each unit will consist of one share of common stock and one warrant.

        Prior to the completion of the Proposed Offering, iStar Financial will enter into an agreement with Banc of America Securities LLC in accordance with Rule 10b5-1 under the Exchange Act, pursuant to which it will place limit orders of up to $25,000,000 of the Company's common stock commencing two business days after the Company files a preliminary proxy statement relating to its initial Business Combination and ending on the business day immediately preceding the record date for the meeting of stockholders at which such initial Business Combination is to be approved, or earlier in certain circumstances. The limit orders will require iStar Financial to purchase any of the Company's shares of common stock offered for sale at or below a price equal to the per-share value of the Trust Account as reported in the Company's preliminary proxy statement or the Company's most recent annual report on Form 10-K or quarterly report on Form 10-Q, as applicable. Any portion of the $25,000,000 not used for open market purchases of the Company's common stock will be applied to the purchase of the Company's units by iStar Financial, at a price of $10.00 per unit, immediately prior to the Company's consummation of its initial Business Combination. Each unit will consist of one share of common stock and one warrant.

NOTE F—PREFERRED STOCK

        The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the board of directors.

$500,000,000

iStar Acquisition Corp.

50,000,000 Units

PROSPECTUS
            , 2008

Banc of America Securities LLC
Barclays Capital
Bear, Stearns & Co. Inc.
JPMorgan
Morgan Stanley
Wachovia Securities

        Until            , 2008 (25 days after the date of this prospectus) federal securities law may require all dealers selling our securities, whether or not participating in this offering, to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

        No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

        The estimated expenses payable by us in connection with the offering described in this registration statement (other than underwriting discounts and commissions) will be as follows:

Initial trustee's fee	$17,100	(1)
SEC registration Fee	30,892
FINRA filing fee	75,500
AMEX filing and listing fee	70,000
Accounting fees and expenses	150,000
Printing and engraving expenses	325,000
Directors and officers liability insurance premiums	100,000	(2)
Legal fees and expenses	600,000
Miscellaneous	100,000	(3)

Total	$1,468,492

(1)
Includes the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, as well as an annual fee of $9,600 that is charged by Continental Stock Transfer & Trust Company for acting as transfer agent of the registrant's common stock, as warrant agent for the registrant's warrants and as escrow agent for the registrant's initial units and private placement securities.

(2)
This amount represents the approximate amount of director and officer liability insurance premiums the registrant anticipates paying over two years following the consummation of its initial public offering and until it consummates a business combination.

(3)
This amount represents additional expenses that may be incurred by the registrant in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14.    Indemnification of Directors and Officers.

        Our amended and restated certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

        Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

        "Section 145. Indemnification of officers, directors, employees and agents; insurance.

        A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

        A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

        Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

        The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

        A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

        For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

        For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

        The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        Paragraph A of Article Tenth of our amended and restated certificate of incorporation provides:

        "The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby."

        Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters and the underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.    Recent Sales of Unregistered Securities.

        Since our inception on September 13, 2007, we sold an aggregate of 14,375,000 initial units in a private placement without registration under the Securities Act:

Stockholders	Number of Units
iStar Acquisition Investor LLC	7,187,500
Jay Sugarman	7,187,500

        Such initial units were issued on November 8, 2007 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act. The initial units issued to the entity or person above were sold for an aggregate offering price of $25,000 at a purchase price of approximately $0.002 per unit. Of these units, 1,875,000 will be redeemed to the extent the underwriters do not exercise their over-allotment option. On December 19, 2007, Jay Sugarman transferred 1,415,938 of his initial units to Jay Nydick and iStar Acquisition Investor LLC transferred 1,536,510 of its initial units to a group of iStar Financial's senior executives who are not our executive officers, directors or employees, in each case, at the original cost of approximately $0.002 per unit. Jay Sugarman also transferred 23,271 of his units to iStar Acquisition Investor LLC. In January 2008, iStar Acquisition Investor LLC and Jay Sugarman transferred an aggregate of 215,625 initial units to our three independent directors at the original cost of approximately $0.002 per unit. Each director received 71,875 initial units. After giving effect to these transfers, Jay Sugarman and iStar Acquisition Investor LLC own an equal number of the initial units.

        On December 19, 2007, iStar Financial Inc., Jay Sugarman and Jay Nydick committed to purchase from us 10,000,000 private placement warrants at $1.00 per warrant (for an aggregate purchase price of $10,000,000). On January 23, 2008, iStar Financial Inc. committed to purchase from us 2,500,000 private placement units at $10.00 per unit (for an aggregate purchase price of $25,000,000). These purchases will take place on a private placement basis immediately prior to the consummation of our initial public offering. These issuances will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act. The obligation to purchase the private placement warrants undertaken by iStar Financial Inc. and certain of our officers and directors was made pursuant to a private placement warrant subscription agreement (the form of which was filed as Exhibit 10.6 to Amendment No. 1 to the Registration Statement on Form S-1) and the obligation to purchase the private placement units undertaken by iStar Financial Inc. was made pursuant to a private placement unit purchase agreement (the form of which was filed as Exhibit 10.7 to Amendment No. 1 to the Registration Statement on Form S-1).

        No underwriting discounts or commissions were paid with respect to such sales.

Item 16.    Exhibits and Financial Statement Schedules.

  (a)
  The following exhibits are filed as part of this Registration Statement:

EXHIBIT NO.	DESCRIPTION
1.1	Form of Underwriting Agreement.
3.1	Form of Amended and Restated Certificate of Incorporation.
3.2	Form of Amended and Restated By-Laws.

4.1	Specimen Unit Certificate.
4.2	Specimen Common Stock Certificate.†
4.3	Specimen Warrant Certificate—Initial Warrants.
4.3.1	Specimen Warrant Certificate—Public Warrants.
4.3.2	Specimen Warrant Certificate—Private and Co-Investment Warrants.
5.1	Opinion of Clifford Chance US LLP.†
10.1	Form of Warrant Agreement between the Registrant and Continental Stock Transfer & Trust Company.
10.2	Form of Investment Management Trust Agreement between the Registrant and Continental Stock Transfer & Trust Company.
10.3	Form of Securities Escrow Agreement by and among the Registrant, Continental Stock Transfer & Trust Company and certain investors.
10.4	Initial Unit Subscription Agreement between the Registrant and iStar Acquisition Investor LLC.
10.5	Initial Unit Subscription Agreement between the Registrant and Jay Sugarman.
10.6	Private Placement Warrant Subscription Agreement between the Registrant and iStar Financial Inc.
10.6.1	Private Placement Warrant Subscription Agreement between the Registrant and Jay Sugarman.
10.6.2	Private Placement Warrant Subscription Agreement between the Registrant and Jay Nydick.
10.7	Private Placement Unit Purchase Agreement between the Registrant and iStar Financial Inc.
10.8	Form of Co-Investment Unit Subscription Agreement between the Registrant and iStar Financial Inc.
10.9	Form of Letter Agreement by and among the Registrant, Banc of America Securities LLC and each of the existing holders.
10.10	Promissory Note issued to iStar Acquisition Investor LLC.†
10.11	Promissory Note issued to Jay Sugarman.†
10.12	Form of Registration Rights Agreement between the Registrant and each of the existing holders.
10.13	Form of Business Opportunity Right of First Offer Agreement by and among the Registrant, iStar Financial Inc., Jay Sugarman and Jay Nydick.
10.14	Form of License Agreement between the Registrant and iStar Financial Inc.†
10.15	Form of Letter Agreement between the Registrant and iStar Acquisition Investor LLC regarding office space and administrative services.†
10.16	Form of Letter Agreement by and among the Registrant, iStar Financial Inc. and Banc of America Securities LLC regarding open market share purchases.

14	Form of Code of Conduct and Ethics.†
23.1	Consent of Clifford Chance US LLP (included in Exhibit 5.1).†
23.2	Consent of PricewaterhouseCoopers LLP.
23.3	Power of Attorney of Robin Josephs.†
23.4	Power of Attorney of Jeffrey Lynford.†
23.5	Power of Attorney of Jeffrey Tarrant.†
24.1	Power of Attorney (included on the signature page of this registration statement).†
99.1	Form of Audit Committee Charter.†
99.2	Form of Governance and Nominating Committee Charter.†
99.3	Form of Compensation Committee Charter.†

*
To be filed by amendment.

†
Previously filed.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, the undersigned registrant understands that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        The undersigned hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes that:

          For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, NY, on the 11th day of February, 2008.

ISTAR ACQUISITION CORP.
By:	/s/ JAY NYDICK Name: Jay Nydick Title: Chief Executive Officer and President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Position	Date
* Jay Sugarman	Chairman of the Board	February 11, 2008
/s/ JAY NYDICK Jay Nydick	Chief Executive Officer, President, Secretary and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	February 11, 2008
* Robin Josephs	Director	February 11, 2008
* Jeffrey Lynford	Director	February 11, 2008
* Jeffrey Tarrant	Director	February 11, 2008
*By:	/s/ JAY NYDICK Attorney-in-Fact

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
1.1	Form of Underwriting Agreement.
3.1	Form of Amended and Restated Certificate of Incorporation.
3.2	Form of Amended and Restated By-Laws.
4.1	Specimen Unit Certificate.
4.2	Specimen Common Stock Certificate.†
4.3	Specimen Warrant Certificate — Initial Warrants.
4.3.1	Specimen Warrant Certificate — Public Warrants.
4.3.2	Specimen Warrant Certificate — Private and Co-Investment Warrants.
5.1	Opinion of Clifford Chance US LLP.†
10.1	Form of Warrant Agreement between the Registrant and Continental Stock Transfer & Trust Company.
10.2	Form of Investment Management Trust Agreement between the Registrant and Continental Stock Transfer & Trust Company.
10.3	Form of Securities Escrow Agreement by and among the Registrant, Continental Stock Transfer & Trust Company and certain investors.
10.4	Initial Unit Subscription Agreement between the Registrant and iStar Acquisition Investor LLC.
10.5	Initial Unit Subscription Agreement between the Registrant and Jay Sugarman.
10.6	Private Placement Warrant Subscription Agreement between the Registrant and iStar Financial Inc.
10.6.1	Private Placement Warrant Subscription Agreement between the Registrant and Jay Sugarman.
10.6.2	Private Placement Warrant Subscription Agreement between the Registrant and Jay Nydick.
10.7	Private Placement Unit Purchase Agreement between the Registrant and iStar Financial Inc.
10.8	Form of Co-Investment Unit Subscription Agreement between the Registrant and iStar Financial Inc.
10.9	Form of Letter Agreement by and among the Registrant, Banc of America Securities LLC and each of the existing holders.
10.10	Promissory Note issued to iStar Acquisition Investor LLC.†
10.11	Promissory Note issued to Jay Sugarman.†
10.12	Form of Registration Rights Agreement between the Registrant and each of the existing holders.
10.13	Form of Business Opportunity Right of First Offer Agreement by and among the Registrant, iStar Financial Inc., Jay Sugarman and Jay Nydick.
10.14	Form of License Agreement between the Registrant and iStar Financial Inc.†
10.15	Form of Letter Agreement between the Registrant and iStar Acquisition Investor LLC regarding office space and administrative services.†
10.16	Form of Letter Agreement by and among the Registrant, iStar Financial Inc. and Banc of America Securities LLC regarding open market share purchases.
14	Form of Code of Conduct and Ethics.†
23.1	Consent of Clifford Chance US LLP (included in Exhibit 5.1).†
23.2	Consent of PricewaterhouseCoopers LLP.
23.3	Power of Attorney of Robin Josephs.†
23.4	Power of Attorney of Jeffrey Lynford.†
23.5	Power of Attorney of Jeffrey Tarrant.†
24.1	Power of Attorney (included on the signature page of this registration statement).†
99.1	Form of Audit Committee Charter.†
99.2	Form of Governance and Nominating Committee Charter.†
99.3	Form of Compensation Committee Charter.†

†
Previously filed.

QuickLinks

TABLE OF CONTENTS
PROSPECTUS SUMMARY
Overview
Business Strategy
Management
Conflicts; Right of First Offer
Effecting a Business Combination
THE OFFERING
Risks
SUMMARY FINANCIAL DATA
RISK FACTORS
Risks Relating to the Company and the Offering
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
DIVIDEND POLICY
DILUTION
CAPITALIZATION
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
PROPOSED BUSINESS
MANAGEMENT
PRINCIPAL STOCKHOLDERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
DESCRIPTION OF SECURITIES
U.S. FEDERAL INCOME TAX CONSIDERATIONS
UNDERWRITING
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND ADDITIONAL INFORMATION
INDEX TO FINANCIAL STATEMENTS iSTAR ACQUISITION CORP. (a corporation in the development stage)
Report of Independent Registered Public Accounting Firm
iSTAR ACQUISITION CORP. (a corporation in the development stage)
BALANCE SHEET As of December 31, 2007
iSTAR ACQUISITION CORP. (a corporation in the development stage)
STATEMENT OF OPERATIONS For the Period from September 13, 2007 (inception) to December 31, 2007
iSTAR ACQUISITION CORP. (a corporation in the development stage)
STATEMENT OF STOCKHOLDERS' EQUITY For the Period from September 13, 2007 (inception) to December 31, 2007
iSTAR ACQUISITION CORP. (a corporation in the development stage)
STATEMENT OF CASH FLOWS For the Period from September 13, 2007 (inception) to December 31, 2007
iStar Acquisition Corp. (a corporation in the development stage) Notes to Financial Statements
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 13. Other Expenses of Issuance and Distribution.
  Item 14. Indemnification of Directors and Officers.
  Item 15. Recent Sales of Unregistered Securities.
  Item 16. Exhibits and Financial Statement Schedules.
  Item 17. Undertakings.
SIGNATURES
EXHIBIT INDEX